UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☑	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

SonicWALL, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	No fee required.
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(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☑	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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June 22, 2010

Dear Shareholders:

We cordially invite you to attend a Special Meeting of the Shareholders of SonicWALL, Inc., a California corporation, to be held on July 23, 2010 at 7:00 a.m. local time at our offices located at 2001 Logic Drive, San Jose, California 95124.

On June 2, 2010, SonicWALL entered into an Agreement and Plan of Merger, which we refer to as the Merger Agreement, providing for the acquisition of the Company by PSM Holdings 2, Inc., an entity that was formed in anticipation of the acquisition by an investment fund affiliated with Thoma Bravo, LLC. At the special meeting, you will be asked to consider and vote upon a proposal to approve the principal terms of the Merger Agreement, the merger contemplated by the Merger Agreement and the Agreement of Merger to be filed with the California Secretary of State to complete the merger and to consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate.

If the merger contemplated by the Merger Agreement is completed, you will be entitled to receive $11.50 in cash, without interest, less any applicable withholding taxes, for each share of our common stock owned by you (unless you have properly exercised your dissenting shareholder rights with respect to such shares), which represents a premium of approximately 28% to the closing price of the Company’s common stock on June 2, 2010, the last trading day prior to the public announcement of the execution of the Merger Agreement.

After careful consideration, the board of directors of the Company has unanimously (i) approved the Merger Agreement, the merger and the Agreement of Merger, and the other transactions contemplated by the Merger Agreement, and (ii) determined that the merger and the other transactions contemplated by the Merger Agreement, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and its shareholders. The Company’s board of directors made its determination after consultation with its independent legal and financial advisors and consideration of a number of factors. The board of directors of the Company recommends that you vote “FOR” the proposal to approve the principal terms of the Merger Agreement, the merger contemplated by the Merger Agreement and the Agreement of Merger to be filed with the California Secretary of State to complete the merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate.

Approval of the principal terms of the Merger Agreement, the merger contemplated by the Merger Agreement and the Agreement of Merger to be filed with the California Secretary of State to complete the merger requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon. We cannot consummate the merger without such approval.

Your vote is very important, regardless of the number of shares of common stock of the Company you own. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote will have the same effect as a vote against the principal terms of the Merger Agreement, the merger contemplated by the Merger Agreement and the Agreement of Merger to be filed with the California Secretary of State to complete the merger.

If your shares of common stock of the Company are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of common stock of the Company without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of common stock of the Company, following the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of common stock of the Company “FOR” the principal terms of the Merger Agreement, the merger contemplated by the Merger Agreement and the Agreement of Merger to be filed with the California Secretary of State to complete the merger will have the same effect as voting AGAINST the proposal.

Each shareholder of the Company who does not vote in favor of the approval of the principal terms of the Merger Agreement, the merger contemplated by the Merger Agreement and the Agreement of Merger to be filed with the California Secretary of State to complete the merger will have the right to require that the Company purchase such shareholder’s shares of common stock of the Company at the fair market value of such shares, but only if (i) the merger contemplated by the Merger Agreement is completed, (ii) the shareholder complies with the requirements of Chapter 13 of the California General Corporation Law for the exercise of dissenting shareholder rights that are summarized in the accompanying proxy statement, and (iii) shareholders holding in the aggregate at least five percent of the Company’s outstanding common stock properly exercise their dissenting shareholder rights under Chapter 13 of the California General Corporation Law.

The attached proxy statement provides you with detailed information about the special meeting, the Merger Agreement, the merger contemplated by the Merger Agreement and the Agreement of Merger to be filed with the California Secretary of State to complete the merger. Copies of the Merger Agreement and the Agreement of Merger are attached as Annex A and Annex B, respectively, to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement and the Agreement of Merger, carefully. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.

If you have any questions or need assistance voting your shares of common stock of the Company, please call The Proxy Advisory Group, LLC, the Company’s proxy solicitor, toll-free at (888) 557-7699 or (888) 55-PROXY.

Thank you in advance for your cooperation and continued support.

Sincerely,

Matt Medeiros

President and CEO

The proxy statement is dated June 22, 2010, and is first being mailed to our shareholders on or about June 22, 2010.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER CONTEMPLATED BY THE MERGER AGREEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER CONTEMPLATED BY THE MERGER AGREEMENT, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRELIMINARY COPIES

2001 Logic Drive

San Jose, California 95124

(408) 745-9600

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On July 23, 2010

DATE:	July 23, 2010

TIME:	7:00 a.m. local time

PLACE:	2001 Logic Drive, San Jose, California 95124

ITEMS OF BUSINESS:	1.

To consider and vote on a proposal to approve the principal terms of the Agreement and Plan of Merger, dated as of June 2, 2010, by and among the Company, PSM Holdings 2, Inc., a Delaware corporation (which we refer to as Parent), and PSM Merger Sub, Inc., a California corporation and a wholly-owned subsidiary of Parent (which we refer to as Merger Sub), as may be amended from time to time, pursuant to which Merger Sub will merge with and into the Company and the Company will be acquired by Parent (which we refer to as the merger), the merger and the Agreement of Merger to be filed with the California Secretary of State to complete the merger. Copies of the Agreement and Plan of Merger, which we refer to as the Merger Agreement, and the Agreement of Merger, which we refer to as the Merger Filing, are attached as Annex A and Annex B, respectively, to the accompanying proxy statement.

2.

To consider and vote on a proposal to postpone or adjourn the special meeting if necessary or appropriate (e.g., to solicit additional proxies if there are not sufficient votes at the time of the special meeting to establish a quorum or approve the principal terms of the Merger Agreement, the merger and Merger Filing or to comply with applicable law or order or a request from the SEC or its staff).

RECORD DATE:

The board of directors of the Company has fixed the close of business on June 21, 2010 as the record date for the purpose of determining the shareholders who are entitled to notice of, and to vote at, the special meeting. Only shareholders of record at the close of business on such date are entitled to notice of, and to vote at, the special meeting and at any postponement or adjournment thereof. All shareholders of record are cordially invited to attend the special meeting in person.

PROXY VOTING:

Your vote is very important, regardless of the number of shares of common stock of the Company you own. The merger contemplated by the Merger Agreement cannot be completed unless the principal terms of the Merger Agreement, the merger and the Merger Filing are approved by the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote thereon. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of common stock of the Company will be represented at the special meeting if you are unable to attend. If you do not attend the special meeting and you fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of common stock of the Company will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the principal terms of the Merger Agreement, the merger and the Merger Filing.

If you are a shareholder of record, voting in person at the special meeting will revoke any proxy previously submitted. If you hold your shares of common stock of the Company through a bank, brokerage firm or other nominee, you should follow the procedures provided by your banker, brokerage firm or other nominees in order to vote.

RECOMMENDATION:

After careful consideration, the board of directors of the Company has unanimously (i) approved the Merger Agreement, the merger and the Merger Filing, and the other transactions contemplated by the Merger Agreement, and (ii) determined that the merger and the other transactions contemplated by the Merger Agreement, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and its shareholders. The Company’s board of directors made its determination after consultation with its independent legal and financial advisors and consideration of a number of factors. The board of directors of the Company recommends that you vote “FOR” the principal terms of the Merger Agreement, the merger and the Merger Filing and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate.

ATTENDANCE:

Only shareholders of record or their duly authorized proxies have the right to attend the special meeting. To gain admittance, you must present valid picture identification, such as a driver’s license or passport. If your shares of common stock of the Company are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of common stock of the Company and valid photo identification. If you are the representative of a corporate or institutional shareholder, you must present valid photo identification along with proof that you are the representative of such shareholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

DISSENTING SHAREHOLDER RIGHTS:

Shareholders of the Company who do not vote in favor of the principal terms of the Merger Agreement, the merger and the Merger Filing will have the right to demand that the Company purchase the shares of common stock of the Company owned by them at their fair market value if they deliver a demand for repurchase before the vote is taken on the approval of the principal terms of the Merger Agreement, the merger and the Merger Filing, and comply with all the applicable requirements of Chapter 13 of the California General Corporation Law, which are summarized and reproduced in their entirety in the accompanying proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By Order of the Board of Directors

Matt Medeiros

President and CEO

San Jose, California

June 22, 2010

This proxy statement and a proxy card are first being mailed on or about June 22, 2010 to shareholders who owned shares of the Company’s common stock as of the close of business on June 21, 2010.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the proposed merger and the special meeting. These questions and answers may not address all questions that may be important to you as a holder of shares of SonicWALL common stock. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement. We sometimes make reference to SonicWALL, Inc. and its subsidiaries in this proxy statement by using the terms “SonicWALL,” the “Company,” “we,” “our” or “us.” In addition, we refer to PSM Holdings 2, Inc. as “Parent” and PSM Merger Sub, Inc. as “Merger Sub.”

Q.	What is the proposed transaction and what effects will it have on the Company?

A.

The proposed transaction is the acquisition of the Company by Parent pursuant to the Agreement and Plan of Merger, dated as of June 2, 2010, by and among Parent, Merger Sub and the Company, as it may be amended from time to time, which we refer to as the Merger Agreement. If the proposal to approve the principal terms of the Merger Agreement, the merger and Agreement of Merger to be filed with the California Secretary of State to complete the merger, which we refer to as the Merger Filing, is approved by our shareholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. We refer to this transaction as the merger. As a result of the merger, the Company will become a subsidiary of Parent and will no longer be a publicly held corporation, our common stock will be delisted from The NASDAQ Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), we will no longer file periodic reports with the SEC on account of the common stock, and you will no longer have any interest in our future earnings or growth.

Q.	What will I receive if the merger is completed?

A.

Upon completion of the merger, you will be entitled to receive the per share merger consideration of $11.50 in cash, without interest, less any applicable withholding taxes, for each share of common stock that you own, unless you have properly exercised and not withdrawn your dissenting shareholder rights under the California General Corporation Law with respect to such shares. For example, if you own 100 shares of common stock, you will receive $1,150 in cash in exchange for your shares of common stock, less any applicable withholding taxes. You will not own any shares of the capital stock in the surviving corporation.

Q.	How does the per share merger consideration compare to the market price of the common stock prior to announcement of the merger?

A.

The per share merger consideration represents a premium of approximately 28% to the closing share price of the common stock on June 2, 2010, the last trading day prior to the public announcement of the Merger Agreement.

Q.	How does the board of directors recommend that I vote?

A.

The board of directors unanimously recommends that you vote “FOR” the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing. You should read “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 33 for a discussion of the factors that our board of directors considered in deciding to recommend approval of the principal terms of the Merger Agreement, the merger and the Merger Filing to our shareholders. Our board of directors also unanimously recommends that our shareholders vote “FOR” the proposal to adjourn the special meeting, if necessary or appropriate.

Q.	What is the difference between the Merger Agreement and the Agreement of Merger to be filed with the California Secretary of State?

A.

While the Merger Agreement is the definitive agreement among the parties with respect to the terms and conditions of the merger, the Agreement of Merger is an exhibit to the Merger Agreement and is the official document filed with the California Secretary of State to complete the merger contemplated by the Merger Agreement.

Q.	When do you expect the merger to be completed?

A.

Subject to the satisfaction or waiver of the conditions precedent contained in the Merger Agreement and compliance with the applicable requirements of the California General Corporation Law (including the shareholders’ approval of the principal terms of the Merger Agreement, the merger and the Merger Filing), the merger will be completed when the Agreement of Merger attached to this proxy statement as Annex B is filed with the California Secretary of State. We expect that the filing of the Agreement of Merger and completion of the merger will take place in our fiscal quarter ending September 30, 2010 or early in our fiscal quarter ending December 31, 2010.

Q.	What happens if the merger is not completed?

A.

If the shareholders of the Company do not approve the principal terms of the Merger Agreement, the merger and the Merger Filing, or if the merger is not completed for any other reason, the shareholders of the Company will not receive any payment for their shares of common stock in connection with the merger. Instead, the Company will remain an independent public company and the common stock will continue to be listed and traded on The NASDAQ Global Select Market. Under specified circumstances, the Company may be required to pay to or receive from Parent a fee with respect to the termination of the Merger Agreement as described under “The Merger Agreement—Termination Fees” beginning on page 62.

Q.	Is the merger expected to be taxable to me?

A.

Yes. The exchange of shares of common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 44) for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of common stock in the merger, you will generally recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the merger and your adjusted tax basis in your shares of common stock. Backup withholding may also apply to the cash payments made pursuant to the merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 44 for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Q:	Do any of the Company’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a shareholder?

A:

Yes. In considering the recommendation of the board of directors with respect to the Merger Agreement, you should be aware that the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the principal terms of the Merger Agreement, the merger and the Merger Filing, and in recommending that the principal terms of the Merger Agreement, the merger and the Merger Filing be approved by the shareholders of the Company. See “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 41.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.

You are receiving this proxy statement and proxy card or voting instruction form because you own shares of the Company’s common stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of common stock with respect to such matters.

Q.	When and where is the special meeting?

A.	The special meeting of shareholders of the Company will be held on July 23, 2010 at 7:00 a.m. local time, at the Company’s offices located at 2001 Logic Drive, San Jose, California 95124.

Q.	What am I being asked to vote on at the special meeting?

A.

You are being asked to consider and vote on a proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing, that provide for the acquisition of the Company by Parent, and to approve a proposal to adjourn the special meeting if necessary or appropriate (e.g., to solicit additional proxies if there are not sufficient votes at the time of the special meeting to establish a quorum or approve the principal terms of the Merger Agreement, the merger and the Merger Filing or to comply with applicable law or order or a request from the SEC or its staff).

Q.	What vote is required for the Company’s shareholders to approve the principal terms of the Merger Agreement, the merger and the Merger Filing?

A.

Approval of the principal terms of the Merger Agreement, the merger and the Merger Filing requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon.

Because the affirmative vote required to approve the principal terms of the Merger Agreement, the merger and the Merger Filing is based upon the total number of outstanding shares of common stock, if you fail to submit a proxy or vote in person at the special meeting, or abstain, or you do not provide your broker with instructions, as applicable, this will have the same effect as a vote “AGAINST” the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing.

Q.	What vote of our shareholders is required to approve the proposal to adjourn the special meeting, if necessary or appropriate?

A.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote on the matter at the meeting

Abstaining will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting, if necessary or appropriate. If your shares of common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of common stock, your shares of common stock will not be voted, but this will not have an effect on the proposal to adjourn the special meeting.

Q.	Who can vote at the special meeting?

A.

All holders of record of our common stock as of the close of business on June 21, 2010, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of our common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of common stock that such holder owned as of the record date.

Q.	What is a quorum?

A.

A majority of the shares of common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

Q.	How do I vote?

A.	If you are a shareholder of record, you may have your shares of common stock voted on matters presented at the special meeting in any of the following ways:

•	in person—you may attend the special meeting and cast your vote there;

•	by proxy—shareholders of record have a choice of voting by proxy:

¡	over the Internet; the website for Internet voting is on your proxy card;

¡	by using a toll-free telephone number noted on your proxy card; or

¡	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Q.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A.

If your shares of common stock are registered directly in your name with our transfer agent, Computershare Trust Company, you are considered, with respect to those shares of common stock, the “shareholder of record.” This proxy statement, and your proxy card, have been sent directly to you by the Company.

If your shares of common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of common stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of common stock, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of common stock by following their instructions for voting.

Q.	If my shares of common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of common stock for me?

A.

Your bank, brokerage firm or other nominee will only be permitted to vote your shares of common stock of the Company if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of common stock. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of common stock, your shares of common stock will not be voted and the effect will be the same as a vote “AGAINST” the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing, and your shares of common stock will not have an effect on the proposal to adjourn the special meeting.

Q.	How can I change or revoke my vote?

A.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with the Corporate Secretary by the time the special meeting begins, or by attending the special meeting and voting in person.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of stock is called a “proxy card.” Our board of directors has designated 2 of our officers, Mr. Matthew Medeiros, our President and Chief Executive Officer, and Mr. Frederick M. Gonzalez, our Vice President, General Counsel and Corporate Secretary, and each of them, with full power of substitution, as proxies for the special meeting.

Q.	If a shareholder gives a proxy, how are the shares of common stock voted?

A.

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares of common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate.

Q.	How are votes counted?

A.

For the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions and broker non-votes will have the same effect as votes “AGAINST” the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing.

For the proposal to adjourn the special meeting, if necessary or appropriate, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will have the same effect as if you voted “AGAINST” the proposal to adjourn the special meeting, if necessary or appropriate, but broker non-votes will not have an effect on the proposal.

Q.	Who will solicit and pay the cost of soliciting proxies for the special meeting?

A.

The Company has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies for the special meeting and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate. The Company will indemnify The Proxy Advisory Group, LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of the common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.

If you hold shares of common stock in “street name” and also directly as a record holder or otherwise, you may receive more than one proxy and/or set of voting instructions relating to the special meeting. These should each be voted and/or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of common stock are voted.

Q.	What happens if I sell my shares of common stock before the special meeting?

A.

The record date for shareholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of common stock after the record date but before the special meeting you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q.	What do I need to do now?

A.

Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the special meeting. If you hold your shares of common stock in your own name as the shareholder of record, please vote your shares of common stock by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; using the telephone number printed on your proxy card; or using the Internet voting instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my stock certificates now?

A.

No. You will be sent a letter of transmittal promptly, and in any event within two business days, after the completion of the merger, describing how you may exchange your shares of common stock for the merger consideration. If your shares are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of common stock in exchange for the merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	Am I entitled to exercise dissenting shareholder rights under the California General Corporation Law instead of receiving the merger consideration for my shares of common stock?

A.

Yes. As a holder of common stock, you are entitled to dissenting shareholder rights under the California General Corporation Law in connection with the merger if you take certain actions and meet certain conditions and if shareholders holding in the aggregate at least five percent of the Company’s outstanding common stock properly exercise their dissenting shareholder rights under Chapter 13 of the California General Corporation Law. See “Dissenting Shareholder Rights” beginning on page 68. If you desire to exercise dissenting shareholder rights and receive cash in the amount of the fair market value of your shares of common stock instead of the merger consideration, your shares must be voted “AGAINST” the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing. It will not be sufficient to abstain from voting. If you return a signed proxy without voting instructions or with instructions to vote “FOR” the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing, your shares will be voted in favor of the principal terms of the Merger Agreement, the merger and the Merger Filing and you will lose your dissenting shareholder rights.

Q.	Who can help answer my other questions?

A.

If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of common stock, or need additional copies of the proxy statement or the enclosed proxy card, please call The Proxy Advisory Group, LLC, our proxy solicitor, toll-free at (888) 557-7699 or (888) 55-PROXY.

SUMMARY OF TERMS

The following summary of terms highlights selected information in this proxy statement and may not contain all the information that may be important to you. To understand the merger fully, and for a more complete description of the terms of the Merger Agreement, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 71.

Parties to the Merger (Page 21)

SonicWALL, Inc., a California corporation headquartered in San Jose, California, designs, develops, manufactures and sells network security, content security and business continuity solutions for businesses of all sizes.

PSM Holdings 2, Inc., or Parent, a Delaware corporation, was formed by Thomas Bravo LLC in anticipation of the merger. Upon completion of the merger, we will be a wholly-owned subsidiary of Parent.

PSM Merger Sub, Inc., or Merger Sub, a California corporation and wholly-owned direct subsidiary of Parent, was formed by Thomas Bravo LLC in anticipation of the merger. Upon completion of the merger, Merger Sub will cease to exist.

The Special Meeting (Page 21)

Time, Place and Purpose of the Special Meeting (Page 21)

The special meeting will be held on July 23, 2010, starting at 7:00 a.m. local time, at the Company’s offices located at 2001 Logic Drive, San Jose, California 95124. You will be asked to approve the principal terms of the Merger Agreement, the merger and the Merger Filing, pursuant to which Merger Sub will merge with and into the Company, and to approve any adjournment of the special meeting, if necessary or appropriate.

Record Date and Quorum (Page 22)

You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of common stock at the close of business on June 21, 2010, which the Company has set as the record date for the special meeting and which we refer to as the record date. You will have one vote for each share of common stock that you owned on the record date. As of the record date, there were 55,359,131 shares of common stock outstanding and entitled to vote at the special meeting. A majority of the shares of common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

Vote Required for Approval (Page 22)

Approval of the principal terms of the Merger Agreement, the merger and the Merger Filing requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote on the matter at the meeting. We will only adjourn the special meeting pursuant to proposal number 2 if the proposal to adjourn the special meeting is approved by the affirmative vote of a majority of the number of shares of the Company’s common stock entitled to vote and present at the meeting and if such adjournment is necessary or appropriate, for example, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to establish a quorum or approve the principal terms of the Merger Agreement, the merger and the Merger Filing or to comply with a law or court order or ruling.

Voting Agreements among Executive Officers and Directors (Page 22)

On June 2, 2010, Parent and the Company’s executive officers and directors entered into a voting agreement pursuant to which the executive officers and directors agreed to vote in favor of the principal terms of the Merger Agreement, the merger and the Merger Filing. In addition, the executive officers and directors agreed not to directly or indirectly transfer their respective shares of the Company’s common stock during the term of their respective voting agreement, subject to certain exceptions. As of June 21, 2010, the record date, the executive officers and directors held and are entitled to vote, in the aggregate, 276,874 shares of the Company’s common stock, representing less than 1% of the outstanding Company’s common stock.

Voting, Proxies and Revocation (Page 22)

Any shareholder of record entitled to vote at the special meeting may authorize a proxy by telephone, the Internet or by returning the enclosed proxy card by mail, or may vote in person by appearing at the special meeting. If your shares of the Company’s common stock are held in “street name,” you should instruct your broker on how to vote your shares of the Company’s common stock using the instructions provided by your broker. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” Brokers do not have discretionary voting authority to vote on the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing, pursuant to proposal number 1 or the proposal to adjourn the special meeting, if necessary or appropriate, pursuant to proposal number 2. The effect of a broker non-vote with respect to the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing, is a vote against the principal terms of the Merger Agreement, the merger and the Merger Filing. A broker non-vote on the proposal to adjourn the special meeting pursuant to proposal number 2, if necessary or appropriate, has no effect on the proposal to adjourn the meeting.

If you fail to submit a proxy or vote in person at the special meeting, or do not provide your broker with instructions, as applicable, your shares of Company common stock will not be voted. This will have the same effect as a vote against the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing, pursuant to proposal number 1 and will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, pursuant to proposal number 2.

If you submit a proxy, your shares will be voted at the special meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the proposal of the Merger Agreement, the merger and the Merger Filings and “FOR” any proposal to adjourn the special meeting, if necessary or appropriate, and in accordance with the recommendations of our board of directors on any other matters properly brought before the special meeting for a vote. If your shares of the Company’s common stock are held in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to have your shares voted.

You have the right to revoke a proxy and change your vote at any time before the polls close at the special meeting. You may do this by:

•	sending timely written notice to Frederick M. Gonzalez, our Vice President, General Counsel and Corporate Secretary, at SonicWALL, Inc., 2001 Logic Drive, San Jose, California 95124;

•	signing, and returning to us in a timely manner, another proxy card with a later date, or re-voting via telephone or the Internet (only your latest vote will be counted);

•	voting in person at the special meeting. Please note that attending the special meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it; or

•	if you have instructed a bank, broker or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

The Merger (Page 24)

The Merger Agreement provides for the merger, in which Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business as “SonicWALL, Inc.” following the merger. If the merger is completed, each outstanding share of the Company’s common stock (other than shares held by Parent, the Company or any subsidiary of the Company, and by shareholders who have properly demanded and are entitled to repurchase rights under Chapter 13 of the California General Corporation Law) will be converted into the right to receive $11.50 in cash, without interest and less any applicable withholding tax, which amount we refer to in this proxy statement as the “merger consideration.” As a result of the merger, SonicWALL will cease to be an independent, publicly traded company. You will not own any shares of the surviving corporation.

Reasons for the Merger; Recommendation of the Board of Directors (Page 33)

After careful consideration of the various factors described in “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 33, the board of directors of the Company, at a meeting held on June 2, 2010, unanimously (i) approved the Merger Agreement, the merger and Merger Filing, and the other transactions contemplated by the Merger Agreement, and (ii) determined that the merger and the other transactions contemplated by the Merger Agreement, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and its shareholders.

In considering the recommendation of the board of directors with respect to the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the merger, and in recommending that the shareholders approve the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing. See “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 41.

The board of directors recommends that you vote “FOR” the principal terms of the Merger Agreement, the merger and the Merger Filing and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate.

Opinion of the Company’s Financial Advisor (Page 35)

Centerview Partners LLC delivered its written opinion to our board of directors that, as of June 2, 2010, and based upon and subject to the assumptions and limitations set forth therein, the per share merger consideration to be paid to the holders (other than Parent and its affiliates) of common stock of the Company pursuant to the Merger Agreement was fair from a financial point of view to such shareholders.

The full text of the written opinion of Centerview Partners LLC, dated June 2, 2010, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Centerview Partners LLC in connection with the opinion, is attached to this proxy statement as Annex C. Centerview Partners LLC provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. The Centerview Partners LLC opinion is not a recommendation as to how any holder of shares of Company common stock should vote with respect to the transaction, or any other matter.

Interests of the Company’s Directors and Executive Officers in the Merger (Page 41)

In considering the recommendation of the board of directors with respect to the Merger Agreement, you should be aware that the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the principal terms of the Merger Agreement, the merger and the Merger Filing, and in recommending that the principal terms of the Merger Agreement, the merger and the Merger Filing be approved by the shareholders of the Company.

Material U.S. Federal Income Tax Consequences (Page 44)

The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. persons (as defined below) whose shares of the Company’s common stock are converted into the right to receive cash in the merger. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, Treasury Regulations thereunder and administrative rulings and court decisions, each as in effect as of the date of this information statement and all of which are subject to change or differing interpretations. Any such change, which may or may not be retroactive, or differing interpretation could alter the tax consequences to the holders of Company common stock as described herein. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our shareholders.

The exchange of shares of the Company’s common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a shareholder whose shares of the Company’s common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares and the shareholder’s adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that a shareholder’s holding period for such shares is more than twelve (12) months at the time of the consummation of the merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. For individuals, the maximum federal capital gains rate on long-term capital gain is currently 15%, and the maximum federal rate applicable to capital gain that is not long-term capital gain is 35%. For corporate shareholders capital losses can be deducted only to the extent of capital gains and, for individual shareholders, capital losses are similarly deductible up to the extent of capital gains, but may be further deductible up to a maximum of $3,000 in any one taxable year. Carryovers of unused capital losses to other taxable years may be permitted in certain circumstances. See “The Merger— Material U.S. Federal Income Tax Consequences” beginning on page 44 for more information.

Under specified circumstances, holders of Company common stock may be entitled to dissenting shareholder rights in connection with the merger. If a holder of Company common stock receives cash pursuant to the exercise of dissenting shareholder rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder’s tax basis in such Company capital stock. Holders of Company capital stock who exercise dissenting shareholder rights are urged to consult their own tax advisors. Interest, if any, awarded in a proceeding by a court would be included in such dissenting shareholders’ income as ordinary income. Backup withholding (currently at a rate of 28%) of tax may apply to cash payments to which a non-corporate shareholder is entitled under the Merger Agreement, unless the shareholder or other payee provides a taxpayer identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. Each of our shareholders should complete and sign the Substitute Form W-9 included as part of the letter of transmittal (if the shareholder is a United States resident or domestic entity) or Form W-8IMY, Form W-8BEN or other Form W-8 (if the shareholder is a nonresident alien individual or foreign entity) and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent. See “The Merger— Material U.S. Federal Income Tax Consequences” beginning on page 44 for more information.

The U.S. federal income tax consequences described above and in “The Merger— Material U.S. Federal Income Tax Consequences” beginning on page 44 are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each shareholder should consult the shareholder’s tax advisor regarding the applicability of the rules discussed above to the shareholder and the particular tax effects to the shareholder of the merger in light of such shareholder’s particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation of options, stock appreciation rights or restricted stock units to purchase shares of the Company’s common stock, including the transactions described in this proxy statement relating to our other equity compensation and benefit plans.

Regulatory Matters (Page 45)

Under the terms of the Merger Agreement, each of the Company, Parent and Merger Sub have agreed to use their commercially reasonable efforts to make promptly any required submissions under the Hart-Scott-Rodino Antitrust Improvement

Act of 1976, as amended (which we refer to as the HSR Act), and any other antitrust law which the Company or Parent reasonably determines should be made, in each case with respect to the merger and the transactions contemplated hereby.

Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission, which we refer to as the FTC, the merger may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division of the Department of Justice, which we refer to as the DOJ, and the applicable waiting period has expired or been terminated. On June 15, 2010, the Company and Parent filed such notification and report forms with the FTC and the DOJ and requested early termination of the waiting period. On June 21, 2010, the Company and Parent received notification that the waiting period has been terminated effective June 21, 2010. Parent and the Company do not expect to file notifications in any jurisdiction other than the U.S.

Delisting and Deregistration of the Company’s Common Stock (Page 46)

If the merger is completed, our common stock will be delisted from The NASDAQ Global Select Market and deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC on account of our common stock.

The Merger Agreement (Page 46)

Merger Consideration (Page 47)

At the effective time of the merger, each share of common stock issued and outstanding (except for shares held by Parent, the Company or any subsidiary of the Company, and by shareholders who have properly demanded and are entitled to repurchase rights under Chapter 13 of the California General Corporation Law) will convert into the right to receive the per share merger consideration of $11.50 in cash, without interest, less any applicable withholding taxes.

Treatment of Stock Options, Restricted Stock and Employee Stock Purchase Plan (Page 47)

Options.    At the effective time of the merger, each outstanding option, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to (x) the number of shares of common stock subject to such option, multiplied by (y) the excess (if any) of $11.50 over the exercise price per share of such option, less any applicable withholding taxes.

Restricted Stock Units.    At the effective time of the merger, each outstanding restricted stock unit, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to (x) the number of shares of common stock subject to such restricted stock unit, multiplied by (y) $11.50, less any applicable withholding taxes.

Employee Stock Purchase Plan.    The final offering period under our 1999 Employee Stock Purchase Plan, as amended (which we refer to as the ESPP), will be completed on June 14, 2010. The ESPP will terminate on June 14, 2010.

Non-Solicitation of Transactions; Superior Proposals (Page 54)

Subject to certain legal and fiduciary exceptions, the Merger Agreement provides that we will not and will not authorize or permit any of our subsidiaries, or officers, directors, auditors, attorneys and financial advisors to, directly or indirectly:

•

initiate, solicit, knowingly encourage (including by providing information in a manner designed to knowingly encourage) or take any action to knowingly facilitate any inquiries or the making, submission or announcement of any proposal or offer that constitutes or may reasonably be expected to lead to an acquisition proposal (as described in “The Merger Agreement—Non-Solicitation of Transactions; Superior Proposals” on page 54);

•

engage in, continue or otherwise participate in any discussions (other than to state that they are not permitted to have discussions) or negotiations regarding, or provide any information concerning the Company or any of our subsidiaries to any person relating to, any acquisition proposal;

•	grant any waiver, amendment or release under any standstill or confidentiality agreement; or

•

approve, endorse, recommend or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal or any proposal or offer that is intended to lead to an acquisition proposal or requires the Company to abandon the Merger Agreement.

However, at any time prior to the time our shareholders approve the principal terms of the Merger Agreement, the merger and the Merger Filing, if the Company receives an unsolicited bona fide acquisition proposal from any person, entity or group, our board of directors will determine whether failure to engage in discussions with the person who submitted the unsolicited acquisition proposal would be reasonably likely to violate its fiduciary obligations under applicable law and whether the unsolicited acquisition proposal is a superior proposal or is reasonably likely to result in a superior proposal. If our determination is in the affirmative, we may notify Parent and Merger Sub of the unsolicited acquisition proposal and engage in discussions or negotiations with the person who submitted the unsolicited acquisition proposal.

In addition, at any time prior to the time our shareholders approve the principal terms of the Merger Agreement, the merger and the Merger Filing, if the Company receives a bona fide written acquisition proposal from any person, entity or group that is not withdrawn, our board of directors will determine whether failure to engage in discussions with the person who submitted the unsolicited acquisition proposal would be reasonably likely to violate its fiduciary obligations under applicable law and whether the unsolicited acquisition proposal is a superior proposal. If our determination is in the affirmative, if we have complied with our no solicitation of transaction obligations with respect to the superior proposal (other than immaterial or inadvertent breaches), and if Parent and the Company fail to negotiate, over at least four business days after the board of director’s affirmative determination, an acquisition proposal more favorable than the bona fide written acquisition proposal already received, then we may recommend against approval of the proposals in this proxy statement or authorize the Company to terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to the superior proposal. If we then terminate the Merger Agreement to accept the superior proposal, we will be required to pay Parent the $25 million termination fee.

Financing Commitments; Cooperation to Obtain Financing (Page 57)

Parent and Merger Sub estimate that the total amount of funds needed to complete the merger and related transactions will be approximately $748 million, inclusive of transaction expenses related to the merger, which Parent and Merger Sub expect to fund by equity and debt financings and cash of the Company. Parent’s and Merger Sub’s obligations to complete the merger are not subject to any financing condition. The following arrangements are in place for the financing of the merger:

Equity Financing

Parent has received an equity commitment letter from each of Thoma Bravo Fund IX, L.P. and Ontario Teachers’ Pension Plan Board, which we refer to as the Sponsors, to provide equity financing in an aggregate amount of $280 million, which, together with cash of the Company and the debt financing further described below, is intended to be sufficient to fully finance the merger, the other transactions contemplated by the Merger Agreement and transaction expenses. We refer to these commitments from the Sponsors as the Equity Financing Commitments. Pursuant to the terms of the Equity Financing Commitments, the Sponsors have agreed to purchase, or cause to be purchased, equity securities of Parent for up to an aggregate of $280 million in cash, to enable Parent and Merger Sub to consummate the merger and to pay related fees and expenses associated with the merger. The Company is an express third party beneficiary of the Equity Financing Commitments. The Sponsors’ obligations under the Equity Financing Commitments are subject to certain limited conditions. The Sponsors’ obligations under the Equity Financing Commitment terminate only upon the earliest to occur of (A) the consummation of the closing and the payment of the aggregate merger consideration in accordance with the Merger Agreement (at which time the obligation shall be discharged), or (B) the termination of the Merger Agreement in accordance with its terms. Under the terms of the Merger Agreement, we are entitled to seek specific performance of Parent’s and Merger Sub’s obligations to cause the equity financing to be funded and to consummate the merger if (A) each of the conditions to Parent’s and Merger Sub’s obligation to consummate the transactions contemplated by the Merger Agreement (other than any conditions that by their nature are to be satisfied at the closing) as set forth in the Merger Agreement have been satisfied, (B) the funding of the debt financing has occurred or confirmation has been provided that the debt financing will be funded at the closing if the equity financing is funded at the closing and (C) we have irrevocably confirmed in a written notice delivered to Parent and Parent’s sources of the debt financing that if specific performance is granted and the equity financing and debt financing are funded, then the closing of the merger will occur. Under the terms of the Merger Agreement, we will not be entitled to enforce or seek to enforce specifically the Parent’s right to cause the equity financing to be funded or to complete the merger if the debt financing has not been funded (or will not be funded at the closing if the equity financing is funded at the closing).

Debt Financing

Parent and Merger Sub have received a debt commitment letter between Credit Suisse AG and Credit Suisse Securities (USA) LLC, which we refer to together as Credit Suisse, Merger Sub, and Parent, pursuant to which, Credit Suisse AG has agreed, subject to the terms and conditions set forth in the debt commitment letter, to provide senior secured credit facilities in the aggregate amount of up to $255 million for purposes of the merger, which we refer to as the Debt Financing Commitment. We have agreed to use commercially reasonable efforts to cooperate with Parent and its representatives in connection with this financing arrangement, including by furnishing financial and other pertinent information regarding the Company and its subsidiaries as may be reasonably requested by Parent, participating in road shows and due diligence sessions, and executing pledge and security documents.

Pursuant to the terms of the Merger Agreement, the Company may be entitled to seek, under certain specified circumstances, an injunction, specific performance and other equitable remedies to enforce its rights under the Merger Agreement (including to demand that Parent and Merger Sub use commercially reasonable efforts to secure the debt financing), subject to the conditions and limitations set forth in the Merger Agreement.

Limited Guaranties (Page 59)

Concurrently with the execution of the Merger Agreement, the Company entered into limited guaranty agreements, which we refer to as the limited guaranties, with each of the Sponsors, pursuant to which the Sponsors guarantee their pro rata portions of the obligation of Parent to pay, if and when due under the terms of the Merger Agreement, a termination fee of $60 million to the Company. See “The Merger Agreement—Termination Fees” beginning on page 62.

Conditions to the Merger (Page 60)

Conditions to Each Party’s Obligation to Complete the Merger (Page 60).

The respective obligations of the Company, Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following conditions:

•

the principal terms of the Merger Agreement, the merger and the Merger Filing must have been approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock;

•

no law or order (whether temporary, preliminary or permanent) shall have been enacted, issued, promulgated, enforced or entered that is in effect or pending and that prevents or prohibits consummation of the merger; and

•

the applicable waiting period, together with any extensions thereof, under the HSR Act or any other applicable pre-clearance requirement of any foreign competition law shall have expired or been terminated.

Conditions to Obligations of Parent and Merger Sub to Complete the Merger (Page 60).

The obligations of Parent and Merger Sub to complete the merger are also subject to the satisfaction or waiver by Parent at or prior to the effective time of the merger of the following additional conditions:

•

our representations and warranties with respect to the Company being duly organized, in good standing, having the authority to enter into the Merger Agreement, and complying with any state anti-takeover statutes or similar laws must be true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date);

•

our representations regarding our capitalization shall be true and correct in all respects as of the date of the Merger Agreement and as of the closing date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), except where the failure to be so true and correct would not result in the payment by Parent or the surviving corporation of an aggregate value of consideration in the merger in excess of $1,000,000 or more over the aggregate value of the consideration that would have been payable by Parent or the surviving corporation in the merger in the absence of such failure to be true and correct;

•

our representations, other than those discussed in the two preceding clauses, will be true and correct in all respects as of the closing date (except for those representations and warranties that address matters only as of a particular date, which representations and warranties need only be true and correct as of such particular date), except where the failure to be true and correct does not result individually or in the aggregate in a material adverse effect on the Company;

•

we shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by us on or prior to the effective time of the merger;

•	we must have delivered to Parent at closing a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, obligations, covenants and agreements;

•	we must have delivered to Parent a certificate from the Company to the effect that the Company is not a U.S. real property holding company;

•	since the date of the Merger Agreement, there shall not have occurred and be continuing a material adverse effect on the Company; and

•	we must have filed all reports that are required to be filed with the SEC prior to the effective time of the merger and that are required to contain financial statements.

Conditions to Our Obligations to Complete the Merger (Page 61)

Our obligations to complete the merger are subject to the satisfaction or waiver by us at or prior to the effective time of the merger of the following additional conditions:

•

the representations and warranties of Parent and Merger Sub must be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date as if made at and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct which, individually or in the aggregate, have not and would not prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under the Merger Agreement;

•

Parent and Merger Sub must have performed or complied with, in all material respects, all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the effective time of the merger; and

•

Parent and Merger Sub must have delivered to us a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, obligations, covenants and agreements.

Termination of the Merger Agreement (Page 61)

We and Parent can agree by mutual written consent at any time prior to the effective time of the merger to terminate the Merger Agreement and abandon the merger, whether before or after approval by the Company’s shareholders. Also, we or Parent can decide without the consent of the other not to complete the merger in the following situations:

•

any governmental entity has issued a statute, rule, order, decree, or regulation or taken any other action permanently restraining or prohibiting consummation of the merger or making the merger illegal and the statute, rule, order, decree, regulation or other action has become final and non-appealable;

•	our shareholders fail to approve the principal terms of the Merger Agreement, the merger and the Merger Filing; or

•

the merger is not consummated on or before the earlier of (a) either (x) August 31, 2010, if the Securities and Exchange Commission, or SEC, does not review this proxy statement, or (y) October 30, 2010, if the SEC reviews this proxy statement, and (b) five days after the date on which the special meeting of shareholders is initially scheduled to be held.

In addition, Parent can terminate the Merger Agreement without our consent in the following situations:

•

our board of directors withdraws or adversely modifies its approvals or recommendations in connection with the merger, fails to reaffirm its approval or recommendation in connection with the merger or, within five days after Parent has requested in writing that it do so or the commencement of a tender or exchange offer by a third party, fails to send to our shareholders a recommendation to reject such tender or exchange offer;

•

any third party commences a tender or exchange offer or other transaction constituting or potentially constituting an alternative proposal and the Company does not send to its security holders pursuant to SEC Rule 14e-2 promulgated under the Securities Exchange Act, within ten business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer;

•

there has been a breach by us of any representation, warranty, covenant or agreement contained in the Merger Agreement (including our non-solicitation obligations) that would result in a failure of a condition to Parent’s obligation to close the merger that has not been cured, that is not reasonably capable of being cured or that we have not initiated and sustained commercially reasonable efforts to cure, before the outside termination date; or

•

if we have breached our obligations related to no solicitation of transactions (other than immaterial or inadvertent breaches) (as described in “The Merger Agreement—Non-Solicitation of Transactions; Superior Proposals” beginning on page 54.

We can terminate the Merger Agreement without Parent’s consent in the following situations:

•	we terminate the Merger Agreement in order to enter into an acquisition agreement for a superior proposal and we pay the $25 million termination fee;

•

there has been a breach by Parent of any representation, warranty, covenant or agreement contained in the Merger Agreement that would, individually or in the aggregate, result in a failure of a condition to our obligation to close the merger that has not been cured, that is not reasonably capable of being cured or that Parent, within thirty days after receipt of written notice thereof, has not initiated and sustained commercially reasonable efforts to cure, before the outside termination date; or

•	Parent and Merger Sub fail to complete the merger within two business days following the date the closing of the merger should have occurred and we were ready and willing to consummate the merger.

Termination Fees (Page 62)

The Company will be required to pay Parent a termination fee of $25 million (less any fees and expenses previously reimbursed to Parent as described in “The Merger Agreement—Reimbursement of Expenses” on page 64) if the Merger Agreement is terminated under the following conditions:

•	Parent terminates the Merger Agreement after the board of directors of the Company takes the following actions:

¡

withholds, withdraws (or does not continue to make), qualifies or modifies (or publicly proposes or resolves do any of the foregoing) the recommendation of the board of directors of the Company that the shareholders of the Company approve the proposals in this proxy statement;

¡	adopts, approves or recommends (or proposes to do any of the foregoing) an acquisition proposal;

¡

the board of directors of the Company fails to publicly reaffirm within five business days after a written request by Parent and continues to fail to reaffirm its recommendation that the shareholders of the Company approve the proposals in this proxy statement; and

¡

after a third party commences a tender or exchange offer for our shares, the Company’s board of directors fails to send to the shareholders, pursuant to SEC Rule 14e-2 promulgated under the Securities Exchange Act, within ten business days after such tender or exchange offer is first made public, a statement that the board of directors recommends rejection of such tender or exchange offer;

•

If Parent and Merger Sub are not in material breach of their representations, warranties, covenants or agreements under the Merger Agreement and Parent terminates the Merger Agreement after the Company breaches its non-solicitation obligations (other than immaterial or inadvertent breaches), and

¡	prior to such termination, a proposal from a third party to acquire 60% or more of the Company’s assets or capital stock has been announced or otherwise made publicly known and not withdrawn,

¡

and the Company enters into an acquisition agreement within 12 months following the termination of the Merger Agreement and thereafter consummates the acquisition contemplated by the acquisition agreement;

•	Either Parent or the Company terminates the Merger Agreement after:

¡	the shareholders do not approve the principal terms of the Merger Agreement, the merger and the Merger Filing at the special meeting, and

¡	prior to such termination, a proposal from a third party to acquire 60% or more of the Company’s assets or capital stock has been announced or otherwise made publicly known and not withdrawn, and the Company enters into an acquisition agreement within 12 months following the termination of the Merger Agreement and thereafter consummates the acquisition contemplated by the acquisition agreement; or

•	We terminate the Merger Agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal.

Parent will be required to pay the Company a termination fee of $60 million if the Merger Agreement is terminated under the following conditions:

•

We terminate the Merger Agreement after there has been a breach by Parent of any representation, warranty, covenant or agreement contained in the Merger Agreement that would, individually or in the aggregate, result in a failure of a condition to our obligation to close the merger that has not been cured, that is not reasonably capable of being cured or that Parent, within thirty days after receipt of written notice thereof, has not initiated and sustained commercially reasonable efforts to cure, before the outside termination date (as described in “The Merger Agreement—Termination of the Merger Agreement” beginning on page 61), provided that we are not in material breach of its representations, warranties, covenants or agreements under the Merger Agreement; or

•

We terminate the Merger Agreement because (A) after all of the conditions the parties’ obligations to complete the merger (other than the conditions that are specific to our obligation to complete the merger) have been satisfied, Parent and Merger Sub fail to complete the merger within two business days following the date the merger should have occurred pursuant to the terms of the Merger Agreement, and (B) we were ready and willing to consummate the closing of the merger during such period.

The Sponsors have agreed to guarantee the obligation of Parent to pay the Parent termination fee pursuant to the limited guaranties, as discussed in “The Merger Agreement—Limited Guaranties” on page 59.

Reimbursement of Expenses (Page 64)

All fees and expenses incurred in connection with the Merger Agreement will be paid by the party or parties incurring the expenses whether or not the merger is consummated except that we may be required to reimburse Parent for its reasonable and documented out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement, up to a maximum of $2 million, if Parent terminates the Merger Agreement:

•

after our shareholders fail to approve the principal terms of the Merger Agreement, the merger and the Merger Filing without there having been any breach by Parent and Merger Sub of their representations, warranties, covenants or agreements under the Merger Agreement and the Company is not otherwise liable for a termination fee payable to Parent; or

•	because we have willfully breached any representation, warranty, covenant or agreement contained in the Merger Agreement.

Remedies (Page 64)

Remedies of Parent and Merger Sub (Page 64)

Under the terms of the Merger Agreement, Parent and Merger Sub are entitled to the following remedies to prevent breaches of the Merger Agreement by us and to enforce the terms and provisions of the Merger Agreement:

•

Prior to the valid termination of the Merger Agreement, Parent and Merger Sub are entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement by the Company and to enforce specifically the terms and provisions of the Merger Agreement, including the Company’s obligations to consummate the Merger;

•	Parent is entitled to payment from the Company of the Company termination fee under the circumstances described in “The Merger Agreement—Termination Fees” beginning on page 62.

•	Parent is entitled to reimbursement of the Parent’s expenses by the Company under the circumstances described above in “The Merger Agreement—Reimbursement of Expenses” beginning on page 64.

•	Parent and Merger Sub are entitled to terminate the Merger Agreement under circumstances described in “The Merger Agreement—Termination of the Merger Agreement” beginning on page 61.

Remedies of the Company (Page 64)

Under the terms of the Merger Agreement, we are entitled to the following remedies to prevent breaches of the Merger Agreement by Parent and Merger Sub and to enforce the terms and provisions of the Merger Agreement:

•

Prior to the valid termination of the Merger Agreement pursuant to the terms thereof, we are entitled to seek and obtain an injunction, specific performance and other equitable remedies to enforce Parent’s and Merger Sub’s obligations to cause the equity financing to be funded and to consummate the merger only in the event that each of the following conditions has been satisfied: (A) all of the conditions to Parent’s and Merger Sub’s obligation to consummate the transactions contemplated by the Merger Agreement as set forth in the Merger Agreement have been satisfied (other than any conditions that by their nature are to be satisfied at the closing), and Parent and Merger Sub fail to complete the closing of the merger within two business days following the date the merger should have occurred and the Company had satisfied all of the conditions is was required meet and was ready and willing to consummate the merger, (B) the debt financing has been funded or confirmation that the debt financing will be funded at the time of the closing of the merger if the equity financing is funded at the time of the closing of the merger, and (C) the Company has irrevocably confirmed by written notice to Parent and Parent’s sources of the debt financing, that if specific performance is granted and the equity financing and debt financing are funded, then the Closing will occur.

•

Prior to the valid termination of the Merger Agreement pursuant to the terms thereof and other than as it relates to our right to cause the equity financing to be funded and to consummate the merger, we are entitled to seek and obtain an injunction, specific performance and other equitable remedies to prevent breaches of the Merger Agreement by Parent and Merger Sub and to enforce specifically the terms and provisions of the Merger Agreement (including, but not limited to demanding Parent and Merger Sub to use commercially reasonable best efforts to secure the debt financing, as described in “The Merger Agreement—Financing Commitments; Cooperation to Obtain Financing” beginning on page 57.

•	We are entitled to payment from Parent of the Parent termination fee under the circumstances described in “The Merger Agreement—Termination Fees” beginning on page 62.

•	We are entitled to terminate the Merger Agreement under the circumstances described in “The Merger Agreement—Termination of the Merger Agreement” beginning on page 61.

Security Ownership of Certain Beneficial Owners and Management (Page 66)

As of June 21, 2010, the record date, all of our directors and executive officers as a group hold and are entitled to vote, in the aggregate, 276,874 shares of the Company’s common stock, representing less than 1% of the outstanding Company’s common stock.

Current Market Price of the Company’s Common Stock (Page 68)

Our common stock is listed on The NASDAQ Global Select Market under the symbol “SNWL.” On June 2, 2010, the last trading day prior to the public announcement of the merger, our common stock closed at a price of $8.99 per share. On June 21, 2010, the last trading day prior to the date of this proxy statement, our common stock closed at a price of $11.35 per share.

Dissenting Shareholder Rights (Page 68)

You may be entitled, under certain circumstances, to dissenting shareholder rights under California law. SonicWALL shareholders who do not vote in “FOR” approval of the principal terms of the Merger Agreement, the merger and the Merger Filing and otherwise comply with the requirements of Chapter 13 of the California General Corporation Law will be entitled to dissenting shareholder rights in connection with the merger, whereby such shareholders may receive payment of the “fair market value” of their shares of SonicWALL common stock in cash from the Company, if shareholders holding in the aggregate at least five percent of the Company’s outstanding common stock properly exercise their dissenting shareholder rights under Chapter 13 of the California General Corporation Law. Failure to take any of the steps required under Chapter 13 of the California General

Corporation Law on a timely basis may result in a loss of those dissenting shareholder rights. For a detailed discussion of dissenting shareholder rights under California law, see “Dissenting Shareholder Rights” beginning on page 68.

Legal Proceedings Regarding the Merger (Page 46)

On June 8, 2010, two class action lawsuits were filed in the Superior Court of the State of California for Santa Clara County against the Company, our directors and Thoma Bravo and Ontario Teachers’ Pension Plan. The complaints, which are nearly identical, allege that in connection with approving the merger, our directors breached their fiduciary duties owed to SonicWALL shareholders, and that Thoma Bravo and Ontario Teachers’ Pension Plan aided and abetted these alleged breaches. The complaints seek, among other things, a declaration that the merger agreement was entered into in violation of the directors’ fiduciary duties and an injunction precluding consummation of the merger. Based on our review of the complaints, we believe that the claims are without merit and intend to vigorously defend against them. However, there can be no assurances that we will be successful in such defense.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “contemplate,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “judgment,” “plan,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” and similar expressions identify these forward-looking statements, which appear in a number of places in this proxy statement (and the documents to which we refer you in this proxy statement) and include, but are not limited to, all statements relating directly or indirectly to the timing or likelihood of completing the merger to which this proxy statement relates, plans for future growth and other business development activities as well as capital expenditures, financing sources, dividends and the effects of regulation and competition and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. Investors are cautioned that such forward-looking statements are not assurances for future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including our most recent filings on Forms 10-Q and 10-K, factors and matters contained or incorporated by reference in this document, and the following factors:

•

the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require us to pay the Parent a termination fee;

•

the failure to obtain the necessary equity and debt financing set forth in commitment letters received in connection with the merger or the failure of that financing to be sufficient to complete the merger and the transactions contemplated thereby;

•	the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to consummation of the merger, including required regulatory approval;

•	the failure of the merger to close for any other reason;

•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

•	the outcome of any legal proceedings that may be instituted against SonicWALL and others relating to the Merger Agreement;

•	diversion of our management’s attention from ongoing business concerns;

•	the effect of the announcement of the merger on our customer relationships, operating results and our business generally; and

•	the amount of the costs, fees, expenses and charges related to the merger.

Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the headings “Risk Factors” and “Business” and in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-Q and 10-K. See “Where You Can Find More Information” beginning on page 71. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we are under no obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences. You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

PARTIES TO THE MERGER

SonicWALL, Inc.

SonicWALL, Inc., a California corporation, designs, develops, manufactures, and sells network security, content security, and business continuity solutions for businesses of all sizes. Our products are designed to provide secure Internet access to both wired and wireless broadband customers, enable secure Internet-based connectivity for distributed organizations, inspect the content entering and leaving our customers’ networks, protect organizations against inbound and outbound email threats, and provide business continuity in the case of data or connectivity loss.

Our principal executive offices are located at 2001 Logic Drive, San Jose, California 95124, and our telephone number is (408) 745-9600.

PSM Holdings 2, Inc.

PSM Holdings 2, Inc., or Parent, a Delaware corporation, was formed by Thoma Bravo, LLC in anticipation of the merger. Thoma Bravo, LLC is a private equity firm that invests across multiple industries, with a particular focus on enterprise and infrastructure software, education, distribution, financial services and consumer goods and services. Parent has not engaged in any business except for activities incidental to its formation. Parent currently has de minimis assets and no operations. Parent is, and upon the consummation of the merger will be, owned by Thoma Bravo Fund IX, L.P., a fund associate with Thoma Bravo, LLC, and Ontario Teachers’ Pension Plan Board, a corporation established under the Teachers’ Pension Act (Ontario).

Parent’s principal executive offices are located at 600 Montgomery Street, 32nd floor, San Francisco, CA 94111, and its telephone number is (415) 263-3660.

PSM Merger Sub, Inc.

PSM Merger Sub, Inc., or Merger Sub, a California corporation and wholly-owned direct subsidiary of Parent, was formed by Thoma Bravo, LLC in anticipation of the merger. Merger Sub has not engaged in any business except for activities incidental to its formation. Merger Sub currently has de minimis assets and no operations. Subject to the terms and conditions of the Merger Agreement and in accordance with California law, at the effective time of the merger, Merger Sub will merge with and into SonicWALL and SonicWALL will continue as the surviving corporation.

Merger Sub’s principal executive offices are at 600 Montgomery Street, 32nd floor, San Francisco, CA 94111, and its telephone number is (415) 263-3660.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on July 23, 2010, starting at 7:00 a.m. local time, at the Company’s offices located at 2001 Logic Drive, San Jose, California 95124, or at any postponement or adjournment thereof. The purpose of the special meeting is for our shareholders to consider and vote upon approval of the principal terms of the Merger Agreement, the merger and the Merger Filing and any proposal to adjourn the special meeting, if necessary or appropriate. Our shareholders must approve the principal terms of the Merger Agreement, the merger and the Merger Filing in order for the merger to occur. If we do not receive the requisite vote of our shareholders to approve the principal terms of the Merger Agreement, the merger and the Merger Filing, the merger will not occur. Copies of the Merger Agreement and the Merger Filing are attached to this proxy statement as Annex A and Annex B, respectively. This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on June 22, 2010.

Record Date and Quorum

We have fixed the close of business on June 21, 2010 as the record date for the special meeting, and only holders of record of the Company’s common stock on the record date are entitled to vote at the special meeting and any adjournments or postponements thereof. On the record date, there were 55,359,131 shares of the Company’s common stock outstanding and entitled to vote. Each share of the Company’s common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the number of shares of the Company’s common stock, outstanding and entitled to vote at the special meeting, present in person or by proxy, shall constitute a quorum for the purpose of considering the proposals. Shares of the Company’s common stock represented at the special meeting in person or by proxy, but for which shareholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Vote Required for Approval

Approval of the principal terms of the Merger Agreement, the merger and the Merger Filing requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon. For the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing, you may vote FOR, AGAINST or ABSTAIN. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the approval of the principal terms of the Merger Agreement, the merger and the Merger Filing.

Approval of the proposal to adjourn the special meeting if necessary or appropriate (e.g., to solicit additional proxies if there are not sufficient votes at the time of the special meeting to establish a quorum or approve the principal terms of the Merger Agreement, the merger and the Merger Filing or to comply with applicable law or order or a request from the SEC or its staff) requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote on the matter at the meeting. For the proposal to adjourn the special meeting, if necessary or appropriate, you may vote FOR, AGAINST or ABSTAIN. Abstentions will have the same effect as a vote “AGAINST” any proposal to adjourn the special meeting pursuant to proposal number 2, if necessary or appropriate, but broker non-votes will not have an effect on the proposal.

Voting Agreements among Executive Officers and Directors

On June 2, 2010, Parent and the Company’s executive officers and directors entered into a voting agreement pursuant to which the executive officers and directors agreed to vote in favor of the principal terms of the Merger Agreement, the merger and the Merger Filing. In addition, the executive officers and directors agreed not to directly or indirectly transfer their respective shares of the Company’s common stock during the term of their respective voting agreement, subject to certain exceptions. As of June 21, 2010, the record date, the executive officers and directors held and are entitled to vote, in the aggregate, 276,874 shares of the Company’s common stock, representing less than 1% of the outstanding Company’s common stock.

Voting, Proxies and Revocation

Any shareholder of record entitled to vote at the special meeting may authorize a proxy by telephone, the Internet or by returning the enclosed proxy card by mail, or may vote in person by appearing at the special meeting. If your shares of the Company’s common stock are held in “street name,” you should instruct your broker on how to vote your shares of the Company’s common stock using the instructions provided by your broker. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” Brokers do not have discretionary voting authority to vote on the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing, pursuant to proposal number 1 or the proposal to adjourn the special meeting, if necessary or appropriate, pursuant to proposal number 2. The effect of a broker non-vote with respect to the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing, is a vote against the principal terms of the Merger Agreement, the merger and the Merger Filing. A broker non-vote on the proposal to adjourn the special meeting pursuant to proposal number 2, if necessary or appropriate, has no effect on the proposal to adjourn the meeting.

If you submit a proxy, your shares will be voted at the special meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing and “FOR” any proposal to adjourn the special meeting, if necessary or appropriate, and in accordance with the recommendations of our board of directors on any other matters properly brought before the special meeting for a vote. If your shares of the Company’s common stock are held in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to have your shares voted.

Proxies received at any time before the special meeting, and not revoked or superseded before being voted, will be voted at the special meeting. You have the right to change or revoke your proxy at any time before the vote taken at the special meeting. You may do this by:

•	sending timely written notice to Mr. Frederick M. Gonzalez, our Vice President, General Counsel and Corporate Secretary, at SonicWALL, Inc., 2001 Logic Drive, San Jose, California 95124;

•	signing, and returning to us in a timely manner, another proxy card with a later date or re-voting via telephone or the Internet (only your latest vote will be counted);

•	voting in person at the special meeting – please note that attending the special meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it; or

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the merger consideration in exchange for your stock certificates.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed if necessary or appropriate (e.g., to solicit additional proxies if there are not sufficient votes at the time of the special meeting to establish a quorum or to comply with applicable law or order or a request from the SEC or its staff). Any postponement or adjournment may be made without notice (if the adjournment is not for more than forty-five days after the date of the special meeting), other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. We will only adjourn the special meeting if the proposal to adjourn the special meeting is approved by the affirmative vote of the number of shares of the Company’s common stock entitled to vote and present at the meeting and if such adjournment is necessary or appropriate, for example, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to establish a quorum or approve the principal terms of the Merger Agreement, the merger and the Merger Filing or to comply with a law or court order or ruling. Any signed proxies received by SonicWALL in which no voting instructions are provided on such matter will be voted “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, pursuant to proposal number 2. Any abstentions will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting, if necessary or appropriate, pursuant to proposal number 2 Broker non-votes will have no effect on the proposal. Any adjournment or postponement of the special meeting will allow SonicWALL shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

This proxy solicitation is being made and paid for by SonicWALL on behalf of its board of directors. In addition, we have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies for the special meeting and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate. The Company will indemnify The Proxy Advisory Group, LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of the common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

In an effort to reduce printing costs and postage fees, SonicWALL has adopted a practice approved by the SEC called “householding.” Under this practice, certain shareholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials until such time as one or more of these shareholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please send your request to Investor Relations, SonicWALL, Inc., 2001 Logic Drive, San Jose, California 95124, or call us at (408) 745-9600, and we will promptly send you what you have requested. You can also contact our Investor Relations department at the phone number above if you received multiple copies of our proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call The Proxy Advisory Group, LLC toll-free at (888) 557-7699 or (888) 55-PROXY.

Availability of Documents

The reports and opinions referenced in this proxy statement will be made available for inspection and copying by any interested holder of the Company’s common stock by written or telephonic request directed to SonicWALL, Inc., Investor Relations, 2001 Logic Drive, San Jose, California 95124, telephone (408) 745-9600 during the Company’s regular business hours or on the Investor Relations page of our corporate website at www.sonicwall.com.

THE MERGER

The discussion under the sections of this proxy statement entitled “The Merger” and “The Merger Agreement” summarizes the material terms of the merger. Although we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. We encourage you to read this proxy statement, the Merger Agreement and the other documents referred to herein carefully for a more complete understanding of the merger.

Background of the Merger

Since our inception, our board of directors and management team have been regularly evaluating our business and operations, our long-term strategic goals and alternatives, and our prospects as an independent company. Our board of directors and management team have regularly reviewed and assessed trends and conditions impacting the Company and its industry, changes in the marketplace and applicable law, the competitive environment and the future prospects of the Company. As part of its ongoing review of the Company and its position in its industry, our board of directors also regularly reviews the strategic alternatives available to the Company, including, among other things, possible strategic combinations, acquisitions and divestitures.

On October 22, 2007, as part of its regular practice, the Strategic Planning Committee of our board of directors received presentations from certain invited financial advisors to review strategic alternatives available to the Company given current market conditions. On December 18, 2007, the Company engaged a financial advisor (the “Prior Advisor”) to assist in identifying potential acquisition targets for the Company. Over a period of months, the Company expanded the scope of the engagement of the Prior Advisor to include advice regarding potential merger of equals transactions, and eventually a potential sale transaction of the Company. The Prior Advisor sent customary bankers’ books including information on the Company to approximately thirteen parties that were identified as potential strategic buyers (including Strategic Parties A, B and C, discussed below). While preliminary discussions progressed with a small number of these strategic parties, no formal offers were submitted to the Company.

During the first half of 2008, management provided the board of directors with updates regarding the various strategic opportunities being pursued by the Company. At a regular meeting of the board of directors on June 10, 2008, representatives from the Prior Advisor made a presentation to the board of directors concerning various strategic alternatives they had explored on behalf of the Company and the status of the discussions with various previously identified potential strategic buyers as well as potential financial buyers. At the conclusion of the presentation, the board of directors directed the Prior Advisor to limit consideration of strategic or financial partners to those opportunities then currently under consideration and to defer additional action outside that scope until further notice. The Company’s relationship with the Prior Advisor terminated in October 2008 amid the global financial crisis.

On October 18, 2008, at a meeting of the Strategic Planning Committee of our board of directors, the committee reviewed the status of a potential acquisition by the Company of an acquisition target that had been identified earlier in the year.

In November 2008, the Company held informal discussions with a potential strategic buyer. Such discussions ceased when it became clear that the valuation suggested by the potential strategic buyer was not consistent with the Company’s view of its long term value and was, therefore, below the level appropriate for further consideration. At a special meeting of the Strategic Planning Committee on November 17, 2008, the committee reviewed the recent communications between the Company and the potential strategic buyer, the degree of interest expressed in such communications and the threat of hostility implied in the exchange. The committee directed management to communicate with the potential strategic buyer that the Company had no current interest in moving forward at the suggested valuation. On November 18, 2008, at a special meeting of the board of directors, management reviewed the communications with the potential strategic buyer as well as the conclusions reached by the committee. The board of directors agreed with the committee that the suggested valuation was not consistent with the long term value of the Company and was below the level appropriate to warrant further discussion.

Along with the dramatic decline in the U.S. equity markets in general, the trading prices for the Company’s shares declined significantly in late 2008 and the shares continued to trade at relatively low levels in early 2009. On November 20, 2008, the Company received an unsolicited acquisition proposal from a potential financial sponsor at a per share price that ascribed little value to the Company above the per share value of our cash and short term investments.

At a board of directors meeting on February 10, 2009, the Company’s outside legal counsel, Fenwick & West LLP, or Fenwick, discussed possible structural defenses that the Company could implement to protect shareholder value. Following a series of interviews with prospective financial advisors, in March 2009, the board of directors entered into an agreement with Centerview Partners LLC, or Centerview, to act as its financial advisor. Over the next several months, Centerview and Fenwick advised management and the board of directors on subjects including the Company’s vulnerability to a hostile acquisition offer, possible structural defenses used to protect shareholder value and possible strategic transactions.

From time to time in 2008 and 2009, the Company’s President and CEO, Matthew Medeiros reached out to a large strategic company to determine its level of interest in entering a transaction designed to enhance the competitive position of both companies in networking infrastructure given increased industry consolidation. The Company received no affirmative response from its inquiries.

On April 15, 2009, Mr. Seth Boro, a Principal at Thoma Bravo contacted Mr. Medeiros and on April 16, 2009, the parties conducted a conference call during which Mr. Boro provided information regarding the announcement of Thoma Bravo’s most recent transaction. On June 9, 2009, Mr. Boro again contacted Mr. Medeiros concerning the possibility of having a further discussion. On June 16, 2009, the parties met and discussed changes in the competitive conditions in the Company’s market as a result of the economic downturn, channel partner financial health and growth and scale opportunities for the Company.

During the same time-frame, the Company received inquiries from a large strategic company (Strategic Party A). On July 31, 2009, the Company held a meeting with management representatives of Strategic Party A to discuss alternatives to grow a services business, especially in the small and medium sized business market. At the conclusion of the meeting, management representatives of Strategic Party A suggested that the parties put in place a non-disclosure agreement for the purposes of exploring other transaction opportunities. Upon further review, it was determined that the parties had previously reached agreement on a form non-disclosure agreement in the context of their on-going commercial relationship and thus, no new non-disclosure agreement was necessary. The Company’s management held meetings in July, August, September and October 2009 with management representatives of Strategic Party A to offer a detailed review of the Company’s business and prospects and to discuss possible alternative business opportunities. Strategic Party A continued to express interest in exploring a potential acquisition, but did not make a specific proposal following these meetings.

On July 31, 2009, representatives of Thoma Bravo met with Mr. Medeiros to discuss Thoma Bravo’s indicated desire to expand its presence in the security market and its belief that the Company’s business model had proven successful. The parties also discussed the potential for further cooperative activity, including assisting the Company in potential acquisitions that the Company may have been unable to complete on its own or a potential acquisition of the Company by Thoma Bravo.

At this time the Company’s senior management also began to hold informal meetings with strategic and financial parties in order to determine the level of interest these parties may have had in a potential transaction with the Company. In addition the board of directors instructed Centerview to contact other potentially interested parties. Through the balance of 2009 and early 2010, Centerview and the Company’s management contacted a total of twenty-two potential buyers, including fourteen strategic parties and eight financial sponsors. Of these, six parties (including Strategic Party A and Thoma Bravo) entered into confidentiality agreements with the Company to facilitate continued discussion with the Company regarding a potential acquisition transaction.

During the remainder of 2009, Strategic Party A continued to have periodic discussions with the Company regarding a potential transaction. In November 2009, management representatives from Strategic Party A began to inquire with Mr. Medeiros as to the possibility of an alternate arrangement in which the Company would become an original equipment manufacturer (OEM) for Strategic Party A. Negotiations intended to consummate such a transaction commenced in November 2009 and discussions between the Company and Strategic Party A continued. A potential acquisition transaction also remained a stated area of interest.

On December 8, 2009, the board of directors invited Centerview to attend a regularly scheduled board of directors meeting and present their views on the state of the network security industry, the Company’s prospects for increasing revenue growth, preliminary assessments of the Company’s valuation and potential strategic alternatives available to the Company (including potential acquisitions or a sale of the Company). During this meeting, the eight non-management members of the board of directors also held an executive session with Centerview in attendance to discuss the Company’s prospects. In the course of this discussion, the independent directors discussed the advisability of continuing to hold discussions with potential bidders for the Company, and agreed that such discussions should continue.

On December 19, 2009, Mr. Medeiros received a phone call from Mr. Boro of Thoma Bravo. Mr. Boro indicated a desire to meet with senior management to discuss a potential transaction. Mr. Medeiros replied that he did not believe he had incremental information about the Company that he was willing to share, unless Thoma Bravo was willing to present a written indication of interest in the Company. Mr. Boro agreed to work on preparing such an indication.

On January 11, 2010, Mr. Robert Sayle, a Vice President at Thoma Bravo and Mr. Boro of Thoma Bravo visited the Company’s headquarters to meet with Mr. Medeiros and Robert Selvi, the Company’s Chief Financial Officer. Messrs. Medeiros and Selvi did not discuss material non-public information with the representatives of Thoma Bravo, given that Thoma Bravo had not yet entered into a confidentiality agreement with the Company. After a brief discussion of previously disclosed events at the Company, Thoma Bravo presented a written offer to acquire the Company for $9.50 per share, which represented an approximate 25% premium to the latest closing share price of $7.61. As part of the offer, Thoma Bravo requested that the Company enter into a period of exclusive negotiations with Thoma Bravo and that the Company reimburse Thoma Bravo for expenses incurred should a transaction not occur. Mr. Medeiros informed the Thoma Bravo representative that he would relay their offer to the Company’s board of directors.

On January 14, 2010, Mr. Medeiros received a phone call from the CEO of a large strategic company that had previously been contacted (Strategic Party B). The CEO indicated a desire to meet in order to discuss a potential acquisition transaction. Mr. Medeiros subsequently scheduled an in-person meeting to be held at the Company’s office on January 22, 2010.

On January 18, 2010, the Company’s board of directors met, with Centerview and Fenwick in attendance. During this meeting, Mr. Medeiros reviewed with the board of directors various discussions and contacts with Thoma Bravo leading up to the January 11 meeting at which the initial offer was submitted. Centerview and Fenwick provided views on the significant terms of the offer that had been proposed by Thoma Bravo. Centerview provided preliminary views on valuation of the Company, as well as recommendations for a plan of communication with a broader group of potentially interested bidders for the Company. Centerview and Mr. Medeiros also provided a review of discussions with the strategic parties and financial sponsors contacted previously. Mr. Medeiros related to the board of directors his conversation with the CEO of Strategic Party B, and provided an update on discussions with Strategic Party A, which had recently demonstrated a strong preference for an OEM arrangement over an acquisition transaction.

At the conclusion of this meeting, the board of directors determined that Thoma Bravo’s offer was not sufficiently attractive to warrant formal consideration. However, given the level of interest in the Company that had emerged from multiple parties, the board of directors instructed Mr. Medeiros to hold an in-person meeting with the CEO of Strategic Party B as well as to continue discussions with Strategic Party A. Regarding Thoma Bravo, the board of directors instructed Centerview to inform them that their offer undervalued the Company, and that further discussion should be deferred until after the Company publicly announced its fourth quarter financial performance and first quarter guidance. The board of directors also directed Centerview to continue to facilitate discussions with other strategic parties and financial sponsors to more fully determine the levels of interest that a broader group of buyers might have to acquire the Company. Finally, the board of directors designated Charles Berger, an independent member of the board of directors, as a representative of the board of directors to be present in significant meetings and negotiations with potential buyers.

On January 22, 2010, Mr. Medeiros met with the CEO of Strategic Party B in Mr. Medeiros’s office. During the meeting, the CEO of Strategic Party B indicated a desire for management representatives of Strategic Party B to engage promptly in diligence to work toward an acquisition of the Company. Mr. Medeiros agreed that there could be a strong strategic rationale for a combination. The CEO of Strategic Party B indicated that he anticipated that diligence and negotiation would take as little as five days, and that he and his executive team wished to act quickly to consummate a transaction. However, since the Company was scheduled to report its fourth quarter and full year financial results in less than three weeks, Mr. Medeiros requested that they defer discussions until after those results were publicly announced.

On February 3, 2010, Mr. Medeiros met briefly with the CEO of a strategic party to determine potential interest in a strategic business combination transaction. Such party indicated that it was not interested in exploring such a transaction.

On February 9, 2010, Thoma Bravo and the Company executed a confidentiality agreement with a “standstill” provision that prevented Thoma Bravo from acquiring more than a specified percentage of the Company’s securities without the Company’s consent.

On February 9 and 10, 2010, the Company’s board of directors met to discuss, among other topics, recent interactions with potential bidders for the Company. On February 10, Centerview discussed with the board of directors revised preliminary views on the Company’s valuation, based on newly provided, management-prepared long-term financial projections. In addition, Centerview provided an update on the status of discussions with potential buyers. Other than Thoma Bravo, Strategic Party A and Strategic Party B, none of the potential buyers contacted by Centerview or management had expressed a desire to enter into more advanced discussions to investigate a potential acquisition transaction. However, the Company and Centerview believed that a subset of these parties who had expressed more interest than the others might be induced to enter into more serious discussions if they were made to understand that a significant level of strategic interest in the Company had developed among other potential bidders. Centerview made contact with this targeted group of parties, three of which chose to enter into confidentiality agreements and engage in further discussions with the Company. These additional parties included one large strategic company (Strategic Party C), and two large financial sponsors (Financial Sponsor A and Financial Sponsor B).

On February 11, 2010, the Company issued a press release announcing its financial results for the fourth quarter of 2009 and providing financial guidance for the first quarter of 2010.

On February 16, 2010, Messrs. Medeiros, Selvi and Berger met with representatives of Thoma Bravo to provide a detailed review of the Company’s business and prospects.

On February 22, 2010, based on information made available to Thoma Bravo at the meeting on February 16, 2010, Thoma Bravo submitted a revised written offer to acquire the Company for $10.25 per share, which was $0.75 higher than its previous offer. As part of the offer, Thoma Bravo again requested that the Company enter into a period of exclusive negotiations and that the Company reimburse Thoma Bravo for expenses incurred should a transaction not occur.

Also on February 22, 2010, the Company entered into a confidentiality agreement with Strategic Party B containing a “standstill” provision that prevented Strategic Party B from acquiring more than a specified percentage of the Company’s securities without the Company’s consent.

On March 1, 2010 the Company’s board of directors held a regularly scheduled meeting. Among other topics, the board of directors discussed Thoma Bravo’s revised offer. Representatives from Centerview and Fenwick provided views on key terms of the offer, and Centerview updated the board of directors on the status of discussions with other potentially interested parties. Mr. Medeiros provided an update on negotiations with Strategic Party A regarding an OEM agreement, and the board of directors discussed the potential to re-orient that discussion toward an acquisition transaction, particularly given the interest other parties had recently expressed in a potential acquisition transaction.

On March 2, 2010, the Company entered into a confidentiality agreement with Financial Sponsor B containing a “standstill” provision that prevented Financial Sponsor B from acquiring more than a specified percentage of the Company’s securities without the Company’s consent.

On March 4, 2010, the Company entered into a confidentiality agreement with Financial Sponsor A containing a “standstill” provision that prevented Financial Sponsor A from acquiring more than a specified percentage of the Company’s securities without the Company’s consent.

On March 8, 2010, the Company entered into a confidentiality agreement with Strategic Party C containing a “standstill” provision that prevented Strategic Party C from acquiring more than a specified percentage of the Company’s securities without the Company’s consent.

On March 9, 2010, Mr. Medeiros, Mr. Selvi and a representative from Centerview held a five-hour meeting with Strategic Party B to provide a comprehensive overview of the Company and initial views on potential synergies. Following this meeting, management representatives from Strategic Party B indicated that they remained very interested in a potential acquisition transaction; however they would need to discuss any potential acquisition transaction with their board of directors at the next scheduled board of directors meeting on March 12. Management representatives of Strategic Party B requested that the Company provide additional information to facilitate their analysis of a transaction and indicated they would follow up with the Company following their board of directors meeting. Over the course of the next several weeks, Mr. Selvi and other members of the Company’s management responded to Strategic Party B’s request for additional information, and Centerview spoke periodically with management representatives of Strategic Party B regarding their level of interest and timing of any potential offer they intended to submit.

On March 10, 2010, Mr. Berger, Mr. Medeiros, Mr. Selvi and a representative from Centerview held a meeting with Financial Sponsor A to provide a comprehensive overview of the Company. Subsequently, on March 16, 2010, a representative from Financial Sponsor A communicated to Centerview that they would not submit an offer to acquire the Company, due to concerns regarding the Company’s public market valuation and its unwillingness to pay a premium above that level.

From November 2009 through March 2010, management of the Company and Strategic Party A exchanged communications with the intent of making progress on certain material commercial terms that the parties were unable to agree upon in the context of their potential OEM Agreement.

On March 18, 2010, Mr. Medeiros and other senior management representatives of the Company, along with a representative from Centerview held a meeting with Strategic Party C to provide an overview of the Company. Following this meeting, a management representative from Strategic Party C communicated to Centerview that members of Strategic Party C’s management would need to discuss potential next steps and that they would communicate these to Centerview as soon as possible.

On March 23, 2010, Mr. Medeiros, Mr. Selvi, Mr. Berger and a representative from Centerview met with representatives from Thoma Bravo, including Mr. Sayle, Mr. Boro and Orlando Bravo, to discuss the conditions under which the Company would be willing to continue discussions with Thoma Bravo regarding a potential acquisition transaction. Those conditions included (i) Thoma Bravo must substantially improve its offer, (ii) the Company would not negotiate with Thoma Bravo on an exclusive basis, (iii) Thoma Bravo would need to provide more detail with respect to its debt financing sources and (iv) a firm indication from Thoma Bravo regarding additional diligence information it would need prior to entering into a merger agreement, and the amount of time it would need to conduct such diligence. During this meeting, Mr. Bravo orally indicated that he would be willing to increase Thoma Bravo’s offer to $11.00 per share.

On March 24, 2010, a representative from Centerview met with Strategic Party A to discuss Strategic Party A’s interest in an acquisition of the Company. Strategic Party A indicated that it was not in a position to make an acquisition proposal.

On March 24, 2010, Mr. Medeiros, Mr. Selvi, Mr. Berger and a representative from Centerview held a meeting with Financial Sponsor B to provide a comprehensive overview of the Company.

On March 25, 2010, Centerview received a phone call from Strategic Party B. The management representative from Strategic Party B indicated that Strategic Party B remained very interested in exploring a potential acquisition transaction, but would not be in a position to submit an offer until mid-April.

On March 29, 2010, Thoma Bravo submitted a revised letter of intent to acquire the Company for $11.00 per share, which was $0.75 higher than its previous offer. As part of the offer, Thoma Bravo again requested that the Company enter into a period of exclusive negotiations with Thoma Bravo and that the Company reimburse Thoma Bravo for expenses incurred should a transaction not occur. Thoma Bravo’s offer included a list of remaining diligence information requests, a proposed draft merger agreement and a list of CEO references from other Thoma Bravo portfolio companies.

On March 29, 2010, the Company’s board of directors held a regularly scheduled meeting. Mr. Medeiros, Mr. Berger and Centerview provided an update on the discussions recently held with the three strategic parties and the three financial sponsors (including Thoma Bravo) that had entered into confidentiality agreements with the Company. Next, the material terms of the initial draft definitive agreement provided by Thoma Bravo were discussed, including, among other terms, a termination provision that enabled Thoma Bravo to unilaterally and unconditionally terminate the transaction upon payment of $27 million, as well as expressly prohibiting the Company from seeking any specific performance remedies against Thoma Bravo. Also discussed were relevant terms in the agreement regarding fiduciary exceptions to the no-shop provisions, superior offer termination rights, restrictive covenants and closing conditions. The board of directors determined to defer further consideration of the offer until the Company and its legal and financial advisors had sufficient opportunity to analyze all aspects of the revised offer. A representative from Fenwick then discussed the board of directors’ fiduciary duties in the context of a change of control of the Company. The eight non-management directors subsequently held an executive session with Centerview and Fenwick in attendance to discuss potential next steps and strategy with respect to the various parties potentially interested in submitting an offer to acquire the Company.

On April 5, 2010, the Company’s board of directors met telephonically to discuss Thoma Bravo’s revised offer to acquire the Company. Representatives from Centerview and Fenwick discussed key terms of the offer, including views on potential debt financing sources and important aspects of the draft merger agreement. The structure and material terms of the draft definitive agreement that were discussed included changes to remove the ability of Thoma Bravo to unilaterally and unconditionally terminate the transaction upon payment of $27 million to the Company, changes with respect to the right to sue for specific performance, and changes to the ability of the board of directors to consider superior proposals and intervening events. The board of directors instructed Mr. Berger, Mr. Medeiros and Centerview to inform Thoma Bravo that the offer price remained too low, but that Thoma Bravo would be permitted to continue to perform diligence on the Company with the expectation that they would again increase their offer.

On April 6, 2010, a management representative from Financial Sponsor B communicated to Centerview that they would not submit an offer to acquire the Company due to concerns regarding valuation, specifically stating that they believed the Company was “fully valued” at the present market price of approximately $9 per share.

On April 6, a management representative from Strategic Party C indicated to Centerview that it would like to meet with members of the Company’s technical development team to learn more about the Company’s product road map. This meeting was held at the Company’s offices on April 14. Subsequent to this meeting, a management representative from Strategic Party C communicated to Centerview that it would not submit an offer to acquire the Company, as it believed the two companies’ present and future product lines were not sufficiently differentiated to justify a combination.

On April 6, 2010, the Company was informed by Strategic Party A that they no longer desired to enter into an OEM Agreement with the Company for various financial and commercial reasons.

On April 15, 2010, Mr. Medeiros, Mr. Berger, Mr. Selvi, other members of the Company’s management and representatives from Centerview met at Fenwick’s offices with representatives from Thoma Bravo, including Mr. Bravo, Mr. Boro and Mr. Sayle, representatives from Credit Suisse (Thoma Bravo’s debt financing advisor), representatives from Teachers’ Private Capital, the private investment department of Ontario Teachers Pension Plan Board, and representatives from Thoma Bravo’s other advisors. The purpose of this meeting was to provide a comprehensive overview of the business to Thoma Bravo’s financing sources and advisors.

On April 20, 2010, the Company’s board of directors held a regularly scheduled meeting. A representative from Fenwick reviewed the fiduciary duties of the board of directors with respect to the current circumstances. Representatives from Centerview reviewed preliminary views on the Company’s valuation. Mr. Berger, Mr. Medeiros and Centerview reviewed the status of discussions with various parties potentially interested in acquiring the Company, noting that the Company or Centerview had contacted twenty-two parties regarding a potential transaction since mid-2009, and only one of these parties (Thoma Bravo) had submitted an offer. The board of directors instructed management, Centerview and Fenwick to continue to work with Thoma Bravo and provide requested diligence information.

On April 23, 2010, the Company issued a press release announcing its financial results for the first quarter of 2010 and providing financial guidance for the second quarter of 2010.

On May 13, 2010, a representative from Centerview spoke with Mr. Bravo to reiterate the Company’s position that Thoma Bravo would need to improve its offer and concede certain key contract points before the Company would be willing to enter into a merger agreement.

On May 13, 2010, Mr. Berger and representatives from Centerview and Fenwick conferred with representatives from Thoma Bravo and Kirkland & Ellis (Kirkland, Thoma Bravo’s legal advisor) to discuss key points of the draft merger agreement. During this discussion, representatives from Fenwick presented the Company’s position on these key points, including seeking improvements in certain terms relating to deal certainty including the Company’s ability to specifically enforce the agreement, the conditions precedent to the transaction and the reverse termination fee (described in this proxy statement as the “Parent termination fee”), changes regarding Thoma Bravo’s right not to close the transaction in the event of a “material adverse effect” upon the Company and the Company’s rights of enforcement with respect to the equity and debt commitment letters. The parties also discussed the inclusion of a go-shop provision in the merger agreement.

On May 17, 2010, Fenwick distributed to Thoma Bravo and Kirkland a revision to various sections of the proposed draft merger agreement provided to the Company from Thoma Bravo on March 29, 2010. This revision included eliminating Thoma Bravo’s ability to unilaterally and unconditionally terminate the transaction upon payment of $27 million, as well as the inclusion of specific performance remedies by the Company to cause Parent and Merger Sub to cause the Sponsor’s to finance the equity financing in the event that the debt financing is funded, as well as entitling the Company to seek specific performance to cause Parent and Merger Sub to enforce the terms of the debt financing commitments.

On May 18, 2010, Mr. Bravo verbally expressed to Centerview that Thoma Bravo intended to submit a revised offer for $11.50 per share, which was $0.50 higher than its previous offer, and expressed a desire to formally present this offer to the Company’s board of directors at the board of directors’ next meeting, scheduled for May 21, 2010. During this discussion, Mr. Bravo indicated that he would not be prepared to include a go-shop period in the merger agreement, but noted that the parties had not entered into a period of exclusive negotiations and the Company was therefore free to continue to discern potential interest from other parties in acquiring the Company.

On May 19, 2010, Mr. Berger and representatives from Centerview and Fenwick spoke with representatives from Thoma Bravo and Kirkland to continue discussions regarding key points of the merger agreement proposed by Fenwick on May 17, 2010, including changes to improve deal certainty, including the Company’s ability to specifically enforce the merger agreement, termination provisions and the outside termination date.

On May 19, 2010, a representative from Centerview spoke with the CEO of Strategic Party B and indicated that, if Strategic Party B intended to enter into an acquisition transaction with the Company, it would need to indicate its intention immediately, and encouraged Strategic Party B to do so. The CEO of Strategic Party B stated that it remained very interested in exploring a potential transaction, and would promptly meet with Strategic Party B’s board of directors to review the situation and discuss a potential offer.

On May 21, 2010, the board of directors met to discuss the status of negotiations with Thoma Bravo and the status of discussions with other parties potentially interested in acquiring the Company, and to allow Thoma Bravo to formally present its updated offer for $11.50 per share. A representative of Fenwick summarized certain significant terms of the draft merger agreement that had been agreed conceptually with Thoma Bravo and discussed open and outstanding items with the board of directors. During this meeting, the eight non-management members of the board of directors also held an executive session to vote on whether to continue discussions with Thoma Bravo on the basis of Thoma Bravo’s latest offer of $11.50 per share. The board of directors voted in executive session to continue negotiations, and instructed Centerview to request of Thoma Bravo that the offer price be increased and that the reverse termination fee be substantially increased. The board of directors also instructed Centerview to have discussions with Strategic Party A, Strategic Party B, Strategic Party C and any other Strategic Parties who had previously shown an interest in acquiring the Company and indicate that a transaction in which the Company would be sold was potentially imminent. The board of directors also instructed Fenwick to deliver a complete mark-up of the proposed draft merger agreement provided to the Company from Thoma Bravo on March 29, 2010, including revisions to various key sections of the merger agreement that had been agreed conceptually, or in part, between the parties at that time. Fenwick delivered the revised draft to Kirkland that day.

On May 22, 2010 a representative from Centerview spoke with Mr. Bravo, during which Mr. Bravo indicated that the latest bid, at $11.50 per share, was Thoma Bravo’s “best and final” offer. Mr. Bravo agreed to increase the reverse termination fee to $65 million (from $27 million, as previously proposed), but asked that the Company termination fee be increased as well, to $30 million (from $20 million as had been proposed by the Company on May 21, 2010).

On May 24, 2010, a representative from Centerview met with management representatives of Strategic Party A in their offices to communicate the message that, if Strategic Party A intended to enter into an acquisition transaction with the Company, it would need to indicate its intention immediately. Strategic Party A declined to indicate such interest.

On May 25, 2010, Fenwick and Kirkland engaged in an extended day long negotiation session. The parties discussed the remaining open items in an effort to improve the non-price terms of the proposed transaction.

On May 26, 2010, Messrs. Medeiros, Selvi and Berger met with Thoma Bravo’s investment committee. Following this meeting, Mr. Bravo communicated to a representative from Centerview that the meeting had gone well and that Thoma Bravo was willing to agree to Company termination fee of $25 million, rather than $30 million. Kirkland distributed a revised draft of the merger agreement on May 26, 2010 as well, reflecting negotiations with Fenwick from the day prior, as well as the increase in the price per share from $11.00 to $11.50, a Company termination fee of $25 million, and a reduction in the reverse termination fee from $65 million to $60 million.

On May 27, 2010, a representative from Centerview spoke with management representatives from Strategic Party C to communicate the message that, if Strategic Party C intended to enter into an acquisition transaction with the Company, it would need to indicate its intention immediately. Strategic Party C declined to indicate such interest.

On May 27, 2010, the Company’s board of directors met telephonically to discuss the status of Thoma Bravo’s latest offer and negotiations. Based on the latest developments including discussions with other potential acquirers, the board of directors agreed to proceed with further contract negotiations with Thoma Bravo on the basis of the offer for $11.50 per share.

Between May 27, 2010 and June 1, 2010, representatives of Fenwick and Kirkland continued to finalize the draft merger agreement, the Equity Financing Commitments, the limited guaranties, the Debt Financing Commitment, and the disclosure schedules. Multiple drafts of the definitive transaction documents were exchanged. On June 1, 2010, on behalf of Thoma Bravo, Kirkland delivered a revised draft of the definitive agreement for the proposed transaction to Fenwick, which reflected the material terms upon which the parties had earlier reached tentative agreement.

On June 1, 2010, Mr. Medeiros spoke with the CEO of Strategic Party B, from whom the Company had heard no further response since May 19, 2010, to determine whether Strategic Party B intended to submit a letter of intent to acquire the Company in advance of the Company’s board of directors meeting on June 2, 2010. The CEO of Strategic Party B stated that it may remain interested in a potential transaction, and would promptly discuss with the Chairman of Strategic Party B’s board, and would contact Mr. Medeiros prior to the Company’s board of directors meeting if they remained interested. The Company did not receive any further communication from Strategic Party B.

On June 2, 2010, the Company’s board of directors held a special meeting to discuss the offer from Thoma Bravo. Prior to the meeting, Thoma Bravo inquired with Centerview if the Company would consider a price concession of $0.25 per share following discussions Thoma Bravo had with its debt partner on increased pricing of the debt financing. Centerview indicated it would relay the request to the board of directors, but did not think it would be well received and the board of directors would need additional time to consider any new pricing terms. Shortly thereafter, Thoma Bravo confirmed its offer of $11.50 per share.

At the June 2, 2010 board of directors meeting, representatives of Centerview reviewed their discussions with the representatives of various other potentially interested parties, and informed the board of directors that none of these parties had indicated serious interest in pursuing an acquisition transaction. A representative from Fenwick reviewed the board of director’s fiduciary duties with respect to the draft merger agreement and summarized for the board of directors the Equity Financing Commitments, the limited guaranties, the Debt Financing Commitment, and draft merger agreement, including the significant changes negotiated with Thoma Bravo, which included a lower company termination fee, and further noted that the board of directors had received a copy of the draft merger agreement and the other agreements in presumptive final form. The representatives of Centerview delivered its oral opinion that, as of the date of the opinion, and based upon and subject to the assumptions and limitations described in its opinion, the offer price of $11.50 per share in cash to be received by holders (other than Thoma Bravo) of the Company’s common stock pursuant to the merger was, from a financial point of view, fair to such holders. Centerview subsequently delivered its written opinion, dated June 2, 2010, confirming its oral opinion. The full text of Centerview’s written opinion, which describes the assumptions made, general procedures followed, factors considered and the limitations on the scope of review conducted by Centerview in rendering its opinion, is attached as Annex C. The board of directors was also aware at that time of the fee arrangement with Centerview. After extensive discussion, the board of directors unanimously determined that the merger is advisable and in the best interests of the Company and its shareholders; authorized, adopted, approved and declared advisable the merger, the Merger Agreement and the Merger Filing and transactions contemplated thereby; authorized execution of the Merger Agreement; resolved that the principal terms of the Merger Agreement, the merger and the Merger Filing be submitted to the shareholders of the Company for approval; and recommended that the shareholders of the Company vote to approve the principal terms of the Merger Agreement, the merger and the Merger Filing. On June 2, 2010, Parent, Merger Sub and the Company executed the Merger Agreement, and the Sponsors executed the limited guaranties, and the Company issued a press release announcing execution of the Merger Agreement.

On June 16, 2010, the board of directors of SonicWALL, Inc. received an unsolicited non-binding proposal from Strategic Party D, a privately held competitor, in which such party proposed, subject to completion of due diligence and finalization of definitive documentation, to acquire the outstanding shares of common stock of SonicWALL for $12.00 per share in cash. Strategic Party D’s offer identifies Financial Sponsor C and Financial Sponsor D as expected equity financing sources for its proposal and states that it is in discussions with debt financing sources.

On June 18, 2010, the board of directors of SonicWALL, after consultation with its financial and legal advisors, determined that the unsolicited non-binding proposal from Strategic Party D meets the criteria required by Section 5.6(b) of the Merger Agreement to permit the Company to provide information to, and negotiate with, Strategic Party D in accordance with its terms. Based on this determination and as permitted by the Merger Agreement, SonicWALL delivered a confidentiality agreement with a standstill provision to Strategic Party D and its proposed equity financing sources as provided for in the Merger Agreement and, upon its execution, will furnish information to Strategic Party D and enter into discussions with it regarding its proposal.

The board of directors of SonicWALL has not approved, adopted or recommended the acquisition proposal from Strategic Party D or declared it superior to the Merger Agreement and the merger. Moreover, SonicWALL’s board of directors has not withdrawn, qualified, or modified its recommendation that SonicWALL shareholders approve the principal terms of the Merger Agreement, the merger and the Agreement of Merger. Our board of directors continues to recommend that you vote “FOR” the proposal to approve the principal terms of the Merger Agreement, the merger and the Agreement of Merger. There is no assurance that negotiations with Strategic Party D will ultimately lead to a superior proposal, that SonicWALL and Strategic Party D will reach final agreement on terms regarding the acquisition of SonicWALL by Strategic Party D or that, if the parties do enter into such an agreement, regulatory approvals and other conditions to completing such a transaction will be obtained.

Reasons for the Merger; Recommendation of the Board of Directors

The board of directors of the Company, at a meeting held on June 2, 2010, unanimously (i) approved the Merger Agreement, the merger and Merger Filing, and the other transactions contemplated by the Merger Agreement, and (ii) determined that the merger and the other transactions contemplated by the Merger Agreement, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and its shareholders. The Company’s board of directors made its determination after consultation with its independent legal and financial advisors and consideration of a number of factors.

The material factors and potential benefits of the merger considered by the Company’s board of directors, each of which support the determination and recommendation set forth above, include the following:

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the belief of the Company’s board of directors that the cash consideration of $11.50 per share was likely the highest price per share that Parent is willing to pay as a result of the negotiations between the parties;

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the Company’s board of directors belief that the merger is more favorable to our shareholders than the alternatives to the merger, which belief was formed based on its review, with the assistance of its financial advisors, of the alternatives available to the Company, including continuing to operate its business in the ordinary course of business and pursuing the other strategic alternatives available to the Company;

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that the consideration for the merger and the other terms of the Merger Agreement resulted from extensive negotiations between the Company and its legal and financial advisors, on the one hand, and Parent and Thoma Bravo, LLC and their legal and financial advisors, on the other hand, after the Company conducted a process that included active solicitation of interest from 14 potential strategic acquirors and 7 other private equity firms (in addition to Thoma Bravo, LLC);

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the fact that, having solicited indications of interest from those parties we believed might be interested in and capable of proceeding with an acquisition of SonicWall, none of these companies have provided any competing proposal;

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the Company’s board of directors belief that prospective improvements in the Company’s operating performance and financial results are fairly compensated by consideration for the merger, in light of the risks to the achievement of such improvements, including significant execution risks on a going forward basis;

•

the recent and historical market prices of SonicWALL common stock, including the market price of SonicWALL common stock relative to those of other industry participants and general market indices, and the fact that the $11.50 per share cash merger consideration represents a premium of 31.9% to the June 1, 2010 closing market price of $8.72 per share of SonicWALL common stock, and a premium of 35.1% to the 90-day prior closing market price of $8.51 per share of SonicWALL common stock;

•

the fact that the $11.50 per share cash merger consideration represents a premium of 74.3% to the enterprise value (obtained by adding any short and long-term debt to the sum of the market value of the Company’s fully diluted common stock, the book value of any minority interest in other equity and the value of any material debt-equivalent liabilities less any cash equivalents, marketable securities and other instruments) represented by the June 1, 2010 closing market price of $8.72 per share of SonicWALL common stock;

•

the fact that the negotiations of the merger were conducted with the active participation and oversight of Mr. Berger, an independent director with no material financial interest in the merger that is different from our shareholders;

•

the increased competition from much larger-scale competitors and the board of directors’ understanding of the business, operations, financial condition, earnings and prospects of SonicWALL, including the prospects of SonicWALL as an independent entity;

•

the opinion and financial presentation dated June 2, 2010 of Centerview Partners LLC to the board of directors as to the fairness, from a financial point of view, of the $11.50 per share merger consideration to be received by holders of SonicWALL common stock (other than Parent and its affiliates), as more fully described below in “The Merger—Opinion of the Company’s Financial Advisor” beginning on page 35;

•	the Company’s historical performance relative to its internal projections, operating plan and strategic goals;

•

current and projected challenging economic and market conditions, and general uncertainty surrounding forecasted economic conditions in both the near-term and the long-term, globally as well as within the network and content security and business continuity industry, and the fact that these uncertain conditions increase the difficulty of planning for our future business;

•

the merger consideration is all cash, allowing SonicWALL shareholders to immediately realize at the closing of the merger a fair value in cash for their investment and to avoid long-term business risk, while also providing such shareholders certainty of value for their shares of common stock;

•	the likelihood that the merger would be completed based on, among other things:

¡	the reputations of the Sponsors,
¡	the absence of a financing condition in the Merger Agreement,
¡

the fact that the Merger Agreement provides that Parent would be required to pay to the Company a termination fee of $60 million in the event that the Merger Agreement is terminated under certain circumstances,

¡	the receipt of executed commitment letters from Parent’s sources of debt and equity financing for the merger,
¡	the belief that the debt commitment letter represents a strong commitment on the part of Credit Suisse thereto with few conditions that would permit Credit Suisse to terminate its commitment,
¡

the Company’s ability, under the Merger Agreement, under certain circumstances, to seek specific performance to prevent breaches of the Merger Agreement by Parent and Merger Sub and to enforce specifically the terms of the Merger Agreement under certain circumstances, and

¡	the absence of significant antitrust risk;

•

subject to compliance with the terms and conditions of the Merger Agreement, the Company’s board of directors is permitted to change its recommendation to vote in favor of the proposal to approve the principal terms of the Merger Agreement and, prior to the approval of the principal terms of the Merger Agreement, the merger and the Merger Filing by the shareholders, to terminate the Merger Agreement in order to enter into a definitive agreement with a competing bidder with respect to a superior proposal, upon the payment to Parent or Merger Sub of a termination fee of $25 million; and

•

the availability of statutory dissenting shareholder rights to holders of SonicWALL common stock who comply with all of the required procedures under Chapter 13 of the California General Corporation Law, which allows such holders to demand that the Company purchase the shares of common stock of the Company owned by them at their fair market value as determined by the California Superior Court.

The Company’s board of directors also considered certain material risks or potentially adverse factors in making its determination and recommendation, including the following:

•

the fact that the $11.50 price per share will represent the maximum price per share receivable by SonicWALL shareholders unless the Merger Agreement is terminated in accordance with its terms, and that SonicWALL will cease to be a public company and its shareholders will no longer participate in any future earnings or growth of SonicWALL and therefore will not benefit from any appreciation in the Company’s value, including any appreciation in value that could be realized as a result of improvements to operations;

•	the fact that gains from all-cash transactions are generally taxable to SonicWALL shareholders for U.S. federal income tax purposes;

•	the risk that the financing contemplated by the debt commitment letter for the consummation of the merger might not be obtained;

•

the fact that Parent and Merger Sub are newly-formed corporations with essentially no assets other than the equity commitments of the Sponsors and that our remedy in the event of breach of the Merger Agreement by Parent or Merger Sub may, in some circumstances, be limited to receipt of the $60 million termination fee, as guaranteed by Thoma Bravo Fund IX, L.P. and Ontario Teachers’ Pension Plan Board;

•

the fact that some of the Company’s directors and named executive officers, as shareholders, may have interests that may differ from those of SonicWALL’s other shareholders (see “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 41 for more information);

•

the significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to complete the merger and related disruptions to the operation of the Company’s business;

•

the restrictions on the conduct of the Company’s business prior to the completion of the merger, requiring the Company to conduct business only in the ordinary course, subject to specific limitations, which could delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger and the length of time between signing and closing when these restrictions are in place;

•	the terms of the Merger Agreement that place limitations on the Company’s ability to solicit competing proposals and to terminate the Merger Agreement and accept a superior proposal;

•	the requirements that the Company pay to Parent up to $2,000,000 in expenses or a termination fee of $25 million in the event that the Merger Agreement is terminated under certain circumstances; and

•

the possibility of disruption to the Company’s operations following the announcement of the merger, and the resulting effect if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effects on the Company’s business and its relationships with customers and suppliers.

The foregoing summarizes the material factors considered by the board of directors in its consideration of the merger. After considering these factors, the board of directors concluded that the positive factors relating to the Merger Agreement and the merger outweighed the potential negative factors. In view of the wide variety of factors considered by the board of directors and the complexity of these matters, the board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the board of directors may have assigned different weights to various factors. The board of directors approved and declared the advisability of the Merger Agreement, the merger and the Merger Filing based upon the totality of the information presented to and considered by it.

Our board of directors recommends that you vote “FOR” the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate.

Opinion of the Company’s Financial Advisor

Centerview Partners LLC, or Centerview, rendered its opinion to the board of directors of SonicWALL that, as of June 2, 2010, and based upon and subject to the assumptions and limitations set forth therein, the $11.50 per share in cash to be paid to the holders (other than Thoma Bravo) of the shares of SonicWALL common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Centerview, dated June 2, 2010, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Centerview in connection with the opinion, is attached to this proxy statement as Annex C. Centerview provided its opinion for the information and assistance of the board of directors of SonicWALL in connection with its consideration of the merger. The Centerview opinion is not a recommendation as to how any holder of SonicWALL common stock should vote with respect to the transaction, or any other matter. The summary of the written opinion of Centerview set forth below is qualified in its entirety by reference to the full text of such opinion.

In connection with rendering the opinion and performing its related financial analyses, Centerview reviewed, among other things:

•	the Merger Agreement;
•	annual reports to shareholders and annual reports of SonicWALL on Form 10-K for the five years ended December 31, 2009;
•	certain interim reports to shareholders and quarterly reports of SonicWALL on Form 10-Q;
•	certain publicly available research analyst reports for SonicWALL;
•	certain other communications from SonicWALL to its shareholders; and
•	certain internal information relating to the projections, business, operations, earnings, cash flow, assets and liabilities of SonicWALL, as prepared by its management (the “Internal Data”).

Centerview also held discussions with members of the senior management and representatives of SonicWALL regarding their assessment of the Internal Data, prospects of SonicWALL and the strategic rationale for the transaction. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for SonicWALL and compared them with those of certain other companies in lines of business that Centerview deemed relevant. Centerview compared the financial terms of certain other transactions that it deemed relevant and conducted such other financial studies and analyses and took into account such other information as it considered appropriate.

For purposes of rendering the opinion described above, Centerview relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with or reviewed by it, and Centerview did not assume any liability for any such information. In that regard, Centerview assumed with the consent of SonicWALL that the Internal Data had been reasonably prepared on a basis reflecting the best then-currently available estimates and judgments of the management of SonicWALL. In addition, Centerview did not make an independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of SonicWALL, nor was any evaluation or appraisal of the assets or liabilities of SonicWALL provided to Centerview. Centerview assumed that the merger will be consummated on terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to Centerview’s analysis. Centerview did not express any opinion as to the impact of the transaction on the solvency or viability of SonicWALL to pay its obligations when they come due, and Centerview’s opinion does not address any legal, regulatory, tax or accounting matters.

Centerview’s opinion does not address the underlying business decision of SonicWALL to effect the transaction or the relative merits of the transaction as compared to any alternative business strategies or transactions that might be available to SonicWALL. Centerview’s opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the $11.50 per share in cash to be paid to the holders (other than Thoma Bravo) of the shares of SonicWALL common stock pursuant to the Merger Agreement. Centerview was not asked to, nor did it, express any view on, and the opinion does not address, any other term or aspect of the Merger Agreement or the transaction, including, without limitation, the fairness of the transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of SonicWALL; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of SonicWALL, or class of such persons in connection with the transaction, whether relative to the $11.50 per share in cash to be paid to the holders (other than Thoma Bravo) of the outstanding shares of SonicWALL common stock pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on economic, monetary, market and other conditions, as in effect on, and the information made available to it as of, the date of the opinion and Centerview assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Centerview’s opinion does not constitute a recommendation to any shareholder of SonicWALL as to how such shareholder should vote with respect to the transaction or any other matter, nor does it constitute legal, tax or accounting advice.

Centerview’s financial advisory services and the opinion expressed above were provided for the information and assistance of SonicWALL’s board of directors in connection with its consideration of the transaction. Centerview’s opinion was approved by a fairness committee of Centerview.

The following is a summary of the material financial analyses performed by Centerview to arrive at its above-described opinion that was delivered to the board of directors of SonicWALL. The following summary, however, does not purport to be a complete description of the financial analyses performed by Centerview, nor does the order of analyses described represent relative importance or weight given to those analyses by Centerview. Some of the summaries of the financial analyses include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses and, therefore, must be read together with the full text of each summary. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 1, 2010 and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis.    Centerview reviewed the historical trading prices for SonicWALL common stock for the 52 week period ended June 1, 2010. In addition, Centerview analyzed the consideration to be paid to holders of SonicWALL common stock pursuant to the Merger Agreement in relation to the current, 90-day prior to closing and 52 week intraday high market prices of SonicWALL common stock.

This analysis indicated that the price per share to be paid to SonicWALL shareholders pursuant to the Merger Agreement represented:

•	a premium of 31.9% based on the June 1, 2010 closing market price of $8.72 per share;
•	a premium of 35.1% based on the 90-day prior closing share price of $8.51 per share; and
•	a premium of 4.5% based on the 52-week intraday high share price of $11.00 per share.

Selected Comparable Company Analysis.    Centerview reviewed and compared specific financial and operating data relating SonicWALL to a broad group of Security Software and Networking companies that Centerview, based on its experience in the industry, deemed comparable to SonicWALL. The following companies were considered:

Security Software Peers

•	Check Point Software Technologies
•	Fortinet
•	McAfee
•	Sourcefire
•	Symantec
•	Trend Micro
•	VASCO Data Security International
•	Websense

Networking Peers

•	Blue Coat Systems
•	F5 Networks
•	Riverbed Technology

Centerview calculated and analyzed various financial metrics of each of the selected comparable companies based on publicly available information and Wall Street analyst research reports. These financial metrics included projected revenue growth from Calendar Year (CY) 2009 to CY 2010, CY 2010 Gross Margin, CY 2010 EBIT Margin, the Enterprise Value (EV) to CY 2010 Revenue multiple and EV to CY 2010 EBITDA multiple of each selected company. The EV of each company was obtained by adding its short and long-term debt to the sum of the market value of its fully diluted common stock, the book value of any minority interest in other equity and the value of any material debt-equivalent liabilities less any cash equivalents, marketable securities and other similar instruments.

The results of these analyses are summarized below:

	CY ‘09-‘10 Revenue Growth	CY 2010E		Enterprise Value /
		Gross Margin	EBIT Margin	CY 2010E Revenue	CY 2010E EBITDA
Median Statistic - Entire Peer Set	13.2%	78.4%	24.2%	2.6x	9.3x

Median Statistic - Security Software Peer Set	11.3%	81.5%	25.2%	2.4x	8.4x

Thoma Bravo Offer - Based on Mean of Research Analyst Projections for the Company (“Consensus”)	14.1%	72.7%	17.3%	2.1x	10.7x

Thoma Bravo Offer - Based on Management Projections for the Company (“Management”)	14.4%	74.4%	19.1%	2.1x	9.8x

Centerview selected the comparable companies, and particularly the “Security Software Peers”, because their businesses and operating profiles are reasonably similar to that of SonicWALL. However, because of the inherent differences between the business, operations and prospects of SonicWALL and those of the selected comparable companies, Centerview did not rely solely on the quantitative results of the selected comparable company analysis. Centerview also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of SonicWALL and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between SonicWALL and the companies included in the selected company analysis.

Discounted Cash Flow Analysis.    Centerview performed an illustrative discounted cash flow analysis on SonicWALL using SonicWALL’s management projections to determine indications of implied total equity values per share of SonicWALL common stock based on the present value of the standalone, unlevered, after-tax estimated free cash flows (Free Cash Flows) of SonicWALL. Centerview calculated indications of present value of Free Cash Flows for SonicWALL through December 31, 2014 using discount rates ranging from 11.0% to 14.0%, reflecting estimates of the Company’s weighted average cost of capital. Centerview also calculated illustrative terminal values as of December 31, 2014 based on assumed perpetuity growth rate of Free Cash Flows ranging from 1.0% to 3.0%. These illustrative terminal values were then discounted to calculate implied indications of present value using a range of discount rates from 11.0% to 14.0%, reflecting estimates of the Company’s weighted average cost of capital. Centerview included the present value of future net operating loss benefits, or NOLs, which was calculated by utilizing the current federal and state NOLs and tax credit carryforwards provided by the Company to offset SonicWALL management’s projected annual tax expense, based on an income tax rate of 37%. Centerview then added the range of implied present values of the Free Cash Flows through 2014 to the range of implied present values of the illustrative terminal values, the present value of NOLs and the net cash balance as of April 30, 2010, as provided by the Company’s management. The discounted cash flow analysis resulted in a range of implied present values of the equity value per share of SonicWALL common stock (rounded to the nearest $0.25) of $10.50 to $13.25, with a valuation implied by the mid-point discount rate and mid-point perpetuity growth rate of $11.50. Centerview also performed illustrative sensitivity analyses by applying a range of revenue growth and profitability assumptions. The low end of the range of revenue growth assumptions was based on third party estimates for overall network security appliance market growth, and the high end was based on the Company’s internal projected revenue growth rate. The low end of the range of profitability projections was based on 2009 results, and the high end was based on the Company’s estimated 2014 results. Centerview then calculated the present value of the Free Cash Flows resulting from these sensitivity analyses using the methodology described above, assuming the mid-point discount rate of 12.5% and the mid-point perpetuity growth rate of 2.0%. This resulted in a range of implied present values of the equity value per share of SonicWALL common stock (rounded to the nearest $0.25) of $8.75 to $11.50.

Selected Precedent Transactions Analysis.    Centerview analyzed certain information relating to the following selected transactions in the software industry with a transaction value ranging between $50 million and $750 million during the approximately two-year period preceding June 1, 2010:

Announcement Date	Target	Acquiror
5/17/2010	Double-Take Software	Thoma Bravo/Vision Solutions
3/15/2010	Chordiant Software	Pegasystems
12/1/2009	Intuit Real Estate Solutions	Vista Equity Partners
11/5/2009	i2 Technologies	JDA Software Group
7/7/2009	MSC.Software	Symphony Technology Group
6/11/2009	SoftBrands	Golden Gate Capital / Infor Global Solutions
5/6/2009	Borland Software	Micro Focus International
5/6/2009	Compuware	Micro Focus International
5/6/2009	Vignette	Open Text
4/13/2009	Entrust	Thoma Bravo
4/6/2009	Sum Total Systems	Vista Equity Partners
1/21/2009	Interwoven	Autonomy
1/12/2009	Aladdin Knowledge Systems	Vector Capital
9/22/2008	Secure Computing	McAfee

Centerview reviewed, among other things, transaction values (calculated as the enterprise values of the target companies, based on the methodology described above) as a multiple of the target company’s estimated revenue and EBITDA for the last-twelve-month period prior to the fiscal quarter in which the transaction was announced and the next-twelve-month period including and subsequent to the fiscal quarter in which the transaction was announced. While none of the companies that participated in the selected transactions are directly comparable to SonicWALL, the companies that participated in the selected transactions are companies with characteristics that, for the purposes of analysis, may be considered similar to certain of SonicWALL’s results, market size and product line.

The following table presents the results of this analysis with respect to the selected transactions:

	LTM Multiples		NTM Multiples
	Revenue	EBITDA	Revenue	EBITDA
Median	1.2x	10.7x	1.2x	8.0x
Thoma Bravo Offer - Consensus	2.3x	12.1x	2.1x	10.2x
Thoma Bravo Offer - Management	2.3x	12.1x	2.0x	9.5x

Premiums Paid Analysis.    Centerview also reviewed premiums paid for U.S. publicly traded technology firms with offer values (being the fully diluted equity value implied for the target company based on the consideration payable in the selected transaction) ranging between $500 million and $750 million, and 80% or more of the consideration being paid in cash, since 2005. Centerview analyzed premiums to the 1-day, 1-week, 90-day prior share prices as well as the 52-week high share price. Premiums based on the 1-day prior EV were also calculated for the transactions.

The following table presents the results of this analysis with respect to the selected transactions:

	Offer Premium				EV 1-Day Prior
	1-Day Prior	1-Week Prior	90-Day Prior	52-Wk High
Median	22.1%	25.3%	17.4%	3.2%	24.3%
Thoma Bravo Offer Premium	31.9%	29.4%	35.1%	4.5%	74.3%

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Centerview’s opinion. In arriving at its fairness determination, Centerview considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to SonicWALL or Thoma Bravo or the contemplated transaction.

Centerview prepared these analyses for purposes of Centerview’s providing its opinion to the board of directors of SonicWALL regarding whether the $11.50 per share in cash to be paid to the holders (other than Thoma Bravo) of the shares of SonicWALL common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of SonicWALL, Centerview or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arms’-length negotiations between SonicWALL and Thoma Bravo and was approved by the board of directors of SonicWALL. Centerview provided advice to SonicWALL during these negotiations. Centerview did not, however, recommend any specific amount of consideration to SonicWALL or the board of directors of SonicWALL or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

As described above, Centerview’s opinion to the board of directors of SonicWALL was one of many factors taken into consideration by the board of directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Centerview in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Centerview attached to this proxy statement as Annex C.

Centerview is a securities firm engaged in a number of merchant banking and investment banking activities. In the past, Centerview has provided investment banking and other services to SonicWALL. In the ordinary course of business, Centerview, its successors and affiliates may trade securities of SonicWALL, Thoma Bravo and their respective affiliates in the future for Centerview’s own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

The board of directors of SonicWALL selected Centerview as its financial advisor because it is a nationally recognized investment banking firm with substantial experience in similar transactions and because of Centerview’s familiarity with SonicWALL and its business. Pursuant to a letter agreement dated March 2, 2009, SonicWALL engaged Centerview to act as its financial advisor in connection with the evaluation of potential strategic transactions. Pursuant to the terms of this engagement letter, SonicWALL has agreed to pay Centerview a transaction fee of approximately $12.6 million, $1 million of which became payable upon delivery of the fairness opinion described above and attached to this proxy statement as Annex C, and the remainder of which shall become payable upon completion of the transaction. In addition, SonicWALL has agreed to reimburse Centerview for its expenses, including attorneys’ fees and disbursements, and to indemnify Centerview and related persons against various liabilities, including certain liabilities under the federal securities laws.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendations of the board of directors, SonicWALL shareholders should be aware that certain of our directors and executive officers have interests in the transaction that are different from, or in addition to, the interests of our shareholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decisions to approve the Merger Agreement, the merger and the Merger Filing and the recommendation that our shareholders vote in favor of the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing.

The aggregate value of all shares of common stock outstanding on the date of this proxy statement that will be purchased from our executive officers and directors in connection with the merger will be approximately $2,580,301.

Treatment of Equity Compensation Awards

As of June 1, 2010, there were approximately 6,840,804 shares of the Company’s common stock issuable pursuant to stock options granted under our equity incentive plans to our current executive officers and directors with exercise prices below $11.50. At the effective time of the merger, each outstanding option, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to (x) the number of shares of common stock subject to such option, multiplied by (y) the excess (if any) of the per share merger consideration over the exercise price per share of such option, less any applicable withholding taxes. The aggregate value of all options outstanding as of June 1, 2010, that are or will become vested and converted in connection with the merger will be approximately $31,493,153 with respect to our executive officers and approximately $3,351,914 with respect to our non-employee directors.

As of June 1, 2010, there were approximately 52,500 shares of common stock subject to restricted stock units granted under our equity incentive plans to our current non-employee directors. No restricted stock units have been granted to our current executive officers. Pursuant to the terms of their grants, all restricted stock units held by our current non-employee directors will fully vest on June 11, 2010 without regard to the merger. At the effective time of the merger, each outstanding restricted stock unit will be cancelled and converted into the right to receive an amount in cash equal to (x) the number of shares of common stock subject to such restricted stock unit, multiplied by (y) the per share merger consideration, less any applicable withholding taxes. The aggregate value of all restricted stock units outstanding as of June 1, 2010, that will be settled and cashed out in connection with the merger will be $603,750.

Based on the numbers of stock options outstanding as of June 1, 2010, and assuming the merger is completed on July 31, 2010, upon completion of the merger, the numbers and values of unvested stock options that would become vested and cashed out and of all stock options that would be cashed out with respect to each of our non-employee directors and executive officers on an individual basis would be as follows:

Name	Number of Unvested Options* as of July 31, 2010	Total Number of Options*	Value of Unvested Options* if Merger Occurred on July 31, 2010	Aggregate Value of Total Number of Options*
Matthew Medeiros	278,379	3,160,276	$973,050	$20,249,744
Robert D. Selvi	386,559	1,374,440	$1,305,959	$5,352,462
Marvin C. Blough	200,580	863,363	$694,136	$3,446,561
Robert B. Knauff	58,910	360,600	$197,142	$1,521,947
Frederick M .Gonzalez	51,135	262,925	$169,724	$922,441
John C. Shoemaker	-	100,600	-	$392,552
Charles W. Berger	-	100,600	-	$414,302
David W. Garrison	-	140,600	-	$610,702
Charles D. Kissner	-	135,600	-	$581,752
Edward F. Thompson	-	140,600	-	$578,702
Cary H. Thompson	-	135,600	-	$581,752
Clark H. Masters	-	40,600	-	$103,902
Carl A. Thomsen	25,000	25,000	$88,250	$88,250

*	All options reflected in this table have exercise prices below $11.50

Management Arrangements

As of the date of this proxy statement, we have not entered into any employment agreements with our management in connection with the merger, nor amended or modified any existing employment agreements in connection with the merger.

We believe that certain members of our management team will continue to be employed by the Company following the merger and, further, that some of these members may enter into new arrangements with the Company, or with Parent or other of its affiliates, regarding future employment. These arrangements may also include the right of certain members of management to purchase or participate in the equity of the Company or Parent. Thoma Bravo, and its affiliates, have not entered into, or negotiated the terms of, any such arrangements with any members of our management, and Parent’s and Merger Sub’s obligations to consummate the merger are not conditioned upon entry into an such arrangements with members of our management team. Although Thoma Bravo did not negotiate terms of formal employment agreements with our management for the period after the merger closes, including any compensation arrangements or equity participation in the Company following the merger, representatives of Thoma Bravo did discuss with our management typical equity incentive packages Thoma Bravo has given to management of its portfolio companies. During those discussions, Thoma Bravo also noted that it typically liked to keep existing management after an acquisition. Thoma Bravo also stated that it viewed the transaction as an opportunity to work with SonicWALL’s current management team to continue to build SonicWALL.

Existing Change of Control and Severance Benefits

The Company has entered into agreements with all of its executive officers where the Company may be required to pay severance benefits up to 12 months (24 months for Mr. Medeiros) of salary and target bonuses, and accelerate vesting of all outstanding equity awards in the event of termination of employment under certain circumstances, including a change of control, as follows:

•

Our employment agreement with Matthew Medeiros, our President, Chief Executive Officer and Director, provides that (a) upon termination of employment without cause or resignation for good reason within twelve months following a change of control of SonicWALL, Mr. Medeiros will receive a severance payment in an amount equal to twice his then-

current annual base salary, a pro-rated bonus under the Company’s annual bonus plan and the payment of life and health insurance premiums for up to twenty-four months, and (b) upon termination of employment without cause or resignation for good reason after twelve months following a change of control of SonicWALL, Mr. Medeiros will receive a severance payment in an amount equal to his then-current annual base salary, a bonus percentage equal to the average target percentages achieved under the Company’s annual bonus plan for the fiscal year quarters concluded in the year of termination multiplied by 1.5, and the payment of life and health insurance premiums for up to twelve months. Pursuant to his stock option agreements, all of Mr. Medeiros’s options fully vest upon a change of control.

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Our retention and severance agreement with Marvin C. Blough, our Vice President of Worldwide Sales, provides that upon termination of employment within twelve months following a change of control of SonicWALL, Mr. Blough will receive a severance payment in an amount equal to his then-current annual base salary plus twelve months of targeted bonus and the payment of health insurance premiums for up to twelve months. Pursuant to his retention and service agreement, all of Mr. Blough’s options fully vest upon a change of control where options are not assumed.

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Our retention and severance agreement with Robert D. Selvi, our Vice President and Chief Financial Officer, provides that upon termination of employment within twelve months following a change of control of SonicWALL, Mr. Selvi will receive a severance payment in an amount equal to his then-current annual base salary plus twelve months of targeted bonus and the payment of health insurance premiums for up to twelve months. Pursuant to his retention and service agreement, all of Mr. Selvi’s options fully vest upon a change of control where options are not assumed.

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Our retention and severance agreement with Frederick M. Gonzalez, our Vice President, General Counsel and Corporate Secretary, provides that upon termination of employment within twelve months following a change of control of SonicWALL, Mr. Gonzalez will receive a severance payment in an amount equal to his then-current annual base salary plus twelve months of targeted bonus and the payment of health insurance premiums for up to twelve months. Pursuant to his retention and service agreement, all of Mr. Gonzalez’s options fully vest upon a change of control where options are not assumed.

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Our retention and severance agreement with Robert B Knauff, our Vice President, Finance, Corporate Controller and Chief Accounting Officer, provides that upon termination of employment within twelve months following a change of control of SonicWALL, Mr. Knauff will receive a severance payment in an amount equal to his then-current annual base salary plus twelve months of targeted bonus and the payment of health insurance premiums for up to twelve months. Pursuant to his retention and service agreement, all of Mr. Knauff’s options fully vest upon a change of control where options are not assumed.

Indemnification and Insurance

The Merger Agreement provides that all rights to indemnification, expense advancement and exculpation from personal liability existing in favor of any of our or our subsidiaries’ present or former directors, officers or employees, as provided in the applicable organizational documents as in effect on the date of the Merger Agreement, will survive for a period of at least six years after the consummation of the merger. SonicWALL as the surviving corporation also has agreed to abide by each of our contractual obligations to provide indemnification and exculpation.

The Merger Agreement also requires the surviving corporation to negotiate and purchase “tail” insurance coverage that provides coverage for a period of six years, though Parent and the surviving corporation may substitute the existing directors and officers policy with a policy of comparable coverage with annual premiums below the specified amount. In the event any future premiums for the existing or substitute directors and officers policies exceeds the specified amount, the surviving corporation will be entitled to reduce the amount of coverage to the amount that can be obtained for such amount.

Voting Agreements among Executive Officers and Directors

On June 2, 2010, Parent and the Company’s executive officers and directors entered into a voting agreement pursuant to which the executive officers and directors agreed to vote in favor of the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing. In addition, the executive officers and directors agreed not to directly or indirectly transfer their respective shares of the Company’s common stock during the term of their respective voting agreement, subject to certain exceptions. As of June 21, 2010, the record date, the executive officers and directors held and are entitled to vote, in the aggregate, 276,874 shares of the Company’s common stock, representing less than 1% of the outstanding Company’s common stock.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. persons (as defined below) whose shares of the Company’s common stock are converted into the right to receive cash in the merger. This discussion is based on provisions of the Code, Treasury Regulations thereunder and administrative rulings and court decisions, each as in effect as of the date of this information statement and all of which are subject to change or differing interpretations. Any such change, which may or may not be retroactive, or differing interpretation could alter the tax consequences to the holders of Company common stock as described herein. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our shareholders. For purposes of this discussion, we use the term “U.S. person” to mean a beneficial owner of shares of the Company’s common stock that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

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a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person;

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds the Company’s common stock, the tax treatment of a partner generally will depend on the status of the partners and the activities of the partnership. A partner of a partnership holding the Company’s common stock should consult its tax advisor.

It applies only to beneficial owners who hold shares of the Company’s common stock as capital assets, and may not apply to shares of the Company’s common stock received in connection with the exercise of employee stock options or otherwise as compensation, shareholders who hold an equity interest, directly or indirectly, in Parent or the surviving corporation after the merger, or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, shareholders subject to the alternative minimum tax, shareholders that have a functional currency other than the U.S. dollar, or shareholders who hold the Company’s common stock as part of a hedge, straddle or a constructive sale or conversion transaction). This discussion does not address the receipt of cash in connection with the cancellation of options to purchase shares of the Company’s common stock, restricted stock units, or any other matters relating to equity compensation or benefit plans. This discussion also does not address the U.S. tax consequences to any shareholder who, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address any aspect of state, local or foreign tax laws.

Conversion of Shares of the Company’s Common Stock into the Right to Receive Cash Pursuant to the Merger Agreement.    The exchange of shares of the Company’s common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a shareholder whose shares of the Company’s common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares and the shareholder’s adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that a shareholder’s holding period for such shares is more than twelve (12) months at the time of the consummation of the merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. For individuals, the maximum federal capital gains rate on long-term capital gain is currently 15%, and the maximum federal rate applicable to capital gain that is not long-term capital gain is 35%. For corporate shareholders capital losses can be deducted only to the extent of capital gains and, for individual shareholders, capital losses are similarly deductible up to the extent of capital gains, but may be further deductible up to a maximum of $3,000 in any one taxable year. Carryovers of unused capital losses to other taxable years may be permitted in certain circumstances.

Dissenting Shareholder Rights.    Under specified circumstances, holders of Company common stock may be entitled to dissenting shareholder rights in connection with the merger. If a holder of Company common stock receives cash pursuant to the exercise of dissenting shareholder rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder’s tax basis in such Company capital stock. Holders of Company capital stock who exercise dissenting shareholder rights are urged to consult their own tax advisors. Interest, if any, awarded in a proceeding by a court would be included in such dissenting shareholders’ income as ordinary income.

Backup Withholding and Information Reporting.    Backup withholding (currently at a rate of 28%) of tax may apply to cash payments to which a non-corporate shareholder is entitled under the Merger Agreement, unless the shareholder or other payee provides a taxpayer identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. Each of our shareholders should complete and sign the Substitute Form W-9 included as part of the letter of transmittal (if the shareholder is a United States resident or domestic entity) or Form W-8IMY, Form W-8BEN or other Form W-8 (if the shareholder is a nonresident alien individual or foreign entity) and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or a credit against a shareholder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service. Cash received in the merger will also be subject to information reporting unless an exemption applies.

The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each shareholder should consult the shareholder’s tax advisor regarding the applicability of the rules discussed above to the shareholder and the particular tax effects to the shareholder of the merger in light of such shareholder’s particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation of options, stock appreciation rights or restricted stock units to purchase shares of the Company’s common stock, including the transactions described in this proxy statement relating to our other equity compensation and benefit plans.

Regulatory Matters

The notification and waiting period requirements of the HSR Act apply to the proposed transaction. The FTC and the DOJ frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the consummation of the merger, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the transaction or seeking the divestiture of shares purchased or the divestiture of substantial assets of Parent, SonicWALL or their respective subsidiaries. On June 15, 2010, SonicWALL and Parent filed notification and report forms under the HSR Act with the FTC and the Antitrust Division of the DOJ and requested early termination of the waiting period. On June 21, 2010, the Company and Parent received notification that the waiting period has been terminated effective June 21, 2010.

Private parties, state attorneys general and/or foreign governmental entities may also bring legal action under antitrust laws under certain circumstances. Based upon an examination of information available relating to the businesses in which Parent, SonicWALL and their respective subsidiaries are engaged, the parties believe that the transaction will not violate the antitrust laws. Nevertheless, there can be no assurance that a challenge to the transaction on antitrust grounds will not be made or, if such a challenge is made, what the result would be.

We believe that we are not required to make any other filings nor obtain any other material governmental consents or approvals before the parties’ completion of the purchase. If any such other approvals, consents or filings are required to consummate the merger, we will seek or make such consents, approvals or filings.

Delisting and Deregistration of the Company’s Common Stock

If the merger is completed, our common stock will be delisted from The NASDAQ Global Select Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our common stock.

Legal Proceedings Regarding the Merger

On June 8, 2010, two class action lawsuits were filed in the Superior Court of the State of California for Santa Clara County against us and our directors and Thoma Bravo and Ontario Teachers’ Pension Plan. The complaints, which are nearly identical, are captioned King v. SonicWALL, Inc. et al., Case No. 1-10-CV-173966 and Gregory v. SonicWALL, Inc. et al., Case No. 1-10-CV-173967. The complaints allege that in connection with approving the merger, our directors breached their fiduciary duties owed to SonicWALL shareholders, and that Thoma Bravo and Ontario Teachers’ Pension Plan aided and abetted these alleged breaches. The complaints allege that, among other things, our directors violated their fiduciary duties of care, good faith, loyalty and candor and failed to properly value SonicWALL. The complaint seeks, among other things, a declaration that the merger agreement was entered into in violation of the directors’ fiduciary duties, an injunction precluding consummation of the merger, an award of costs, and other unspecified relief. Based on our review of the complaints, we believe that the claims are without merit and intend to vigorously defend against them. However, there can be no assurances that we will be successful in such defense.

THE MERGER AGREEMENT

This section of the proxy statement describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the Merger Agreement because it is the legal document that governs the merger. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in “Where You Can Find More Information” beginning on page 71.

The Merger

The Merger Agreement provides for the merger of Merger Sub with and into SonicWALL upon the terms, and subject to the conditions, of the Merger Agreement. As the surviving corporation, the Company will continue to exist immediately following the merger.

Following the completion of the merger, we expect the common stock to be delisted from The NASDAQ Global Select Market and deregistered under the Exchange Act, and cease to be publicly traded.

Closing and Effective Time of the Merger

The closing of the merger will take place on the later of (A) the second business day following the date on which the conditions to closing of the merger (described under “The Merger Agreement – Conditions to the Merger”) have been satisfied or waived (other than the conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions) or (B) the earlier to occur of (i) a date specified by Parent during the marketing period upon three business days written notice to the Company or (ii) the first business day immediately following the final day of the marketing period or another time and date as is agreed to in writing by the parties.

As used in this proxy statement, the “marketing period” means the first period of twenty consecutive business days commencing after June 2, 2010, during which (i) Parent and Credit Suisse will have the financial statements and projections and other pertinent information required by the debt financing commitment and requested in writing by Parent and (ii) the definitive proxy statement will have been mailed to holders of Company common stock; provided that (x) the marketing period will end on any earlier date that is the date on which the debt financing is obtained, (y) if the mailing of the definitive proxy statement occurs (A) on or before July 23, 2010, the marketing period will commence no later than the date the definitive proxy statement is mailed, or (B) after July 23, 2010, the marketing period will commence on the later to occur of (1) the date the definitive proxy statement is mailed and (2) September 7, 2010.

Subject to the satisfaction or waiver of the conditions precedent contained in the Merger Agreement and compliance with the applicable requirements of the California General Corporation Law (including the shareholders’ approval of the principal terms of the Merger Agreement, the merger and the Merger Filing), the merger will be effective at the time the Agreement of Merger, attached to the Merger Agreement as Exhibit B and attached to this proxy statement as Annex B, is filed with the California Secretary of State. We expect to complete the merger as promptly as practicable after our shareholders approve the principal terms of the Merger Agreement, the merger and the Merger Filing. If we receive shareholder approval of the principal terms of the Merger Agreement, the merger and the Merger Filing at the special meeting, we expect that the filing of the Agreement of Merger and completion of the merger will take place in our fiscal quarter ending September 30, 2010 or early in our fiscal quarter ending December 31, 2010.

Merger Consideration

If the merger is completed, each share of the Company’s common stock issued and outstanding immediately prior to the consummation of the merger will be entitled to receive $11.50 in cash (which we sometimes refer to in this proxy statement as the per share merger consideration or in the aggregate as the merger consideration), without interest and less any applicable withholding taxes.

After the merger is effective, each holder of a certificate representing any shares of our common stock will no longer have any rights with respect to the shares, except for the right to receive the merger consideration.

Treatment of Stock Options, Restricted Stock and Employee Stock Purchase Plan

Options.    At the effective time of the merger, each outstanding option, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to (x) the number of shares of common stock subject to such option, multiplied by (y) the excess (if any) of the per share merger consideration over the exercise price per share of such option, less any applicable withholding taxes.

Restricted Stock Units.    At the effective time of the merger, each outstanding restricted stock unit, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to (x) the number of shares of common stock subject to such restricted stock unit, multiplied by (y) the per share merger consideration, less any applicable withholding taxes.

Employee Stock Purchase Plan.    The final offering period under our ESPP will be completed on June 14, 2010. The ESPP will terminate on June 14, 2010.

Payment for the Shares of the Company’s Common Stock

Parent will designate a payment agent reasonably satisfactory to us to make payment of the merger consideration to holders of Company common stock. No later than one business day following the closing of the merger, Parent will deposit, or Parent will cause to be deposited, with the payment agent the funds appropriate to pay the merger consideration to the shareholders.

Promptly following the consummation of the merger, Parent and the surviving corporation will cause the payment agent to send each holder of record immediately prior to the effective time of the merger a letter of transmittal and written instructions advising you how to surrender your certificates and uncertificated shares in exchange for an amount in cash equal to the product obtained by multiplying the aggregate number of shares of the Company’s common stock represented by your certificate(s) or the uncertificated shares, as the case may be, and $11.50 (less any applicable withholding taxes payable in respect thereof). The payment agent will pay you your merger consideration after you have surrendered your certificates for cancellation to the payment agent together with the letter of transmittal duly completed and validly executed, or upon receipt of an “agent’s message” by the payment agent in the case of a book-entry transfer or uncertificated shares. Interest will not be paid or accrue in respect of the merger consideration. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYMENT

AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

If any portion of the cash deposited with the payment agent remains undistributed within nine months following the consummation of the merger, this undistributed cash will be delivered to the surviving corporation upon demand, and any holders of Company common stock who have not complied with the procedures described in this section will look only to the surviving corporation for the merger consideration. Any holders of shares of SonicWALL common stock that were outstanding immediately prior to the effective time of the merger who have not previously exchanged such shares for the merger consideration will only be entitled to request payment of the merger consideration from the surviving corporation, subject to abandoned property, escheat or other similar laws.

If you want the payment agent to pay some or all of your portion of the merger consideration to someone other than you, as the registered owner of a share certificate or of uncertificated shares, you must have your certificate(s) properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to the paying agent’s reasonable satisfaction that the taxes have been paid or are not required to be paid.

In the event that you have lost your share certificate, or if it has been stolen or destroyed, the payment agent will only issue to you your portion of the merger consideration in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact. Parent may, in its sole discretion and as a condition precedent to the payment of your portion of the merger consideration, require that you deliver a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against Parent, the surviving corporation or the payment agent with respect of the lost, stolen or destroyed certificate.

Representations and Warranties

The Merger Agreement contains representations and warranties made by us to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to us. The assertions embodied in those representations and warranties were made as of specific dates, solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to shareholders or used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters of fact. For the foregoing reason, you should not rely on the representations and warranties in the Merger Agreement as statements of factual information. In addition, factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement. This description of the representations and warranties in the Merger Agreement are included to provide you with information regarding terms of the Merger Agreement.

In the Merger Agreement, the Company has made representations and warranties relating to, among other things:

•	the due organization, valid existence, good standing and authority to carry on our business and the business of our subsidiaries;

•	our corporate power and authority to enter into, and consummate the transactions under, the Merger Agreement, and the enforceability of the Merger Agreement against us;

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the absence of violations of, or conflicts with, our governing documents, applicable law and certain agreements as a result of our entering into and performing under the Merger Agreement, and subject to shareholder approval of the principal terms of the Merger Agreement, the merger and the Merger Filing, completing the merger;

•	the shareholder approval required to approve the principal terms of the Merger Agreement, the merger and the Merger Filing;

•	our capitalization;

•	the absence of preemptive or other similar rights or any debt securities that give holders the right to vote with our shareholders;

•	the absence of encumbrances on our ownership of the equity interests of our subsidiaries;

•	the required governmental consents and approvals;

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our board of directors’ unanimous (A) approval of the Merger Agreement, the merger and the Merger Filing, and other transactions contemplated thereby, (B) determination that the merger and other transactions contemplated thereby are fair to, advisable and in the best interests of the Company and its shareholders, and (C) recommendation that the shareholders approve the principal terms of the Merger Agreement, the merger and the Merger Filing;

•	compliance with applicable laws, licenses and permits;

•	the absence of legal proceedings and governmental orders against us or our subsidiaries;

•	our SEC filings since January 1, 2008 and the financial statements included therein;

•	compliance with the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations promulgated thereunder or any successor statute, rules or regulations thereto;

•	our disclosure controls and procedures and internal controls over financial reporting;

•	the absence of a material adverse effect (as described below) on us that is continuing and the absence of certain other changes or events since December 31, 2009;

•	the absence of certain undisclosed liabilities;

•	the conduct of business in accordance with the ordinary course consistent with past practice;

•	tax matters;

•	real property;

•	the absence of certain undisclosed affiliate transactions

•	employee benefit plans;

•	certain employment and labor matters;

•	material contracts, the enforceability of the material contracts, and the absence of any default under any material contracts;

•	intellectual property;

•	insurance policies;

•	the absence of any undisclosed broker’s or finder’s fees;

•	the receipt of a fairness opinion from Centerview Partners LLC;

•	the inapplicability of any anti-takeover law or rights agreement to the merger;

•	environmental matters;

•	information supplied for inclusion in this proxy statement; and

•	product warranties.

Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a material adverse effect on us, which is defined to mean , any effect, change, event, occurrence, circumstance or development that is or would reasonably be expected to become materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any such effect resulting directly or indirectly from any of the following:

•	changes in the Company’s stock price or trading volume, in and of itself;

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any failure by the Company to meet published revenue, earnings or other financial projections or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in and of itself (provided, however, that the exception in this clause and the clause above will not in any way prevent or otherwise affect a determination that any change, event, circumstance, development or effect underlying such changes or failures has resulted in, or contributed to, a material adverse effect on the Company);

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changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (to the extent such changes in each case do not disproportionately affect the Company relative to other companies in its industry);

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changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

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changes in conditions in the industries in which the Company and its Subsidiaries conduct business, including changes in conditions in the software industry generally or the information security industry generally (to the extent such changes in each case do not disproportionately affect the Company relative to other companies in its industry);

•	changes in political conditions in the United States or any other country or region in the world;

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acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (to the extent such acts in each case do not disproportionately affect the Company);

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earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions in the United States or any other country or region in the world (to the extent such events in each case do not disproportionately affect the Company);

•	the announcement of the Merger Agreement or the pendency or consummation of the transactions contemplated hereby;

•	compliance with the terms of, or the taking of any action required by, the Merger Agreement, or the failure to take any action prohibited by the Merger Agreement;

•	any actions taken, or failure to take action, in each case, to which Parent has in writing expressly approved, consented to or requested;

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changes in law, regulation or other legal or regulatory conditions (or the interpretation thereof) (to the extent such changes do not disproportionately affect the Company relative to other companies in its industry);

•	changes in GAAP or other accounting standards (or the interpretation thereof);

•	the availability or cost of equity, debt or other financing to Parent or Merger Sub; and

•	any matters expressly disclosed by the Company in the disclosure letter delivered to Parent on the date of the Merger Agreement.

The Merger Agreement also contains customary representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. The representations and warranties of Parent and Merger Sub relate to, among other things:

•	their due organization, existence, good standing and authority to carry on their businesses;

•	their corporate power and authority to enter into, and consummate the transactions under, the Merger Agreement, and the enforceability of the Merger Agreement against them;

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the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements as a result of entering into and performing under the Merger Agreement and completing the merger;

•	the absence of accrued and unpaid dividends;

•	the required governmental consents and approvals;

•	the absence of legal proceedings and governmental orders against Parent and Merger Sub;

•	financing relating to their consummation of the merger;

•	the availability of the funds necessary to perform their respective obligations under the Merger Agreement;

•	the delivery of a guaranty of certain obligations of Parent and Merger Sub under the Merger Agreement by Thoma Bravo Fund IX, L.P. and Ontario Teachers’ Pension Plan Board;

•	the absence of any undisclosed broker’s or finder’s fees;

•	the operations of Merger Sub;

•	the solvency of Parent and the surviving corporation immediately following consummation of the merger;

•	information supplied for inclusion in this proxy statement;

•	the absence of management arrangements with the Company’s directors and officers;

•	acknowledgement as to the absence of any other representations and warranties of the Company; and

•	lack of ownership of our common stock.

The representations and warranties in the Merger Agreement of each of the Company, Parent and Merger Sub will terminate upon the consummation of the merger or the termination of the Merger Agreement pursuant to its terms.

Conduct of Our Business Pending the Merger

From the date of the Merger Agreement until the earlier of the termination of the Merger Agreement pursuant to the terms thereof or the effective time of the merger, we have agreed to use commercially reasonable efforts (and to cause our subsidiaries to use commercially reasonable efforts), unless Parent otherwise agrees in writing and except as provided in the disclosure letter delivered to Parent on the date of the Merger Agreement or as otherwise expressly contemplated, permitted or required by the Merger Agreement, to:

•	maintain our corporate existence in good standing under California law;

•	conduct our business and operations, in all material respects, in the ordinary and usual course of business and in a manner consistent with prior practice;

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preserve intact our assets, including our intellectual property assets used in our business as currently conducted by us and our subsidiaries; properties, contracts, licenses and business organizations;

•	keep available the services of our current officers and key employees; and

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preserve, in all material respects, our current relationships with customers, suppliers, distributors, lessors, licensors, licensees, creditors, employees, contractors and others with which we have material business relations.

In addition, we have agreed not to do (and not to permit our subsidiaries to do) any of the following from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement pursuant to the terms thereof or the effective time of the merger, unless Parent otherwise agrees in writing and except as provided in the disclosure letter delivered to Parent on the date of the Merger Agreement or as otherwise expressly contemplated, permitted or required by the Merger Agreement:

•	declare, set aside, establish a record date for, or pay any dividends or other distributions or enter into any agreement with respect to the voting of our capital stock;

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adjust, split, combine, reclassify or otherwise substitute any of our capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of our capital stock;

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repurchase, redeem or otherwise acquire, directly or indirectly, any shares of our capital stock or that of our subsidiaries (except pursuant to restricted stock award agreements outstanding on June 2, 2010);

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issue, pledge or encumber any shares of our capital stock, or any securities or arrangement obligating us to issue any shares of our capital stock that would alter our capitalization (other than the issuance of shares of common stock upon the exercise of options, settlement of restricted stock units, or pursuant to our ESPP);

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except as described in “The Merger Agreement—Non-Solicitation of Transactions; Superior Proposals” beginning on page 54, take any action that would reasonably be expected to and that is intended to result in any of the conditions to the merger (as described in “The Merger Agreement—Conditions to the Merger” beginning on page 60), not being satisfied or that would impair our ability to consummate the merger in accordance with the terms of the Merger Agreement or materially delay such consummation of the merger;

•	amend our articles of incorporation or bylaws;

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incur, create, assume or otherwise become liable for any indebtedness in excess of $250,000 or assume, guaranty, endorse or otherwise become liable or responsible for the indebtedness of any other person, entity or group;

•

make any loans or capital contributions to or investments in any other person, group or entity, except for travel advances in the ordinary course of business consistent with past practices to our employees;

•	sell, license, encumber or pledge all or any portion of our intellectual property, or create or permit to exist any lien on our intellectual property (other than in the ordinary course of business);

•

merge or consolidate with any other entity or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization or otherwise permit our corporate existence to be suspended, lapsed or revoked;

•	change our material tax accounting methods, principles or practices, except as required by GAAP or applicable laws;

•

alter, amend or create any change of control payment, special bonus, retention bonus, severance payment, or similar compensation to any of our respective employees, officers or directors that becomes due and payable as a result of the consummation of the merger;

•

alter, amend or create other obligations with respect to compensation, severance, benefits or any other payments to our present or former employees, directors or affiliates, subject to certain exceptions;

•	hire any new employees other than non-officer employees in the ordinary course of business;

•

sell, mortgage, lease, encumber or pledge any entity, business, rights, material properties or assets or permit to exist any lien on any entity, business, rights, material properties or assets, including by merger, consolidation, or sale of stock or assets, other than in the ordinary course of business consistent with prior practice, subject to certain exceptions;

•	acquire any material business or securities;

•

make any material tax election not consistent with prior practice or settle or compromise any income tax liability or fail to file any material tax return when due or fail to cause such tax returns when filed to be complete and accurate in all material respects or file any material amended tax return;

•

incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith that individually or in the aggregate, are in excess of $500,000, except in the ordinary course of business consistent with past practices;

•

pay, discharge, settle, cancel, incur or satisfy any liabilities, other than the payment, discharge or satisfaction of liabilities in the ordinary course of business, consistent with past practice, as required by any applicable law, as accrued for in our financial statements or as required by the terms of any contract to which we are a party as in effect on June 2, 2010;

•

waive, release, grant or transfer any right of material value, other than in the ordinary course of business, consistent with past practice, or waive any material benefits of, or agree to modify in any material adverse respect, or, subject to the terms hereof, fail to enforce any material confidentiality, standstill or similar agreement to which we are a party;

•

enter into, amend or terminate any contract which if so entered into, amended or terminated would be reasonably likely to (A) have a material adverse effect on us, (B) impair in any material respect our ability to perform our obligations under the Merger Agreement or (C) prevent or materially delay the consummation of the merger, subject to certain exceptions;

•	subject to certain exceptions, enter into, modify, amend or terminate any material contract;

•	terminate any of our officers or key employees other than for good reason or for reasonable cause (or voluntary termination of any officer of key employee);

•	maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

•	except as required by GAAP, revalue any of our material assets or make any changes in accounting methods, principles or practices;

•	enter into any transaction that would give rise to a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the regulations thereunder;

•	engage in any transaction with, or enter into any agreement, arrangement or understanding with any affiliate of ours;

•

compromise, release, waive or settle any claim, action, suit, proceeding, governmental investigation or inquiry in writing or subpoenas directly relating to or affecting our intellectual property, in an amount in excess of $250,000;

•

effectuate a “plant closing” or “mass layoff,” as those terms are defined in the U.S. Worker Adjustment and Retraining Notification Act, affecting in whole or in part any site of employment, facility, operating unit or employee of ours;

•	grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, other than in the ordinary course of business;

•	enter into any new line of business outside of our existing business segments;

•

communicate with our employees regarding the compensation, benefits or other treatment that they will receive in connection with the merger, unless the communication is consistent with prior directives or documentation provided to us by Parent;

•

abandon or allow to lapse or expire any registration or application for material intellectual property, other than pursuant to the exercise of reasonable business judgment and where such abandonment, lapse or expiration would not have a material adverse effect on us; or

•	knowingly commit, authorize, agree to take or enter into any letter of intent or similar agreement or arrangement with respect to any of the actions described above.

Required Action

Each of the parties to the Merger Agreement has agreed, from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the effective time of the merger, to use its commercially reasonable efforts take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other party or parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to the terms of the Merger Agreement and to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the Merger Agreement and all other agreements, instruments and documents to be executed the parties to the Merger Agreement in connection with the transactions contemplated by the Merger Agreement.

Non-Solicitation of Transactions; Superior Proposals

Except as permitted by the terms of the Merger Agreement described below, we have agreed in the Merger Agreement that our board of directors will (i) take all reasonable lawful action to solicit the shareholder vote to approve the principal terms of the Merger Agreement, the merger and the Merger Filing and the transactions contemplated thereby, and (ii) publicly reaffirm the board recommendation that our shareholders approve the principal terms of the Merger Agreement, the merger and the Merger Filing and the transactions contemplated thereby within five business days after Parent so requests in writing.

In addition, we have agreed that, until the effective time of the merger or, if earlier, the termination of the Merger Agreement, we will not and will not authorize or permit any of our subsidiaries, or officers, directors, auditors, attorneys and financial advisors to, directly or indirectly:

•

initiate, solicit, knowingly encourage (including by providing information in a manner designed to knowingly encourage) or take any action to knowingly facilitate any inquiries or the making, submission or announcement of any acquisition proposal or offer that constitutes or may reasonably be expected to lead to an acquisition proposal;

•

engage in, continue or otherwise participate in any discussions (other than to state that they are not permitted to have discussions) or negotiations regarding, or provide any information concerning the Company or any of our subsidiaries to any person relating to, any acquisition proposal;

•	grant any waiver, amendment or release under any standstill or confidentiality agreement; or

•

approve, endorse, recommend or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal or any proposal or offer that is intended to lead to an acquisition proposal or requires the Company to abandon the Merger Agreement.

However, at any time prior to the time our shareholders approve the principal terms of the Merger Agreement, the merger and the Merger Filing, if the Company receives an unsolicited bona fide acquisition proposal from any person, we may, if our board of directors (i) prior to taking any such actions, determines in good faith after consultation with outside legal counsel that failure to take such action would be reasonably likely to violate its fiduciary obligations under applicable law and (ii) determines in good faith after consultation with its financial advisor and outside legal counsel that such acquisition proposal either constitutes a superior proposal or is reasonably likely to result in a superior proposal:

•

provide information in response to a request therefor to a person who has made an unsolicited bona fide written acquisition proposal, pursuant to an acceptable confidentiality agreement (provided that we promptly make available to Parent and Merger Sub any material information concerning the Company or our subsidiaries provided to third parties if not previously made available to Parent); or

•	engage or participate in any discussions or negotiations with any person who has made such an unsolicited bona fide written acquisition proposal.

In addition, at any time prior to the time our shareholders approve the principal terms of the Merger Agreement, the merger and the Merger Filing, if the Company has received a bona fide written acquisition proposal from any person, entity or group that is not withdrawn and that the board of directors concludes in good faith constitutes a superior proposal, our board of directors may (i) recommend against the approval of the principal terms of the Merger Agreement, the merger and the Merger Filing (by taking any of the actions described in “The Merger Agreement—Termination Fees—Termination Fees Payable by the Company” beginning on page 62), or (ii) authorize the Company to terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to such superior proposal, if :

•

our board of directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that failure to do so would be reasonably likely to violate its fiduciary obligations under applicable laws;

•	the Company will have complied with its no solicitation of transactions obligations with respect to such superior proposal (other than immaterial or inadvertent breaches);

•

the Company shall have provided prior written notice to Parent at least four business days in advance, to the effect that the board of directors has received a bone fide written acquisition proposal that is not withdrawn and that the board of directors concludes in good faith constitutes a superior proposal and, absent any revision to the terms and conditions of the Merger Agreement, the board of directors has resolved to recommend against the approval of the principal terms of the Merger Agreement, the merger and the Merger Filing (by taking any of the actions described under “The Merger Agreement—Termination Fees—Termination Fees Payable by the Company” beginning on page 62) and/or terminate the Merger Agreement, which notice shall include the identity of the party making the superior proposal and copies of the documentation setting forth the material terms and conditions of such superior proposal;

•

prior to effecting such board recommendation change or termination, the Company shall, and shall cause its financial and legal advisors to, during such four business day period, negotiate with Parent and its representatives in good faith (to the extent Parent desires to negotiate) to attempt to make such adjustments in the terms and conditions of the Merger Agreement proposed by Parent, so that such acquisition proposal would cease to constitute a superior proposal or so as to obviate the need for the board of directors to make a board recommendation change as applicable; and

•

in the event the Company terminates the Merger Agreement to accept a superior proposal, it shall concurrently with such termination (or on the next business day) make payment to Parent of the Company termination fee. See “The Merger Agreement – Termination Fees” beginning on page 62.

Nothing in the provisions of the Merger Agreement relating to acquisition proposals prevents us from complying with our disclosure obligations under U.S. federal or state law with regard to an acquisition proposal, including taking and disclosing to our shareholders a position contemplated by Rule 14d-9 or 14e-2(a) under the Securities Exchange Act or making any similar communications to our shareholders, or making any “stop-look-and-listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; provided, however, the Company shall not effect, or disclose pursuant to such rules or otherwise a position which constitutes a board recommendation change.

In addition, at any time prior to the approval of the Merger Agreement, the merger and the Merger Filing by the shareholders, the board of directors may, in response to a material development or change in material circumstances occurring or arising after the date of the Merger Agreement, the existence and material consequences of which were not known by the board of directors (and not relating to any acquisition proposal, make a board recommendation change if the board determines in good faith, after consultation with its financial advisor and outside legal counsel, that, in light of such intervening event, the failure of the board of directors to effect such a board recommendation change would be inconsistent with its fiduciary obligations to the shareholders under applicable laws; provided, that, the Company has (i) provided to Parent at least three business days prior written notice advising Parent that the board intends to take such action and specifying the reasons therefor in reasonable detail and (ii) during such three business day period, if requested by Parent, engaged in good faith negotiations with Parent to make such adjustments in the terms and conditions of the Merger Agreement in such a manner that obviates the need for a board recommendation change as a result of the intervening event.

As used in this proxy statement, an “acceptable confidentiality agreement” means an agreement with respect to the confidentiality of the Company’s material non-public information that is either: (i) in effect as of the execution and delivery of the Merger Agreement; or (ii) has provisions that in all material respects are no less favorable to the Company in the aggregate than the provisions of the confidentiality agreement between the Company and Parent.

As used in this proxy statement, an “acquisition proposal” means any proposal or offer relating to (i) the acquisition of twenty percent or more of the equity interests of the Company by any third party, (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction which would result in any third party acquiring assets representing, directly or indirectly, twenty percent of more of the consolidated assets of the Company and its subsidiaries taken as a whole, (iii) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any third party beneficially owning twenty percent or more of the outstanding shares of common stock and any other voting securities of the Company, or (iv) any combination of the foregoing.

As used in this proxy statement, a “superior proposal” means any bona fide written acquisition proposal relating to sixty percent or more of the equity interests of the Company by any third party on terms that the board of directors shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) and taking into consideration, among other things, all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such acquisition proposal and the Merger Agreement (in each case taking into account any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of such determination), including financing, regulatory approvals, shareholder litigation, identity of the person or group making the acquisition proposal, breakup fee and expense reimbursement provisions and other events or circumstances beyond the control of the Company, would be, if consummated, more favorable to our shareholders than the terms of the merger.

Directors’ and Officers’ Indemnification and Insurance

Parent and Merger Sub have agreed that all rights to exculpation, indemnification and advancement of expenses existing as of the date of the Merger Agreement in favor of the current or former directors, officers, employees or agents of the Company, whom we refer to as indemnified persons, as provided in their respective articles of incorporation, bylaws or other organizational documents, or in any agreement between any indemnified person and the Company, shall survive the merger and shall continue in full force and effect in accordance with their terms.

Parent and the surviving corporation have also agreed to indemnify, advance expenses to, and hold harmless all indemnified persons for all acts or omissions occurring at or prior to the effective time of the merger to the fullest extent pursuant to agreements between any indemnified person and the Company, pursuant to applicable law and the Company’s articles of incorporation, bylaws or other organizational documents.

From the closing of the merger until the sixth anniversary thereof, Parent and the surviving corporation have agreed to maintain in effect, for the benefit of the indemnified persons with respect to their acts and omissions as directors, officers, employees or agents of the Company occurring prior to the effective time of the merger, the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of the Merger Agreement, to the extent that directors’ and officers’ liability insurance coverage is commercially available, or to substitute a policy or policies of comparable coverage, including a “tail” insurance policy, subject to a maximum premium.

Financing Commitments; Cooperation to Obtain Financing

Parent and Merger Sub estimate that the total amount of funds necessary to consummate the merger and related transactions will be approximately $748 million, inclusive of transaction expenses related to the merger, which Parent and Merger Sub expect will be funded by equity financing, debt financing and cash of SonicWALL, as described below. Parent’s and Merger Sub’s obligations to consummate the merger are not subject to any financing conditions.

Equity Financing

Parent has received an equity commitment letter from each of Thoma Bravo Fund IX, L.P. and Ontario Teachers’ Pension Plan Board, which we refer to as the Sponsors, to provide equity financing in an aggregate amount of $280 million, which together with the cash of the Company and the debt financing further described below is intended to be sufficient to fully finance the merger, the other transactions contemplated by the Merger Agreement and transaction expenses. We refer to these commitments from the Sponsors as the Equity Financing Commitments.

Pursuant to the terms of the Equity Financing Commitments, the Sponsors have agreed to purchase, or cause to be purchased, equity securities of Parent for up to an aggregate of $280 million in cash, to enable Parent and Merger Sub to consummate the merger and to pay related fees and expenses associated with the merger. The Company is an express third party beneficiary of the Equity Financing Commitments. The Sponsors’ obligations under the Equity Financing Commitments are subject only to (A) the execution and delivery of the Merger Agreement by the Company and there having been no amendment or modification to the Merger Agreement that is not in accordance with the terms thereof, (B) satisfaction or waiver of each of the conditions to Parent’s and Merger Sub’s obligation to consummate the transactions contemplated by the Merger Agreement (other than any conditions that by their nature are to be satisfied at the closing) as set forth in the Merger Agreement and (C) the funding of the debt financing (or, if alternative financing is being used in accordance with the terms of the Merger Agreement, such alternative financing) or confirmation that the debt financing (or, if alternative financing is being used in accordance with the terms of the Merger Agreement, such alternative financing) will be funded at the closing if the equity financing is funded at the closing.

The Sponsors’ obligations under the Equity Financing Commitment terminate upon the earliest to occur of (A) the consummation of the closing and the payment of the aggregate merger consideration in accordance with the Merger Agreement (at which time the obligation shall be discharged), and (B) the termination of the Merger Agreement in accordance with its terms.

Under the terms of the Merger Agreement, we are entitled to seek specific performance of Parent’s and Merger Sub’s obligations to cause the equity financing to be funded and to consummate the merger if (A) each of the conditions to Parent’s and Merger Sub’s obligation to consummate the transactions contemplated by the Merger Agreement (other than any conditions that by their nature are to be satisfied at the closing) as set forth in the Merger Agreement have been satisfied, (B) the funding of the debt financing has occurred or confirmation has been provided that the debt financing will be funded at the closing if the equity financing is funded at the closing and (C) we have irrevocably confirmed in a written notice delivered to Parent and Parent’s sources of the debt financing that if specific performance is granted and the equity financing and debt financing are funded, then the closing of the merger will occur. Under the terms of the Merger Agreement, we will not be entitled to enforce or seek to enforce specifically the Parent’s right to cause the equity financing to be funded or to complete the merger if the debt financing has not been funded (or will not be funded at the closing if the equity financing is funded at the closing).

Debt Financing

Parent and Merger Sub have received a debt commitment letter between Credit Suisse AG and Credit Suisse Securities (USA) LLC, which we refer to together as Credit Suisse, Merger Sub, and Parent, pursuant to which, Credit Suisse AG has agreed, subject to the terms and conditions set forth in the debt commitment letter, to provide senior secured credit facilities in the aggregate amount of up to $255 million for purposes of the merger, which we refer to as the Debt Financing Commitment. Pursuant to the terms of the Debt Financing Commitment, Credit Suisse has reserved the right to syndicate all or a portion of its commitment under the Debt Financing Commitment, subject to the terms and conditions set forth in the Debt Financing Commitment. Credit Suisse’s obligations under the Debt Financing Commitment are subject to the following conditions:

•	there shall be no material adverse effect on the Company since December 31, 2009 that is continuing;

•

our representations and warranties in the Merger Agreement shall be true and correct to the extent that Parent and Merger Sub would not have a right to terminate the Merger Agreement as a result of a breach of such representations;

•

certain specified representations and warranties relating to due organization, existence, corporate power and authority, the due authorization, execution, delivery, validity and enforceability, and non-contravention of the debt documents with the charter documents of Parent, Merger Sub, the Company and our subsidiaries, applicable law, and material contracts (the termination of which would reasonably be expected to have a material adverse effect), compliance with laws, solvency, governmental approvals, use of debt proceeds, margin regulations, Investment Company Act, PATRIOT Act, senior debt and liens, shall be true and correct in all material respects;

•

no other issues of debt securities or commercial bank or other credit facilities of Parent, Merger Sub, or the Company or their respective subsidiaries having been announced, offered, placed, renewed or arranged;

•	the negotiation, execution and delivery of definitive documentation with respect to the Debt Financing Commitment;

•	payment of applicable fees and compliance with obligations relating to assisting in syndication;

•

the merger and the other transactions contemplated by the Merger Agreement and the Debt Financing Commitment and all other agreements, instruments and documents to be executed in connection with the transactions contemplated by the Merger Agreement will be consummated simultaneously with the initial funding under the debt facility in accordance with applicable law and on the terms described in the Debt Financing Commitment and the Merger Agreement;

•

after giving effect to the transactions contemplated by the Merger Agreement and all other agreements, instruments and documents to be executed in connection with the transactions contemplated by the Merger Agreement and the other transactions contemplated by the Debt Financing Commitment, Parent and its subsidiaries shall have outstanding no indebtedness for borrowed money, capital lease obligations, purchase money debt, net obligations under hedge agreements which have been terminated, obligations in respect of earn-out payments or preferred stock other than the loans and other extensions of credit under the debt facility, subject to certain exceptions;

•	Credit Suisse will have received certain of the Company’s financial reports;

•

Credit Suisse will have received a certificate from the chief financial officer of Parent or the surviving corporation certifying that Parent and its subsidiaries, on a consolidated basis after giving effect to the transactions contemplated by the Merger Agreement and all other agreements, instruments and documents to be executed in connection with the transactions contemplated by the Merger Agreement and the Debt Financing Commitment, are solvent on a going concern basis;

•

all material governmental approvals and consents under material contracts necessary to consummate the incurrence of the debt facility, the entering of the Debt Financing Commitment and the transactions contemplated by the Debt Financing Commitment will have been obtained to the extent required;

•

Credit Suisse will have received, at least five business days prior to the date of the closing of the merger, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; and

•

Credit Suisse will have received customary and reasonably satisfactory legal opinions, corporate documents and such other customary definitive loan documents, perfection of security interests in collateral, payment of fees and expenses and obtaining of customary insurance certificates as is required to be delivered on the day of the funding of the debt financing pursuant to the terms of the Debt Financing Commitment.

For purposes of determining the maximum aggregate amount that can be borrowed under the Debt Financing Commitment, the ratio of indebtedness (including the amount borrowed under the Debt Financing Commitment) of Parent and its subsidiaries

(including the Company) to pro forma adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the Company for (x) the twelve month period ending April 30, 2010 (if financial statements for the four fiscal quarter period ending June 30, 2010 have not been provided), or (y) for the four fiscal quarter period ending June 30, 2010, if financial statements for the four fiscal quarter period ending June 30, 2010 have been provided, shall be no more than six to one.

In the Merger Agreement, Parent has agreed to use commercially reasonable best efforts to:

•

negotiate definitive agreements with respect to the debt financing on the terms and conditions contemplated by the Debt Financing Commitment or, to the extent the financing contemplated by the Debt Financing Commitment is not available to Parent, on terms that are not materially less favorable, in the aggregate, to Parent and the Company, than the terms of the Debt Financing Commitment, as determined in Parent’s reasonable judgment;

•	satisfy on a timely basis all conditions set forth in the Debt Financing Commitment applicable to Parent and the Merger Sub that are within their control;

•

obtain, at or prior to the closing date the financing necessary such that Parent and Merger Sub, in either case, will have at and after the closing funds sufficient to pay the merger consideration or otherwise in connection with the merger and related fees and expenses of the parties associated therewith;

•	fully enforce Credit Suisse’s obligations under the Debt Financing Commitment;

We have agreed to use commercially reasonable efforts to cooperate with Parent and its representatives in connection with this financing arrangement, including by furnishing financial and other pertinent information regarding the Company and its subsidiaries as may be reasonably requested by Parent, participating in road shows and due diligence sessions, and executing pledge and security documents.

The obligations of Credit Suisse under the Debt Financing Commitments terminate upon the earliest to occur of (A) October 30, 2010, (B) the outside termination date (as described in “The Merger Agreement—Termination of the Merger Agreement” beginning on page 61), and (C) the date on which the Merger Agreement terminates or the Company or any of its affiliates publicly announces the Company’s intention not to proceed with the merger contemplated by the Merger Agreement and the Merger Filing.

Pursuant to the terms of the Merger Agreement, the Company may be entitled to seek, under certain specified circumstances, an injunction, specific performance and other equitable remedies to enforce its rights under the Merger Agreement (including to demand that Parent and Merger Sub use commercially reasonable efforts to secure the debt financing), subject to the conditions and limitations set forth in the Merger Agreement.

Limited Guaranties

Concurrent with the execution of the Merger Agreement, the Company entered into limited guaranty agreements, which we refer to as the limited guaranties, with each of the Sponsors, pursuant to which the Sponsors guarantee their pro rata portions of the obligation of Parent to pay, if and when due under the terms of the Merger Agreement, a termination fee of $60 million to the Company. See “The Merger Agreement—Termination Fees” beginning on page 62. The Sponsors’ obligations under the limited guaranties terminate on the earliest to occur of (A) the effective time of the Merger and (B) the one-year anniversary following termination of the Merger Agreement in accordance with its terms, unless the Company delivers a written notice with respect to the obligations guaranteed by the Sponsors prior to such one-year anniversary. If the Merger Agreement has been terminated and the written notice referenced in item (B) of the previous sentence has been provided, the Sponsors will be obligated to their pro rata portion of the $60 million termination fee unless one of the following events occurs: (i) the consummation of the Closing, including payment of the aggregate merger consideration in accordance with the Merger Agreement, (ii) a final, non-appealable order of a court of competent jurisdiction in accordance with the relevant terms of the Limited Guarantees determining that the Sponsors do not owe any amount under the Limited Guarantees, (iii) a written agreement between each such Sponsor and the Company terminating the obligations and liabilities of such Sponsor pursuant to Limited Guaranty between the Company and such Sponsor, or (iv) payment of the Parent termination fee under the Limited Guarantees by the Sponsors, Parent or Merger Sub.

Employee Benefits

For a one year period following the consummation of the merger, Parent has agreed to cause the surviving corporation to provide employees of the Company with benefits and compensation that are in the aggregate no less favorable than the compensation and benefits (but excluding any change of control obligations or equity-based or non-qualified deferred compensation plans, programs, agreements or arrangements) being provided to employees immediately prior to the effective time of the merger (but excluding any change of control obligations or equity-based or non-qualified deferred compensation plans, programs, agreements or arrangements).

Each continuing employee shall, to the extent permitted by applicable law, receive full credit for purposes of eligibility and vesting for all service provided to the Company prior to the effective time of the merger. With respect to any health benefit plans maintained by Parent for the benefit of continuing employees located in the United States, subject to any applicable plan provisions, contractual requirements or applicable law, Parent shall: (A) use commercially reasonable efforts to cause to be waived any eligibility requirements or pre-existing condition limitations in the plan year in which the effective time of the merger occurs, to the extent satisfied or waived under a similar Company benefit plan as of the effective time of the merger; and (B) give effect, in determining any deductible maximum out-of-pocket limitations in the plan year in which the effective time of the merger occurs, to amounts paid by such continuing employees with respect to substantially similar plans maintained by the Company or its subsidiaries during the plan year in which the effective time of the merger occurs.

Conditions to the Merger

Conditions to Each Party’s Obligation to Complete the Merger

The respective obligations of the Company, Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following conditions:

•

the principal terms of the Merger Agreement, the merger and the Merger Filing must have been approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock;

•

no law or order (whether temporary, preliminary or permanent) shall have been enacted, issued, promulgated, enforced or entered that is in effect or pending and that prevents or prohibits consummation of the merger; and

•

the applicable waiting period, together with any extensions thereof, under the HSR Act or any other applicable pre-clearance requirement of any foreign competition law shall have expired or been terminated.

Conditions to Obligations of Parent and Merger Sub to Complete the Merger

The obligations of Parent and Merger Sub to complete the merger are also subject to the satisfaction or waiver by Parent at or prior to the effective time of the merger of the following additional conditions:

•

our representations and warranties with respect to the Company being duly organized, in good standing, having the authority to enter into the Merger Agreement, and complying with any state anti-takeover statutes or similar laws must be true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date);

•

our representations regarding our capitalization shall be true and correct in all respects as of the date of the Merger Agreement and as of the closing date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), except where the failure to be so true and correct would not result in the payment by Parent or the surviving corporation of an aggregate value of consideration in the merger in excess of $1,000,000 or more over the aggregate value of the consideration that would have been payable by Parent or the surviving corporation in the merger in the absence of such failure to be true and correct;

•

our representations, other than those discussed in the two preceding clauses, will be true and correct in all respects as of the closing date (except for those representations and warranties that address matters only as of a particular date, which representations and warranties need only be true and correct as of such particular date), except where the failure to be true and correct does not result individually or in the aggregate in a material adverse effect on the Company;

•

we shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by us on or prior to the effective time of the merger;

•	we must have delivered to Parent at closing a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, obligations, covenants and agreements;

•	we must have delivered to Parent a certificate from the Company to the effect that the Company is not a U.S. real property holding company;

•	since the date of the Merger Agreement, there shall not have occurred and be continuing a material adverse effect on the Company; and

•	we must have filed all reports that are required to be filed with the SEC prior to the effective time of the merger and that are required to contain financial statements.

Conditions to Our Obligations to Complete the Merger

Our obligations to complete the merger are subject to the satisfaction or waiver by us at or prior to the effective time of the merger of the following additional conditions:

•

the representations and warranties of Parent and Merger Sub must be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date as if made at and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct which, individually or in the aggregate, have not and would not prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under the Merger Agreement;

•

Parent and Merger Sub must have performed or complied with, in all material respects, all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the effective time of the merger; and

•

Parent and Merger Sub must have delivered to us a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, obligations, covenants and agreements.

Termination of the Merger Agreement

The Merger Agreement may be terminated under the following circumstances, subject to certain exceptions set forth in the Merger Agreement:

•	by the mutual written consent of us and Parent;

•	by either us or Parent if:

¡

any governmental entity of competent jurisdiction shall have issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the merger, and such order or other action shall have become final and nonappealable;

¡	our shareholders do not approve the principal terms of the Merger Agreement, the merger and the Merger Filing at the special meeting; or

¡

the merger is not consummated prior to the earlier to occur of (i) (A) August 31, 2010 in the event the SEC does not perform a full review of this proxy statement or (B) October 30, 2010 in the event the SEC elects to perform a full review of the proxy statement and (ii) that date that is five calendar days after the date upon which the shareholders’ meeting is originally scheduled to be held; provided, however, (x) such date may be extended on one or more occasions by either party up to and including October 30, 2010 in the event a law or order related to antitrust or competition matters has been enacted, issued, promulgated, enforced or entered that is in effect or pending and that prevents or prohibits the consummation of the merger or the applicable waiting periods, together with any extensions thereof, under the HSR Act or any other applicable pre-clearance requirement of any foreign competition law shall have not have expired or been terminated and (y) such date shall not occur sooner than three business days after the final day of the marketing period (the applicable date referred in this proxy statement as the “outside termination date”).

•	by us if:

¡	we terminate the Merger Agreement in order to enter into an acquisition agreement for a superior proposal and we pay the $25 million termination fee;

¡

there has been a breach by Parent of any representation, warranty, covenant or agreement contained in the Merger Agreement that would result in a failure of a condition to our obligation to close the merger that has not been cured, that is not reasonably capable of being cured or that Parent, within thirty days after receipt of written notice thereof, has not initiated and sustained commercially reasonable efforts to cure, before the outside termination date; or

¡	Parent and Merger Sub fail to complete the merger within two business days following the date the closing of the merger should have occurred and we were ready and willing to consummate the merger; or

•	by Parent if:

¡

our board of directors withdraws or adversely modifies its approvals or recommendations in connection with the merger, fails to reaffirm its approval or recommendation in connection with the merger or, within five days after Parent has requested in writing that it do so or the commencement of a tender or exchange offer by a third party, fails to send to our shareholders a recommendation to reject such tender or exchange offer;

¡

any third party commences a tender or exchange offer or other transaction constituting or potentially constituting an alternative proposal and the Company does not send to its security holders pursuant to SEC Rule 14e-2 promulgated under the Securities Exchange Act, within ten business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer;

¡

there has been a breach by us of any representation, warranty, covenant or agreement contained in the Merger Agreement (including our non-solicitation obligations) that would result in a failure of a condition to Parent’s obligation to close the merger that has not been cured, that is not reasonably capable of being cured or that we, within thirty days after receipt of written notice thereof, have not initiated and sustained commercially reasonable efforts to cure, before the outside termination date; or

¡	if we have breached our obligations related to no solicitation of transactions (other than immaterial or inadvertent breaches).

Termination Fees

Termination Fees Payable by the Company

The Company will be required to pay Parent a termination fee of $25 million, less the amount of any Parent expenses previously reimbursed by the Company, if the Merger Agreement is terminated under the following conditions:

•	Parent terminates the Merger Agreement after the board of directors of the Company takes the following actions:

¡

withholds, withdraws (or does not continue to make), qualifies or modifies (or publicly proposes or resolves do any of the foregoing) the recommendation of the board of directors of the Company that the shareholders of the Company approve the proposals in this proxy statement;

¡	adopts, approves or recommends (or proposes to do any of the foregoing) an acquisition proposal;

¡

the board of directors of the Company fails to publicly reaffirm within five business days after a written request by Parent and continues to fail to reaffirm its recommendation that the shareholders of the Company approve the proposals in this proxy statement; and

¡

after a third party commences a tender or exchange offer for our shares, the Company’s board of directors fails to send to the shareholders, pursuant to SEC Rule 14e-2 promulgated under the Securities Exchange Act, within ten business days after such tender or exchange offer is first made public, a statement that the board of directors recommends rejection of such tender or exchange offer;

•

If Parent and Merger Sub are not in material breach of their representations, warranties, covenants or agreements under the Merger Agreement and Parent terminates the Merger Agreement after the Company breaches its non-solicitation obligations (other than immaterial or inadvertent breaches), and

¡	prior to such termination, a proposal from a third party to acquire 60% or more of the Company’s assets or capital stock has been announced or otherwise made publicly known and not withdrawn,

¡

and the Company enters into an acquisition agreement within 12 months following the termination of the Merger Agreement and thereafter consummates the acquisition contemplated by the acquisition agreement;

•

Either Parent or the Company terminates the Merger Agreement after the shareholders do not approve the principal terms of the Merger Agreement, the merger and the Merger Filing at the special meeting, and

¡	prior to such termination, a proposal from a third party to acquire 60% or more of the Company’s assets or capital stock has been announced or otherwise made publicly known and not withdrawn, and

¡

the Company enters into an acquisition agreement within 12 months following the termination of the Merger Agreement and thereafter consummates the acquisition contemplated by the acquisition agreement; or

•	The Company terminates the Merger Agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal.

Termination Fees Payable by Parent

Parent will be required to pay the Company a termination fee of $60 million if the Merger Agreement is terminated under the following conditions:

•

The Company terminates the Merger Agreement after there has been a breach by Parent of any representation, warranty, covenant or agreement contained in the Merger Agreement that would, individually or in the aggregate, result in a failure of a condition to the Company’s obligation to close the merger that has not been cured, that is not reasonably capable of being cured or that Parent, within thirty days after receipt of written notice thereof, has not initiated and sustained commercially reasonable efforts to cure, before the outside termination date, provided that the Company is not in material breach of its representations, warranties, covenants or agreements under the Merger Agreement; or

•

The Company terminates the Merger Agreement because (A) after all of the conditions the parties’ obligations to complete the merger (other than the conditions that are specific to the Company’s obligation to complete the merger) have been satisfied, Parent and Merger Sub fail to complete the merger within two business days following the date the merger should have occurred pursuant to the terms of the Merger Agreement, and (B) the Company was ready and willing to consummate the closing of the merger during such period.

The Sponsors have agreed to guarantee the obligation of Parent to pay the Parent termination fee pursuant to the limited guaranties, as discussed in “The Merger Agreement—Limited Guaranties” on page 59.

Reimbursement of Expenses

All out-of-pocket costs and expenses incurred in connection with the Merger Agreement and all other agreements, instruments and documents to be executed by Parent, Merger Sub and the Company in connection with the transactions contemplated thereby will be paid by the party incurring such cost or expenses except that we may be required to reimburse Parent for its reasonable and documented out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement, up to a maximum of $2 million, if Parent terminates the Merger Agreement:

•

after our shareholders fail to approve the principal terms of the Merger Agreement, the merger and the Merger Filing, without there having been any breach by Parent and Merger Sub of their representations, warranties, covenants or agreements under the Merger Agreement and the Company is not otherwise liable for a termination fee payable to Parent; or

•	because we have willfully breached any representation, warranty, covenant or agreement contained in the Merger Agreement.

Remedies

Remedies of Parent and Merger Sub

Under the terms of the Merger Agreement, Parent and Merger Sub are entitled to the following remedies to prevent breaches of the Merger Agreement by us and to enforce the terms and provisions of the Merger Agreement:

•

Prior to the valid termination of the Merger Agreement, Parent and Merger Sub are entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement by the Company and to enforce specifically the terms and provisions of the Merger Agreement, including the Company’s obligations to consummate the Merger;

•	Parent is entitled to payment from the Company of the Company termination fee under the circumstances described in “The Merger Agreement—Termination Fees” beginning on page 62.

•	Parent is entitled to reimbursement of the Parent’s expenses by the Company under the circumstances described above in “The Merger Agreement—Reimbursement of Expenses” beginning on page 64.

•	Parent and Merger Sub are entitled to terminate the Merger Agreement under circumstances described in “The Merger Agreement—Termination of the Merger Agreement” beginning on page 61.

Remedies of the Company

Under the terms of the Merger Agreement, we are entitled to the following remedies to prevent breaches of the Merger Agreement by Parent and Merger Sub and to enforce the terms and provisions of the Merger Agreement:

•

Prior to the valid termination of the Merger Agreement pursuant to the terms thereof, we are entitled to seek and obtain an injunction, specific performance and other equitable remedies to enforce Parent’s and Merger Sub’s obligations to cause the equity financing to be funded and to consummate the merger only in the event that each of the following conditions has been satisfied: (A) all of the conditions to Parent’s and Merger Sub’s obligation to consummate the transactions contemplated by the Merger Agreement as set forth in the Merger Agreement have been satisfied (other than any conditions that by their nature are to be satisfied at the closing), and Parent and Merger Sub fail to complete the closing of the merger within two business days following the date the merger should have occurred and the Company had satisfied all of the conditions it was required meet and was ready and willing to consummate the merger, (B) the debt financing has been funded or confirmation that the debt financing will be funded at the time of the closing of the merger if the equity financing is funded at the time of the closing of the merger, and (C) the Company has irrevocably confirmed by written notice to Parent and Parent’s sources of the debt financing, that if specific performance is granted and the equity financing and debt financing are funded, then the Closing will occur.

•

Prior to the valid termination of the Merger Agreement pursuant to the terms thereof and other than as it relates to our right to cause the equity financing to be funded and to consummate the merger, we are entitled to seek and obtain an injunction, specific performance and other equitable remedies to prevent breaches of the Merger Agreement by Parent and Merger Sub and to enforce specifically the terms and provisions of the Merger Agreement (including, but not limited to demanding Parent and Merger Sub to use commercially reasonable best efforts to secure the debt financing, as described in “The Merger Agreement—Financing Commitments; Cooperation to Obtain Financing” beginning on page 57.

•	We are entitled to payment from Parent of the Parent termination fee under the circumstances described in “The Merger Agreement—Termination Fees” beginning on page 62.

•	We are entitled to terminate the Merger Agreement under the circumstances described in “The Merger Agreement—Termination of the Merger Agreement” beginning on page 61.

Pursuant to the terms of the Merger Agreement, other than in the case of fraud, in no event will we or any our subsidiaries or any of our respective equityholders, officers, directors, employees, agents, controlling persons, assignees or affiliates of any of the foregoing have the right to seek or obtain money damages or expense reimbursement (whether at law or in equity, in contract, in tort or otherwise) from Parent or Merger Sub under the terms of the Merger Agreement other than our right to obtain payment from Parent of the Parent termination fee under the circumstances described in “The Merger Agreement—Termination Fees” beginning on page 62. In addition, notwithstanding anything in the Merger Agreement to the contrary, in no event will Credit Suisse or its affiliates or the officers, directors, employees, partners, controlling parties, advisors, agents and representatives of Credit Suisse or its affiliates have any liability or obligation to us or any of our subsidiaries or any of our respective equityholders, officers, directors, employees, agents, controlling persons or assignees or affiliates of any of the foregoing relating to or arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, nothing in the foregoing limitation of Parent’s, Merger Sub’s and Credit Suisse’s liability under the terms of the Merger Agreement or related agreements will in any way limit or modify the rights and obligations of Parent, Merger Sub or Credit Suisse under the Debt Financing Commitment or Parent’s or Merger Sub’s obligations under the Merger Agreement.

Amendment, Extension and Waiver

The parties may amend the Merger Agreement at any time, except that after our shareholders have approved the principal terms of the Merger Agreement, the merger and the Merger Filing, there shall be no amendment that by law requires further approval by our shareholders without such approval having been obtained. All amendments to the Merger Agreement must be in a writing signed by us, Parent and Merger Sub.

At any time before the consummation of the merger, each of the parties to the Merger Agreement may, by written instrument and to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other parties;

•	waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; or

•	waive compliance with any of the agreements or conditions contained in the Merger Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our common stock, as of June 1, 2010, for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

Unless otherwise indicated, each of the following shareholders can be reached at or care of our principal offices located at 2001 Logic Drive, San Jose, California 95124.

Name	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Shares of Common Stock Outstanding
5% Shareholders:
BlackRock, Inc. (2)	7,590,764	13.7%
Dimensional Fund Advisors LP (3)	4,015,362	7.3%
Invesco Ltd. (4)	3,699,044	6.7%

Directors and Executive Officers:
Matthew Medeiros (5)	3,053,771	5.5%
Robert D. Selvi (6)	987,881	1.8%
Marvin C. Blough (7)	662,783	1.2%
Robert B. Knauff (8)	301,690	*
Cary H. Thompson (9)	218,100	*
Frederick M. Gonzalez (10)	211,790	*
Charles D. Kissner (11)	193,100	*
John C. Shoemaker (12)	158,100	*
David W. Garrison (13)	150,600	*
Edward F. Thompson (14)	148,100	*
Charles W. Berger (15)	108,100	*
Clark H. Masters (16)	48,100	*
Carl A. Thomsen	-	*

All directors and current executive officers as a group (13 persons) (17)	6,242,115	11.3%

* Represents less than 1%.

(1)

Percentage of beneficial ownership is based on 55,300,064 shares of our common stock outstanding as of June 1, 2010, together with option shares that may be exercised within sixty days of June 1, 2010 (“Vested Options”) and restricted stock units that may exercised within sixty days of June 1, 2010 (“Vested RSUs”). Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown held by them. Vested Options are deemed outstanding for computing the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

The number of shares beneficially owned is as reported in a Schedule 13G/A filed by BlackRock, Inc. (“Blackrock”) with the SEC on January 8, 2010. As set forth in such Schedule 13G/A, BlackRock is a parent holding company for the following subsidiary entities and has sole voting and dispositive power as to 7,590,764 shares held by such entities: BlackRock Advisors LLC, BlackRock Asset Management Australia Limited, BlackRock Asset Management Japan Limited, BlackRock Capital Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management LLC, BlackRock International Ltd. and State Street Research & Management Co. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(3)

The number of shares beneficially owned is as reported in a Schedule 13G/A filed by Dimensional Fund Advisors LP (“DFA”) with the SEC on February 8, 2010. As set forth in such Schedule 13G/A, DFA serves as an investment advisor or investment manager to various companies, trusts and accounts which own the securities. Though it holds sole voting power as to 3,893,119 shares and sole dispositive power as to 4,015,362 shares, DFA disclaims beneficial ownership of all of such shares. The address of DFA is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(4)

The number of shares beneficially owned is as reported in a Schedule 13G filed by Invesco Ltd. (“Invesco”) on February 12, 2010. As set forth in such Schedule 13G, Invesco has sole voting and dispositive power as to shares held by investment advisor subsidiaries of Invesco, as follows: Invesco Aim Advisors, Inc. – 3,301,482 shares; Invesco PowerShares Capital Management – 147,152 shares; Invesco Asset Management Limited – 5,900 shares; and Invesco Asset Management Ireland Limited – 150 shares. With respect to shares held by additional investment advisor subsidiaries of Invesco, Invesco has sole voting power as to 121,800 shares held by Invesco Institutional (N.A.), Inc. (“III”), sole dispositive power as to 234,000 shares held by III, sole voting power as to 150 shares held by Invesco National Trust Company (“INTC”) and sole dispositive power as to 9,010 shares held by INTC. The address of Invesco is 1555 Peachtree Street NE; Atlanta, GA 30309.

(5)	Includes 2,881,897 Vested Options.
(6)	Represents 987,881 Vested Options.
(7)	Represents 662,783 Vested Options.
(8)	Represents 301,690 Vested Options.
(9)	Represents 210,600 Vested Options and 7,500 Vested RSUs.
(10)	Represents 211,790 Vested Options.
(11)	Represents 185,600 Vested Options and 7,500 Vested RSUs.
(12)	Includes 100,600 Vested Options and 7,500 Vested RSUs.
(13)	Includes 140,600 Vested Options and 7,500 Vested RSUs.
(14)	Represents 140,600 Vested Options and 7,500 Vested RSUs.
(15)	Represents 100,600 Vested Options and 7,500 Vested RSUs.
(16)	Represents 40,600 Vested Options and 7,500 Vested RSUs.
(17)	Includes an aggregate of 5,965,241 Vested Options and 52,500 Vested RSUs.

CURRENT MARKET PRICE OF THE COMPANY’S COMMON STOCK

Our common stock is listed on The NASDAQ Global Select Market under the ticker symbol “SNWL.” This table shows, for the periods indicated, the high and low sales price per share for SonicWALL common stock as reported by The NASDAQ Global Select Market.

	SonicWALL Common Stock
	High	Low
Year ended December 31, 2008
First Quarter	$10.91	$7.51
Second Quarter	$8.74	$6.45
Third Quarter	$6.82	$4.78
Fourth Quarter	$5.23	$2.90
Year ended December 31, 2009
First Quarter	$4.88	$3.38
Second Quarter	$6.07	$4.32
Third Quarter	$8.53	$5.34
Fourth Quarter	$8.80	$7.32
Year ended December 31, 2010
First Quarter	$9.29	$7.07
Second Quarter (through June 9, 2010)	$11.35	$8.42

On June 2, 2010, which was the last trading day before we announced the merger, the closing price for our common stock, as reported by The NASDAQ Global Select Market was $8.99 per share. On June 18, 2010, the last trading day, before the record date of this proxy statement, the closing price of our common stock, as reported by The NASDAQ Global Select Market was $11.31 per share. As of June 1, 2010, there were 55,300,064 shares of our common stock held by approximately 78 holders of record as reported by our transfer agent.

We have never paid a cash dividend on our common stock.

DISSENTING SHAREHOLDER RIGHTS

The discussion of the provisions set forth below is not a complete summary regarding your dissenting shareholder rights under California law and is qualified in its entirety by reference to the text of the relevant provisions of Chapter 13 of the California General Corporation Law, which are attached to this proxy statement as Annex D. Shareholders intending to exercise their rights that the Company purchase, at the fair market value, the shares of common stock of the Company held by them should carefully review Annex D. Failure to follow precisely any of the statutory procedures set forth in Annex D may result in a termination or waiver of these rights.

If the merger is completed, any holder of shares of common stock of the Company as of the record date may, by complying with the provisions of Chapter 13 of the California General Corporation Law, require the Company to purchase such holder’s shares of common stock of the Company at their fair market value. The fair market value will be determined as of June 2, 2010, the last trading day immediately prior to the first announcement of the terms of the proposed merger, excluding any appreciation or depreciation in consequence of the proposed merger. Company shareholders who are considering asserting and exercising dissenting shareholder rights should consult their legal advisors.

Exercise of your rights as a dissenting shareholder under California law requires strict compliance with the procedures set forth in Chapter 13 of the California General Corporation Law. Failure to follow any of these procedures may result in a termination or waiver of dissenting shareholder rights under California law. The applicable provisions of California law are summarized below. Company shareholders who choose to exercise dissenting shareholder rights under California law must fully comply with the requirements of Chapter 13 of the California General Corporation Law.

Under the California General Corporation Law, a Company shareholder may be entitled to dissenting shareholder rights with respect to the shares of common stock of the Company held by such shareholder if such shares:

•	were outstanding on the record date;

•	were not voted in favor of the merger; and

•

if shareholders holding in the aggregate at least five percent of the Company’s outstanding common stock properly exercise their dissenting shareholder rights under Chapter 13 of the California General Corporation Law.

If you desire to exercise dissenting shareholder rights and receive the fair value of your shares of common stock in cash instead of the merger consideration, your shares must be voted “AGAINST” the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing. It will not be sufficient to abstain from voting. If you return a signed proxy without voting instructions or with instructions to vote “FOR” the proposal to approve the principal terms of the Merger Agreement, the merger and the Merger Filing, your shares will be voted in favor of the principal terms of the Merger Agreement, the merger and the Merger Filing and you will lose dissenting shareholder rights. In addition, any proxy or vote against approval of the principal terms of the Merger Agreement, the merger and the Merger Filing will not in and of itself constitute a demand for dissenting shareholder rights within the meaning of Chapter 13.

Within ten days of approval of the principal terms of the Merger Agreement, the merger and the Merger Filing by Company shareholders, each shareholder who is entitled to dissenting shareholder rights will receive a notice of such approval and a statement of the price determined by the Company to represent the fair market value of the shares . The notice will also describe the rights to which such shareholders are entitled and shall be accompanied by a copy of Chapter 13 of the California General Corporation Law (attached as Annex D to this proxy statement). Within thirty days of the date of the mailing of such notice, Company shareholders must assert their dissenting shareholder rights by delivering a written demand to the Company or its transfer agent. The written demand must set forth the number and class of shares that such shareholder desires to be repurchased, include a statement as to what such shareholder claims to be the true fair market value of such shares. The statement of fair market value will constitute an offer by such shareholder to sell his shares at the price indicated therein.

If the shareholder and Company agree upon the fair market value and the shares held by such Company shareholder qualify as dissenting shares, the Company shareholder will be entitled to the agreed upon price plus the legal rate of interest on judgments from the date of such agreement. If the shareholder and Company are unable to agree upon the fair market value of the shares or whether the shares qualify as dissenting shares, the shareholder may file a complaint in California Superior Court seeking a determination by the court of the fair market value of the shares and/or whether the shares qualify as dissenting shares. The complaint must be filed within six months of the date on which the notice of the approval of the principal terms of the Merger Agreement, the merger and the Merger Filing was mailed to Company shareholders.

After determining which shareholders are entitled to dissenting shareholder rights, the court will evaluate the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The court will then direct payment of the fair value of the shares, together with interest, if any, to the dissenting shareholders. Any cash dividends declared and paid upon the dissenting shares after the date of approval of the principal terms of the Merger Agreement, the merger and the Merger Filing by Company shareholders shall be credited against the total amount to be paid to the dissenting shareholders. The costs of proceedings may be determined by the court and shared by the parties as the court deems fit.

OTHER MATTERS

As of the date of this proxy statement, our board of directors is not aware of any matter to be presented for action at the special meeting, other than the matters set forth in this proxy statement. Our bylaws provide that only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to our notice of such meeting.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Shareholder Proposals Sought To Be Included in our 2011 Proxy Materials

We will hold an Annual Meeting of Shareholders in 2011 only if the merger is not completed prior to such time. Our shareholders may submit proposals that they believe should be voted upon at our next year’s annual meeting or nominate persons for election to our Board of Directors. Pursuant to Rule 14a-8 under the Exchange Act, which we refer to as Rule 14a-8, some shareholder proposals may be eligible for inclusion in our 2011 proxy statement and proxy. These types of shareholder proposals or nominations must be submitted in writing to the attention of the Corporate Secretary, SonicWALL, Inc., 2001 Logic Drive, San Jose, California 95124, no later than December 30, 2010, which is 120 calendar days prior to the one-year anniversary of the mailing date of this year’s proxy materials or a notice of availability of proxy materials (whichever is earlier). Shareholders interested in submitting a proposal or nomination are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The timely submission of a shareholder proposal or nomination does not guarantee that it will be included in our 2011 proxy statement.

Shareholder Proposals Not Eligible or Intended To Be Included in our 2011 Proxy Materials

Alternatively, under our Bylaws, our shareholders may submit proposals or nominations that they believe should be voted upon at our 2011 annual meeting, but do not seek to include in our 2011 proxy statement pursuant to Rule 14a-8. Any such shareholder proposals or nominations may be timely submitted in writing to the Corporate Secretary, SonicWALL, Inc., 2001 Logic Drive, San Jose, California 95124, for the 2011 annual meeting of shareholders. To be timely, any such shareholder proposals or nominations must be received by the Corporate Secretary not later than sixty days prior to our 2011 annual meeting; provided, however, that in the event less than seventy days’ notice or prior public disclosure of the date of the 2011 annual meeting is given or made to shareholders, notice by such shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For example, if we provide notice of our 2011 annual meeting on April 20, 2011, for a 2011 annual meeting on June 10, 2011, any such proposal or nomination will be considered untimely if submitted to us after April 30, 2011. For purposes of the above, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by us with the SEC. As described in our Bylaws, the shareholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of our common stock. If a shareholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, or the Bylaw Deadline, the shareholder will not be permitted to present the proposal to our shareholders for a vote at the 2011 annual meeting.

The rules of the SEC establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting, or the Discretionary Vote Deadline. The Discretionary Vote Deadline for the 2011 annual meeting is March 15, 2011, or the date which is forty-five calendar days prior to the one-year anniversary of the mailing date of this year’s proxy materials or a notice of availability of proxy materials (whichever is earlier). If a shareholder gives notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the 2011 annual meeting.

Because the Bylaw Deadline is not capable of being determined until we publicly announce the date of our 2011 annual meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2011 annual meeting, and we believe that our proxy holders at such annual meeting would be allowed to use the discretionary authority granted by the proxy to vote against the proposal at such annual meeting without including any disclosure of the proposal in the proxy statement relating to such annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations page of our corporate website at www.sonicwall.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (filed with the SEC on March 5, 2010);

•	Quarterly Reports filed on Form 10-Q for the fiscal quarter ended March 31, 2010 (filed with the SEC on May 7, 2010);

•	Current Report filed on Form 8-K filed with the SEC on June 3, 2010; and

•	Definitive Proxy Statement for our 2010 Annual Meeting filed with the SEC on April 29, 2010.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to SonicWALL, Inc, 2001 Logic Drive, San Jose, California 95124, Attention: Investor Relations, on the Investor Relations page of our corporate website at www.sonicwall.com; or from our proxy solicitor, The Proxy Advisory Group, LLC (toll-free at (888) 557-7699 or (888) 55-PROXY; or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 22. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

MISCELLANEOUS

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated June 22, 2010. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to shareholders nor the issuance of cash in the merger creates any implication to the contrary.

Your vote is very important. To vote your shares, please complete, date, sign and return the enclosed proxy card (if you are a holder of record) or instruction card (if you were forwarded these materials by your broker or nominee) as soon as possible in the enclosed envelope. Please call our proxy solicitor, The Proxy Advisory Group, LLC, toll-free at (888) 557-7699 or (888) 55-PROXY if you have any questions about this proxy statement the special meeting or the merger, or need assistance with the voting procedures.

CERTAIN INFORMATION REGARDING SONICWALL, PARENT, AND MERGER SUB

Thoma Bravo, LLC has supplied all information contained in this proxy statement relating to Parent and Merger Sub, and we have supplied all information relating to us.

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

SONICWALL, INC.,

PSM HOLDINGS 2, INC.

AND

PSM MERGER SUB, INC.

DATED AS OF JUNE 2, 2010

A-i

A-ii

A-iii

EXHIBITS

A.	Form of Voting Agreement

B.	Agreement of Merger

C.	FIRPTA Certificate

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 2, 2010, is by and among PSM Holdings 2, Inc., a Delaware corporation (“Parent”), PSM Merger Sub, Inc., a California corporation and wholly-owned direct subsidiary of Parent (“Merger Sub”), and SonicWALL, Inc., a California corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Article IX, and Article IX includes an index of all capitalized terms used in this Agreement.

RECITALS

WHEREAS, the Company and Merger Sub each have determined that it is advisable, fair to and in the best interests of its Shareholders to effect a merger (the “Merger”) of Merger Sub with and into the Company pursuant to the California Corporations Code (the “CCC”), upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each outstanding share of common stock, no par value per share, of the Company (the “Company Common Stock”), shall be converted into the right to receive cash, as set forth herein, all upon the terms and subject to the conditions of this Agreement.

WHEREAS, the board of directors of the Company (the “Company Board of Directors”) has unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the Merger and the other transactions contemplated hereby, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and its shareholders (the “Company Common Shareholders”) and (iii) recommended the approval of the principal terms of this Agreement and the Agreement of Merger by the Company Common Shareholders.

WHEREAS, Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Thoma Bravo Fund IX, L.P., a Delaware limited partnership, and Ontario Teachers’ Pension Plan Board, a corporation established under the Teachers’ Pension Act (Ontario) (the “Sponsors”), have on a several, and not joint and several, basis entered into limited guarantees, dated as of the date hereof in favor of the Company with respect to certain obligations and liabilities of Parent and Merger Sub arising under, or in connection with, this Agreement (the “Limited Guarantees”).

WHEREAS, the board of directors of Parent and Merger Sub have each unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the Merger and the other transactions contemplated hereby, taken together, are at a price and on terms that are fair to, advisable and in the best interests of Merger Sub and its sole Shareholder and (iii) approved this Agreement and recommended the approval of this Agreement by Merger Sub’s sole Shareholder.

WHEREAS, simultaneously with the execution and delivery of this Agreement, certain Company Common Shareholders have entered into voting agreements in the form attached hereto as Exhibit A (the “Voting Agreements”), dated as of the date hereof, with Parent, pursuant to which, among other things, such Company Common Shareholders have agreed to vote their shares in favor of the approval of the principal terms of this Agreement and the Agreement of

Merger and against any competing proposals.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1    The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and the Parent shall consummate the Merger pursuant to which (a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in the CCC.

Section 1.2    Closing. Subject to the terms and conditions of this Agreement, the Closing will take place at 10:00 a.m., local time, at the offices of Kirkland & Ellis LLP, 300 N. LaSalle Street, Chicago, Illinois 60654, on the later of (a) the second Business Day after the satisfaction or waiver of the conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) set forth in Article VI, and (b) the earlier to occur of (i) during the Marketing Period on a date specified by Parent on three (3) Business Days written notice to the Company and (ii) the first (1st) Business Day immediately following the final day of the Marketing Period, or another time, date or place as is agreed to in writing by the parties (the date on which the Closing occurs, the “Closing Date”).

Section 1.3    Effective Time. On the Closing Date and subject to the terms and conditions hereof, the parties shall cause the Agreement of Merger in substantially the form attached hereto as Exhibit B (the “Agreement of Merger”) and other appropriate and required documents to be delivered for filing with the California Secretary. The Merger shall become effective at the Effective Time. If the California Secretary requires any changes in the Agreement of Merger as a condition to filing or issuing a certificate to the effect that the Merger is effective, Merger Sub and the Company shall execute any necessary revisions incorporating such changes, provided such changes are not inconsistent with and do not result in any material change in the terms of this Agreement.

Section 1.4    Conversion of the Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a)    Except as provided in Section 1.4(d), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenter Shares) shall be canceled and shall by virtue of the Merger and without any action on the part of the holder thereof be converted automatically into the right to receive $11.50 in cash, without interest (the “Merger Consideration”), upon surrender of the certificate representing such share of Company Common Stock or in adherence with the applicable procedures set forth in the letter of transmittal or equivalent document for uncertificated shares of Company Common Stock represented by book-entry (“Book-Entry Shares”) as provided in Article II. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or Book-Entry Shares theretofore representing such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration into which such shares of Company Common Stock have been converted, as provided herein or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.6.

(b)    Each share of Company Common Stock that is owned by the Company (or any Subsidiary of the Company) as treasury stock or otherwise and each share of Company Common Stock owned by Parent shall be canceled and retired and cease to exist and no payment or distribution shall be made with respect thereto.

(c)    Each share of Class A common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of Class A common stock, no par value per share, of the Surviving Corporation. Each share of Class B common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of Class B common stock, no par value per share, of the Surviving Corporation. The shares of Class A common stock and the shares of Class B common stock shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(d)    If between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, solely by reason of any stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction and to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action.

Section 1.5    Organizational Documents.

(a)    At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, except that such Articles of Incorporation shall be amended to change the name of the Surviving Corporation to “SonicWALL, Inc.” Thereafter, the Articles of Incorporation of the Surviving Corporation may only be amended in accordance with its terms and as provided by Law.

(b)    At the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation (except that all references to Merger Sub in the Bylaws of the Surviving Corporation shall be amended to refer to “SonicWALL, Inc.”). Thereafter, the Bylaws of the Surviving Corporation may only be amended or repealed in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by Law.

Section 1.6    Directors of the Surviving Corporation. The directors of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors of Merger Sub immediately prior to the Effective Time and the officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are officers of Merger Sub immediately prior to the Effective Time.

Section 1.7    Company Options and Company RSUs.

(a)    Termination of Company Equity Plans. Except as otherwise agreed to by the parties, (i) the Company Equity Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary thereof shall be canceled as of the Effective Time and (ii) the Company shall ensure that following the Effective Time no participant in the Company Equity Plans or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

(b)    Company Common Stock Options. At the Effective Time, each outstanding Company Common Stock Option, whether vested or unvested, shall become fully vested and cancelled and (i) in the case of a Company Common Stock Option having a per share exercise price less than the Merger Consideration, for the right to receive from the Surviving Corporation for each share of Company Common Stock subject to such Company Common Stock Option immediately prior to the Effective Time an amount (subject to any applicable withholding tax) in cash equal to the product of (A) the number of shares of Company Common Stock subject to such Company Common Stock Option immediately prior to the Effective Time and (B) the amount by which the Merger Consideration exceeds the per share exercise price of such Company Common Stock Option, or (ii) in the case of any Company Common Stock Option having a per share exercise price equal to or greater than the Merger Consideration, without the payment of cash or issuance of other securities in respect thereof. The cancellation of a Company Common Stock Option as provided in the immediately preceding sentence shall be deemed a release of any and all rights the holder thereof had or may have had in respect of such Company Common Stock Option. Prior to the Effective Time, the Company shall deliver to the holders of Company Common Stock Options notices, in form and substance reasonably acceptable to Parent, setting forth such holders’ rights pursuant to this Agreement.

(c)    Employee Stock Purchase Plan. As soon as practicable following the date of this Agreement, the Company Board of Directors (or, if appropriate, any committee administering the Company’s 1999 Employee Stock Purchase Plan, as amended (the

“ESPP”)) shall adopt such resolutions or take such other actions as may be required to provide that, with respect to the ESPP: (i) each individual participating in the Offering Period (as defined in the ESPP) in progress as of the date of this Agreement (the “Final Offering”) shall not be permitted (x) to increase the amount of his or her rate of payroll contributions thereunder from the rate in effect when the Final Offering commenced, or (y) to make separate non-payroll contributions to the ESPP on or following the date of this Agreement; (ii) no individual who is not participating in the ESPP as of the date of this Agreement may commence participation in the ESPP following the date of this Agreement; (iii) the Final Offering shall end on (and the final Purchase Date (as defined in the ESPP) shall be) the earlier to occur of June 14 2010 and a date that is five (5) calendar days prior to the Effective Time; (iv) each ESPP participant’s accumulated contributions under the ESPP shall be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP as of the end of the Final Offering; and (v) the ESPP shall terminate immediately following the end of the Final Offering and no further rights shall be granted or exercised under the ESPP thereafter. All shares of Company Common Stock purchased in the Final Offering shall be cancelled at the Effective Time and converted into the right to receive the Merger Consideration in accordance with the terms and conditions of this Agreement.

(d)    Company RSUs. At the Effective Time, each Company Restricted Stock Unit (each, an “RSU”), whether vested or unvested, that is outstanding immediately prior thereto shall become fully vested and shall be converted automatically into the right to receive at the Effective Time an amount in cash in U.S. dollars equal to the product of (i) the total number of such shares of Company Stock subject to such RSU and (ii) the Merger Consideration.

Section 1.8    Dissenter Shares. Notwithstanding anything in this Agreement to the contrary, if any Dissenting Shareholder shall demand to be paid the “fair market value” of its Dissenter Shares, as provided in Chapter 13 of the CCC, such Dissenter Shares shall not be converted into or exchangeable for the right to receive the Merger Consideration (except as provided in this Section 1.8) and shall entitle such Dissenting Shareholder only to payment of the fair market value of such Dissenter Shares, in accordance with Chapter 13 of the CCC, unless and until such Dissenting Shareholder withdraws (in accordance with Chapter 13 of the CCC) or effectively loses the right to dissent. The Company shall not, except with the prior written consent of Parent, voluntarily make (or cause or permit to be made on its behalf) any payment with respect to, or settle or offer to settle, any such demand for payment of fair market value of Dissenter Shares prior to the Effective Time. The Company shall give Parent prompt notice of any such demands prior to the Effective Time and Parent shall have the right to participate in and control all negotiations and proceedings with respect to any such demands. If any Dissenting Shareholder shall have effectively withdrawn (in accordance with Chapter 13 of the CCC) or lost the right to dissent, then as of the later of the Effective Time or the occurrence of such event, the Dissenter Shares held by such Dissenting Shareholder shall be cancelled and converted into and represent the right to receive the Merger Consideration pursuant to Section 1.8.

ARTICLE II

EXCHANGE OF CERTIFICATES

Section 2.1    Paying Agent. No later than one Business Day following the Closing, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the “Paying Agent”), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Paying Agent, cash in U.S. dollars in an amount sufficient to pay the aggregate amount of the Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”) payable pursuant to Article I in exchange for outstanding shares of Company Common Stock (but not, for the avoidance of doubt, for payments in respect of Company Common Stock Options or Company RSUs, which shall be paid by the Company through its payroll system as soon as practicable following the Closing and in no event later than the first regularly scheduled payroll date following the Closing). The Paying Agent shall deliver the Merger Consideration contemplated to be paid pursuant to Article I in exchange for outstanding shares of Company Common Stock out of the Exchange Fund. The Exchange Fund shall be invested by the Paying Agent as directed by Parent; provided, however, that: (a) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Company Common Stock; and (b) such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available). Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation or Parent, and any amounts in excess of the amounts payable pursuant to Article I shall be promptly returned to the Surviving Corporation or Parent, in each case as directed by Parent. The Exchange Fund shall not be used for any other purpose.

Section 2.2    Exchange Procedures. Promptly following the Effective Time (but in no event later than two (2) Business Days following the Effective Time), Parent shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”, it being understood that any references herein to “Certificates” shall be deemed to include Book-Entry Shares) and whose shares of Company Common Stock have been converted into the right to receive Merger Consideration pursuant to Article I (a) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (b) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, properly completed and duly executed, and such other documents as may be customarily and reasonably required pursuant to such instructions (or, if such shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares on a book-entry account statement), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive in respect of the shares of Company Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Merger Consideration payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Article II, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration or the right to demand to be paid the “fair market value” of the shares represented thereby as contemplated by Article I.

Section 2.3    Further Rights in Company Common Stock. All Merger Consideration paid in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

Section 2.4    Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for nine (9) months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the Merger Consideration, without any interest thereon.

Section 2.5    No Liability. None of Parent, the Company or the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

Section 2.6    Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration without any interest thereon.

Section 2.7    No Further Dividends. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificates.

Section 2.8    Withholding of Tax. Parent, the Surviving Corporation, any Affiliate thereof or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to pursuant to this Agreement to any holder of shares of Company Common Stock and or Company Common Stock Options such amount as Parent, the Surviving Corporation, any Affiliate thereof or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or the Paying Agent, such withheld amounts shall be (a) paid over to the applicable Governmental Entity in accordance with applicable Law or Order and (b) treated for all purposes of this Agreement as having been paid to the former holder of a Certificate or Company Common Stock Option in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company Disclosure Letter delivered by the Company to Parent on or prior to the date of the execution of this Agreement (the exceptions and disclosures set forth in the part or subpart of the Company Disclosure Letter corresponding to the particular Section or subsection of this Article III in which such representation and warranty appears, any exceptions or disclosures cross-referenced to another part or subpart of the Company Disclosure Letter and any exception or disclosure in any other part or subpart of the Company Disclosure Letter to the extent it is reasonably apparent on its face that such exception or disclosure qualifies such other representation or warranty), and except as set forth in the Company Reports (to the extent it is reasonably apparent on its face that any such disclosure set forth in the Company Reports would qualify the representations and warranties contained herein and other than, in each case, any matters required to be disclosed for purposes of Section 3.3 (Capitalization) and excluding from the Company Reports (1) any exhibits thereto, (2) any items included therein that are incorporated by reference to Company Reports filed prior to December 31, 2008 and (3) any risk factor disclosures or other cautionary, predictive or forward-looking disclosures contained therein), the Company represents and warrants to each of the other parties hereto as follows:

Section 3.1    Organization and Good Standing; Charter Documents.

(a)    The Company and each of its Subsidiaries listed on Section 3.1(a) of the Company Disclosure Letter (each a “Scheduled Subsidiary” and collectively the “Scheduled Subsidiaries”) (i) is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation, (ii) has the requisite corporate (or, in the case of any Scheduled Subsidiary that is not a corporation, other) power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted, and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except in each case, as would not have a Company Material Adverse Effect.

(b)    The Company has delivered to Parent (or included as an exhibit to the Company 10-K) complete and correct copies of the Articles of Incorporation and by-laws (or similar organizational documents) of the Company and each Scheduled Subsidiary, each as amended to date, and each as so delivered is in full force and effect. The Company is not in violation of any of the provisions of the Company Articles of Incorporation or the Company Bylaws and will not be in violation of any of the provisions of the Company Articles of Incorporation or Company Bylaws, as such Company Articles of Incorporation and Company Bylaws may be amended (subject to Section 5.1) between the date hereof and the Closing Date. As of any date following the date hereof, notwithstanding anything in this Agreement to the contrary and notwithstanding anything set forth in the Company Disclosure Letter, neither the Company nor any of its “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) has filed for bankruptcy or filed for reorganization under the U.S. federal bankruptcy laws or similar state or federal law, become insolvent or become subject to conservatorship or receivership.

Section 3.2    Authority for Agreement. Subject to the requisite vote of the Shareholders of the Company, the Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited against the Company by (a) bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights or remedies in general as from time to time in effect or (b) the exercise by courts of equity powers (the “Bankruptcy and Equity Exception”).

Section 3.3    Capitalization.

(a)    The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock. As of June 1, 2010, (i) no shares of preferred stock, and (ii) 55,300,064 shares of Company Common Stock are issued and outstanding, and no shares of Company Common Stock or preferred stock are held in the Company’s treasury. The Company will not issue any additional shares of Company Common Stock prior to the Effective Time other than shares issued pursuant to the exercise of Company Common Stock Options described in this Section 3.3(a) below or shares issued pursuant to the ESPP with respect to the Final Offering Period. As of June 1, 2010, a maximum number of 19,201,309 shares of Company Common Stock are issuable pursuant to outstanding Company Common Stock-Based Awards consisting of consisting solely of (i) 19,148,809 Company Common Stock Options outstanding pursuant to the Company Equity Plans, each such Company Common Stock Option entitling the holder thereof to purchase one share of Company Common Stock, and 19,148,809 shares of Company Common Stock are authorized and reserved for future issuance pursuant to the exercise of such Company Common Stock Options and (ii) RSUs outstanding for 52,500 shares of Company Common Stock. Except as set forth above, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued Equity Interests of the Company or any of its Subsidiaries, or securities convertible into or exchangeable for such Equity Interests, or obligating the Company or any of its Subsidiaries to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries.

(b)    Except as set forth above, there are no outstanding contractual obligations to which the Company or any of its Subsidiaries is a party affecting or requiring the repurchase, redemption, issuance, creation or disposition of, any Equity Interests in the Company or any of its Subsidiaries. There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Company or any of its Subsidiaries. All outstanding shares of Company Common Stock are, and any additional shares of Company Common Stock issued after the date hereof and prior to the Effective Time will be, duly authorized and validly issued, fully paid and nonassessable, free of any Encumbrances other than Encumbrances imposed upon the holder thereof by reason of the acts or omissions of such holder, not subject to any preemptive rights or rights of first refusal created by statute, and issued in compliance in all material respects with all applicable federal and state securities Laws.

(c)    All shares of Company Common Stock subject to issuance under the Company Equity Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and issued in compliance in all material respects with all applicable federal and state securities Laws. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company’s Shareholders may vote. The copies of the Company Equity Plans that are filed as exhibits to the Company 10-K are complete and correct copies thereof as in effect on the date hereof. Section 3.3(c) of the Company Disclosure Letter sets forth a list of the holders of Company Common Stock Options and/or Company Common Stock-Based Awards as of the date hereof, the maximum and target number of shares of Company Common Stock subject to such Company Common Stock Option or Company Common Stock-Based Award, the expiration date of such Company Common Stock Option or Company Common Stock-Based Award, the price at which such Company Common Stock Option or Company Common Stock-Based Award may be exercised (if any) and the vesting schedule of each such Company Common Stock Option or Company Common Stock-Based Award.

(d)    As of the date hereof, except for the Voting Agreements, there are no Shareholder agreements, voting trusts, proxies or other agreements or understandings to which the Company is a party or by which it is bound with respect to the voting or registration of Company Common Stock or capital stock of any its Subsidiaries or preemptive rights with respect thereto.

(e)    There are no preemptive rights of first refusal, co-sale rights, “drag-along” rights or registration rights granted by the Company with respect to the Company’s capital stock and in effect as of the date hereof.

(f)    Except for the Company’s repurchase rights with respect to unvested shares issued under the Company Equity Plans and with respect to Company Restricted Stock, there are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of the Company), of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other Person.

Section 3.4    Company Subsidiaries. Section 3.4 of the Company Disclosure Letter contains a correct and complete list of all of the Subsidiaries of the Company and the ownership interest of the Company or its Subsidiaries in each Subsidiary. The Company or one of its Subsidiaries is the record and beneficial owner of all outstanding shares of capital stock of each Subsidiary of the Company and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each Subsidiary of the Company are owned by the Company free and clear of all Encumbrances except for Encumbrances that would not prevent any Subsidiary from conducting its business as of the Effective Time in substantially the same manner as conducted on the date hereof. Except for the capital stock of, or other equity or voting interests in, the Subsidiaries set forth on Exhibit 21.1 to the Company 10-K, the Company does not own or have the right or obligation to acquire, directly or indirectly, any Equity Interest in, any Person.

Section 3.5    No Conflict; Required Filings and Consents.

(a)    Assuming compliance with the Exchange Act, the CCC, the HSR Act and applicable foreign antitrust laws, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger (subject to the approval of the principal terms of this Agreement and the Agreement of Merger by the Company Required Vote) will not, (i) conflict with or violate any provision of the Company Articles of Incorporation or Company Bylaws, or the equivalent charter documents of any Subsidiary of the Company, (ii) conflict with or violate any Law applicable to the Company or its Subsidiaries or by which any material property or material asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, consent, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations, or result (immediately or with notice or lapse of time or both) in the creation of an Encumbrance on any Company Material Contract, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Company Material Adverse Effect.

(b)    The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock as of the record date to be established for the Company Shareholders Meeting, voting as a single class, at the Company Shareholders Meeting, in favor of approving the principal terms of this Agreement and the Agreement of Merger is the only corporate proceeding or vote of the holders of any class or series of the Company’s capital stock necessary to approve the principal terms of this Agreement and the Agreement of Merger, the Merger and the other transactions contemplated hereby, other than the completed actions set forth in Section 3.5(c) below.

(c)    The Company Board of Directors has unanimously (i) approved the terms of this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the Merger and the other transactions contemplated hereby, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and the Company Common Shareholders and (iii) recommended the approval of the principal terms of this Agreement and the Agreement of Merger by the Company Common Shareholders (the “Company Recommendation”).

(d)    No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger, except for (i) the filing of a premerger notification and report form by the Company under the HSR Act, and any applicable filings and approvals under any other Antitrust Law, (ii) such filings as may be required under federal or state securities laws, including compliance with the Exchange Act, (iii) the filing with the SEC of the Proxy Statement, as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (iv) any filings or notifications required under the rules and regulations of Nasdaq of the transactions contemplated hereby, and (v) the filing of the Agreement of Merger with the California Secretary and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business.

Section 3.6    Compliance.

(a)    Compliance with Laws; Permits. The Company and its Subsidiaries hold all Company Permits, except where the failure to hold such Company Permits would not have a Company Material Adverse Effect. All such Company Permits are in full force and effect and the Company and its Subsidiaries are in compliance with the terms of the Company Permits and all applicable Laws, except where the failure to so maintain such Company Permits or to so comply would have a Company Material Adverse Effect. Since January 1, 2008, the Company and its Subsidiaries have been and are in compliance in all material respects with all applicable Laws or Orders and applicable listing, corporate governance and other rules and regulations of Nasdaq. The Company has not received any notice to the effect that the Company or any of its Subsidiaries is not in material compliance with the terms of any material Company Permits or any such Laws. No material Company Permit shall cease to be effective as a result of the transactions contemplated by this Agreement. To the Knowledge of the Company, as of the date of this Agreement no investigation by any Governmental Entity with respect to the Company or any of its Subsidiaries or their respective businesses is pending or threatened in writing.

(b)    Prohibited Payments. Except for matters that, individually or in the aggregate, would not have a Company Material Adverse Effect, neither the Company, any Subsidiary of the Company, nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary of the Company has, in the course of its actions for, or on behalf of, any of them (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated any provision of the U.S. Foreign Corrupt Practices Act of

1977, as amended (including the rules and regulations promulgated thereunder, the “FCPA”); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. During the three (3) year period immediately preceding the date of this Agreement, neither the Company nor any Subsidiary of the Company has received any written communication that alleges that the Company or any Subsidiary of the Company, or any Representative acting on behalf of the Company is, or may be, in violation of, or has, or may have, any material liability under, the FCPA which has not been resolved.

(c)    Import/Export Compliance. The Company and each of its Subsidiaries has at all times conducted its export transactions in accordance with (i) all applicable U.S. export and reexport controls, including the United States Export Administration Act and Regulations and Foreign Assets Control Regulations and (ii) all other applicable import/export controls in other countries in which the Company conducts business, except for any instances of noncompliance that would not have a Company Material Adverse Effect. Without limiting the foregoing and except in each case as would not have a Company Material Adverse Effect: (i) the Company and each of its Subsidiaries have obtained all export licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings with any Governmental Entity required for (y) the export and reexport of products, services, software and technologies and (z) releases of technologies and software to foreign nationals located in the United States and abroad (“Export Approvals”); (ii) the Company and each of its Subsidiaries are in compliance with the terms of all applicable Export Approvals; (iii) there are no pending or, to the Company’s Knowledge, threatened claims in writing against the Company or any Subsidiary with respect to such Export Approvals; and (iv) no Export Approvals for the transfer of export licenses to Parent or the Surviving Corporation are required, or such Export Approvals can be obtained expeditiously without material cost. Section 3.6(c) of the Company Disclosure Letter sets forth the true, complete and accurate export control classifications applicable to the Company’s and its Subsidiaries’ products, services, software and technologies.

Section 3.7    Litigation.

(a) There are no claims, actions, suits, proceedings, governmental investigations or inquiries in writing or subpoenas (each an “Action”) pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any current or former supervisory employee of the Company or any of its Subsidiaries with respect to any acts or omissions in connection with their employment with the Company or any of its Subsidiaries, or any properties or assets of the Company or of any of its Subsidiaries, in each case that would reasonably be expected to result in a material Liability to the Company and its Subsidiaries taken as a whole. Neither the Company nor any Subsidiary of the Company is subject to any material outstanding Order that would reasonably be expected to result in a material Liability to the Company and its Subsidiaries taken as a whole. There is not currently any internal investigation or inquiry being conducted by the Company, the Company Board of Directors or any third party or Governmental Entity at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, self-

dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

Section 3.8    Company Reports; Financial Statements.

(a)    The Company has timely filed all Company Reports required to be filed with the SEC since January 1, 2008 and will timely file all Company Reports required to be filed with the SEC after the date hereof and prior to the Effective Time. No subsidiary of the Company is subject to the reporting requirements of Section (13)a) or 15(d) of the Exchange Act. Each Company Report has complied, or will comply as the case may be, in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, as applicable, each as in effect on the date so filed, except for: (i) in the case of Company Reports filed on or before the date of this Agreement that were amended or superseded on or before the date of this Agreement, by the filing of the applicable amending or superseding Company Reports; and (ii) in the case of Company Reports filed after the date of this Agreement that are amended or superseded before the Effective Time, by the filing of the applicable amending or superseding Company SEC Reports. None of the Company Reports (including any financial statements or schedules included or incorporated by reference therein) contained or will contain, as the case may be, when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) any untrue statement of a material fact or omitted or omits or will omit, as the case may be, to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(b)    Each of the Chief Executive Officer and Chief Financial Officer has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the applicable Company Reports filed prior to the date hereof (collectively, the “Certifications”) and the statements contained in such Certifications were accurate in all material respects as of the filing thereof.

(c)    The Company has made available (including via the SEC’s EDGAR system, as applicable) to Parent all of the Company Financial Statements and all material correspondence (if such correspondence has occurred since January 1, 2008) between the SEC on the one hand, and the Company and any of the Scheduled Subsidiaries, on the other hand received by the Company prior to the date of this Agreement. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company Reports. To the Knowledge of the Company, as of the date hereof, none of the Company Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. All of the Company Financial Statements comply in all material respects with applicable requirements of the Exchange Act and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects in accordance with GAAP the consolidated financial position of the Company at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with GAAP). As of the date hereof, the books and records of Company and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. As of the date hereof, Armanino McKenna LLP has not resigned or been dismissed as independent public accountants of Company as a result of or in connection with any disagreements with Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(d)    The Company has implemented and maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. Between January 1, 2008 and the date of this Agreement, the Company’s Chief Executive Officer and its Chief Financial Officer have disclosed to the Company’s auditors and the audit committee of the Company Board of Directors (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and the Company has provided to Parent copies of any material written materials relating to each of the foregoing. The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that information relating to the Company, including its consolidated Subsidiaries, required to be disclosed in the reports the Company files or submits under the Exchange Act is made known to the Chief Executive Officer and the Chief Financial Officer of the Company by others within those entities. Such disclosure controls and procedures are effective in timely alerting the Company’s Chief Executive Officer and its Chief Financial Officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(e)    The records, systems, controls, data and information of Company and Scheduled Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Company or Scheduled Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not have a material adverse effect on Company’s system of internal accounting controls.

(f)    The Company is, and since January 1, 2008 has been, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(g)    The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K promulgated under the Exchange Act, for senior financial officers,

applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company’s code of ethics, as required by Section 406(b) of Sarbanes-Oxley Act. To the Knowledge of the Company, since its adoption of a code of ethics, there have been no violations of provisions of the Company’s code of ethics.

(h)    There are no Liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to the Company and its Subsidiaries taken as a whole and that are required by GAAP to be set forth on the Company Financial Statements and are not set forth on the Company Financial Statements, other than (i) Liabilities incurred on behalf of the Company as a result of this Agreement and the transactions contemplated by this Agreement, (ii) Liabilities incurred in the ordinary course of business since December 31, 2009, none of which would reasonably be expected to have a Company Material Adverse Effect and (iii) Liabilities for performance of the Company’s obligations under its contracts.

Section 3.9    Absence of Certain Changes or Events. Between December 31, 2009 and the date of this Agreement, except as disclosed in the Company Reports since December 31, 2009 through to the date of this Agreement, and except as contemplated by, or as disclosed in this Agreement, the business of the Company and its Subsidiaries has been conducted in all material respects, in the ordinary course consistent with past practice and there has not been with respect to either the Company or any of its Subsidiaries (as applicable and as referenced in Section 5.1) any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1. Since December 31, 2009, there has not been any Company Material Adverse Effect that is continuing.

Section 3.10    Taxes.

(a)    The Company and each of its Subsidiaries has timely filed and will timely file with the appropriate Governmental Entities all income and other material Tax Returns that are required to be filed by it prior to the Effective Time. All such Tax Returns were correct and complete in all material respects and, in the case of Tax Returns to be filed, will be correct and complete in all material respects. All income and other Taxes due and owing by the Company and each of its Subsidiaries (whether or not shown on such Tax Returns) have been timely paid and, in the case of Tax Returns to be filed, will be timely paid. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return which has not been filed. No claim has ever been made in writing by an authority in a jurisdiction where the Company does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation in that jurisdiction. There are no security interests or other liens on any of the assets of the Company or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than liens for Taxes not yet due and payable.

(b)    The Company and its Subsidiaries have timely withheld and paid to the appropriate Governmental Entity all income and other material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other Third Party.

(c)    There is no dispute concerning any Tax Liability of the Company or any of its Subsidiaries raised by any Governmental Entity in writing to the Company or any of its Subsidiaries that remains unpaid, and neither the Company nor any of its Subsidiaries has received written notice of any threatened audits or investigations relating to any Taxes.

(d)    Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to, or requested, any extension of time with respect to a Tax assessment or deficiency which is still in effect.

(e)    The unpaid Taxes of the Company and its Subsidiaries did not, as of December 31, 2009, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet set forth in the Company Financial Statements as of such date. Neither the Company nor any of its Subsidiaries has incurred any Tax Liability since December 31, 2009 other than a Tax Liability arising in the ordinary course of business.

(f)    The Company has provided to Parent complete and accurate copies of all material Tax Returns filed by the Company and any of its Subsidiaries on or prior to the date hereof for all tax periods beginning on or after December 31, 2006.

(g)    There are no agreements relating to the allocating or sharing of Taxes to which the Company or any of its Subsidiaries is a party.

(h)    Neither the Company nor any of its Subsidiaries has been a member of an consolidated group of corporations within the meaning of Treas. Reg. Sec. 1.1502-1(h) or within the meaning of any similar provision of law to which the Company or any of its Subsidiaries may be subject, other than the consolidated group of which the Company is the common parent.

(i)    Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) (i) in the two years prior to the Effective Time or (ii) in a distribution that could otherwise constitute part of a “plan” or “series or related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(j)    Neither the Company nor any of its Subsidiaries has agreed, or is required, to make any material adjustments after the Closing Date pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by it or any other relevant party entered into prior to the

Closing Date, and the IRS has not proposed any such adjustment or change in accounting method in writing nor, to the Knowledge of the Company, otherwise proposed any material adjustment or change in accounting method, nor does the Company or any of its Subsidiaries have any application pending with any Governmental Entity requesting permission for any changes in accounting methods that relate to the business or assets of the Company or any of its Subsidiaries.

(k)    Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period ending after the Closing Date of as a result of any closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign Tax Law executed on or prior to the Closing Date by or with respect to the Company or any of its Subsidiaries.

(l)    Neither the Company nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

(m)    Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law) arising out of the transactions contemplated by this Agreement.

Section 3.11    Title to Personal Properties; Real Property.

(a)    Except as would not have a Company Material Adverse Effect, each of the Company and its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its tangible personal properties and assets reflected in the Company 10-K or acquired after December 31, 2009 (other than assets disposed of since December 31, 2009 in the ordinary course of business consistent with past practice), in each case free and clear of all Encumbrances. The tangible personal property and assets of the Company and its Subsidiaries are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are operated in accordance with all applicable licenses, permits, consents and governmental authorizations, and are usable in the regular and ordinary course of business, except as would not have a Company Material Adverse Effect. Each of the Company and each of its Subsidiaries either owns, or has valid leasehold interests in, all tangible personal properties and assets used by it in the conduct of its business, except where the absence of such ownership or leasehold interest would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other Person to sell or otherwise dispose of any of its tangible personal properties or assets (other than the sale of the Company’s products in the ordinary course of business) with an individual value in excess of $250,000 or an aggregate value in excess of $500,000. The representations and warranties contained in this Section 3.11 do not apply to ownership of, or Encumbrances with respect to, Intellectual Property, which matters are addressed in the representations and warranties set forth in Section 3.16.

(b)    The Company has no Owned Real Property. Section 3.11(b) of the Company Disclosure Letter sets forth the address and description of each existing material lease, subleases or other agreements (collectively, the “Leases”) under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property in excess of 20,000 square feet (such property, the “Leased Real Property”). The Company and/or its Subsidiaries have and own valid leasehold estates in the Leased Real Property, free and clear of all Encumbrances. Each of the Company and its Subsidiaries has complied with the terms of all Leases, and all Leases are in full force and effect, except for such non-compliances or failures to be in full force and effect that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. The Company has provided to Parent and Merger Sub a true and complete copy of each Lease document. The Company’s or one of its Subsidiary’s possession and quiet enjoyment of the Leased Property has not been disturbed and, to the Knowledge of the Company, there are no disputes with respect to such Leases. No security deposit or portion thereof deposited with respect any Lease has been applied in respect of a breach or default under any Lease which has not been redeposited in full.

Section 3.12    Officers, Directors, Employees and Affiliates.

(a)    Section 3.12(a) of the Company Disclosure Letter sets forth a true and complete list of each Employment Agreement.

(b)    Except for compensation and benefits received in the ordinary course of business as an employee or director of the Company or its Subsidiaries, no director, officer or other Affiliate or Associate of the Company or any entity in which, to the Knowledge of the Company, any such director, officer or other Affiliate or Associate owns any beneficial interest (other than a beneficial interest in a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any such Persons) is currently a party to or has any interest in (i) any partnership, joint venture, contract, arrangement or understanding with, or relating to, the business or operations of the Company or its Subsidiaries in which the amount involved exceeds $250,000 per annum, (ii) any agreement or contract for or relating to Indebtedness of the Company or its Subsidiaries, or (iii) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used in the business or operations of the Company or its Subsidiaries. To the Knowledge of the Company, there are no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company Reports filed prior to the date hereof.

Section 3.13    Employee Benefit Plans.

(a)    Section 3.13(a) of the Company Disclosure Letter sets forth a true and complete list of each Company Benefit Plan other than Employment Agreements in the standard form provided to Parent.

(b)    With respect to each Company Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been provided to Parent: (i) the most recent plan documents and all amendments thereto and all related trust agreements or documentation pertaining to other funding vehicles; (ii) the most recent summary plan description, and all related summaries of material modifications thereto; (iii) the IRS Forms 5500 (including schedules and attachments) and financial statements as filed for the past three (3) years; and (iv) the most recent IRS determination or opinion letter.

(c)    None of the Company or any of its Subsidiaries maintains, sponsors, contributes to or is required to contribute to or has any Liability under or with respect to any (i) “multiemployer plan” as defined in Section 3(37) of ERISA, (ii) “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, (iii) “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), (iv) “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA), or (v) plan, program, arrangement or agreement that provides for post-retirement or post-termination health, life insurance or other welfare-type benefits other than benefits provided under Section 4980B of the Code.

(d)    Each Company Benefit Plan that is intended to qualify under Section 401 of the Code has received a current favorable determination or opinion letter from the IRS and nothing has occurred that is reasonably likely to adversely affect the qualification of such Company Benefit Plan.

(e)    The Company Benefit Plans have been, in all material respects, maintained, funded and administered in accordance with their terms and applicable Laws. With respect to each Company Benefit Plan, all required or recommended payments, premiums, contributions, distributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Effective Time shall have been made.

(f)    There have been no “prohibited transactions” (as defined in Section 406 of ERISA and Section 4975 of the Code and not exempted under Section 408 of ERISA and the regulatory guidance thereunder) with respect to any Company Benefit Plan. No “fiduciary” (as defined in Section 3(21) of ERISA) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Benefit Plan. There are no pending or, to the Knowledge of the Company, threatened (in each case, in writing) suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, audits, investigations, administrative or other proceedings relating to any Company Benefit Plan and, to the Knowledge of the Company, there is no basis for any such suit, action, dispute, claim, arbitration, audit, investigation, administrative or other proceeding.

(g)    The Company and its Subsidiaries have complied with the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law in all material respects. Except as set forth on Section 3.13(g) of the Company Disclosure Letter, the transactions contemplated by this Agreement will not cause the acceleration of vesting in, or payment of, any benefits or compensation under any Company Benefit Plan and will not otherwise accelerate or materially increase any Liability under any Company Benefit Plan.

(h)    Section 3.13(h) of the Company Disclosure Letter sets forth a true and complete list of each benefit or compensation plan, program, agreement or arrangement for workers located outside the United States that is maintained, sponsored or contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any Liability (each, a “Foreign Benefit Plan”). Each Foreign Benefit Plan has been maintained, funded and administered in compliance with its terms and applicable Laws, and no Foreign Benefit Plan has any unfunded or underfunded Liabilities. Each Foreign Benefit Plan for which a tax-exemption is required or recommended has obtained such tax-exemption from the applicable authorities.

Section 3.14    Labor Relations.

(a)    The Company and its Subsidiaries are in compliance with all applicable Laws and Orders governing or concerning conditions of employment, employment discrimination and harassment, wages, hours or occupational safety and health, including the Labor Laws, except where the failure to so comply would not have a Company Material Adverse Effect.

(b)    The employees of the Company and its Subsidiaries have not been, and currently are not, represented by a labor organization or group that was either certified or voluntarily recognized by any labor relations board, including the NLRB, or certified or voluntarily recognized by any other Governmental Entity and there is not, to the Knowledge of the Company, any attempt to organize any employees of the Company or its Subsidiaries. There has not been, nor is there existent or, to the Knowledge of the Company, threatened in writing, any material strike, slowdown, picketing or work stoppage by the employees of the Company or its Subsidiaries.

(c)    As of the date of this Agreement, no claim, complaint, charge or investigation for unpaid wages, bonuses, commissions, employment withholding taxes, penalties, overtime or other compensation, benefits, child labor or record-keeping violations has been filed or is pending or, to the Knowledge of the Company, is threatened in writing under the FLSA, the Davis-Bacon Act, the Walsh-Healey Act or the Service Contract Act, or any other Law. No discrimination, illegal harassment and/or retaliation claim, complaint, charge or investigation has been filed or is pending or, to the Knowledge of the Company, is threatened in writing against the Company or any Subsidiary or employee, officer or director of the Company under the 1964 Civil Rights Acts, the Equal Pay Act, the ADEA, the ADA, the FMLA, the FLSA, ERISA or any other federal Law or comparable state fair employment practices act or foreign Law, including any provincial Law regulating discrimination in the workplace. No wrongful discharge, retaliation, libel, slander or other claim, complaint, charge or investigation that arises out of the employment relationship between the Company or any of its Subsidiaries and their respective employees has been filed or is pending or, to the Knowledge of the Company, is threatened in writing against the Company or any of its Subsidiaries under any applicable Law. To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries is in violation, in any material respect, of any term of any employment contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Neither the Company nor any of its Subsidiaries is required to have, and does not have, any affirmative action plans or programs.

Section 3.15    Contracts and Commitments.

(a)    Section 3.15 of the Company Disclosure Schedule identifies each Company contract that constitutes a Company Material Contract as of the date of this Agreement. For the purposes of this Agreement, each contract or arrangement of the following type shall be deemed to constitute a Company Material Contract:

(i)    relating to any indebtedness for borrowed money or any other Indebtedness having an outstanding principal amount in excess of $100,000;

(ii)    providing for aggregate noncontingent payments by or to the Company or any of its Subsidiaries in excess of $1,000,000 annually after the date hereof;

(iii)    that after the Effective Time would have the effect of limiting in any respect the freedom of Parent or any of its Subsidiaries (other than the Company and its Subsidiaries) to engage in any line of business or sell, supply or distribute any service or product, or to compete with any entity or to conduct business in any geography, or to hire any individual or group of individuals, other than the Company’s agreements with contractors;

(iv)    involving any joint venture, partnership or similar arrangement, related to the formation, creation, operation, management or control of any partnership or joint venture that is: (A) material to the business of the Company and its Subsidiaries, taken as a whole; (B) in which the Company owns more than a 20% voting or economic interest; or (C) with respect to which the Company has obligations of more than $500,000 in the aggregate;

(v)    providing severance or termination pay Liabilities related to termination of employment in excess of $100,000;

(vi)    involving any Change of Control Obligation;

(vii)    involving the supply, manufacturing, distribution or development of Company products (except for any Company contracts in which either the aggregate noncontingent payments to or by the Company are not in excess of $1,000,000 or the potential payments to or by the Company are not expected to exceed $1,000,000);

(viii)    involving the acquisition, transfer, in-bound licensing, out-bound licensing, development, co-development or sharing of any material Intellectual Property (excluding (A) with respect to out-bound licensing, any Company contracts pursuant to which any Company Intellectual Property, including the Company’s Software, is licensed by the Company or any of its Subsidiaries in the ordinary course of business to a Third Party customer under terms substantially the same as those contained in the Company’s standard form license agreement as provided to Parent, and (B) with respect to in-bound licensing, (1) any commercially available over the counter licenses for Software used by the Company or any of its Subsidiaries only for the internal operations of its business, (2) licenses for Intellectual Property of a Third Party generally available to the public that can be replaced without material cost or material interruption to the Company’s or any of its Subsidiaries’ business, and (3) non-negotiated licenses of Intellectual Property of a Third Party embedded in equipment or fixtures and used by the Company or any of its Subsidiaries only for internal purposes (but including under this Subsection (viii), (X) any licenses for Software used to host or provide the Company’s or any of its Subsidiaries’ products to Third Party customers on a software-as-a-service, web-based application or other service basis, or (Y) any Open Source Software);

(ix)    restricting the ability of the Company or any of its Subsidiaries to use or disclose any Company Intellectual Property (except for standard confidentiality agreements limiting the disclosure of Company or Third Party confidential information disclosed in connection with a potential business arrangement between Company and such Third Party);

(x)    pursuant to which the Company or any of its Subsidiaries has agreed or is required to provide any Third Party with access to the source code of any of the Company’s or its Subsidiaries’ products, or to provide for the source code of any of the Company’s or its Subsidiaries’ products to be put in escrow;

(xi)    involving a settlement agreement or consent-to-use agreement relating to Intellectual Property;

(xii)    which provide for indemnification by the Company of any officer, director or employee of the Company;

(xiii)    pursuant to which the Company or any Subsidiary of the Company has any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, or otherwise in respect of any obligation of any Person, or any capital maintenance, keep-well or similar agreements or arrangements in any such case which, individually is in excess of $250,000;

(xiv)    involving the lease of real property with aggregate annual rent payments in excess of $400,000;

(xv)    prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of the Scheduled Subsidiaries, prohibits the pledging of the capital stock of the Company or any Scheduled Subsidiary or prohibits the issuance of guarantees by any Scheduled Subsidiary;

(xvi)    relates to any acquisition by the Company or its Subsidiaries pursuant to which the Company or any of its Subsidiaries has continuing “earn-out” or other contingent payment or guarantee obligations;

(xvii)    other than employment and consulting Contracts, involves any directors, executive officers (as such term is defined in the Exchange Act) or 5% Shareholders of the Company or any of their Affiliates (other than the Company or any Scheduled Subsidiary) or, to the Company’s Knowledge, immediate family members;

(xviii)    contains any covenant granting “most favored nation” status that, following the Merger, would apply to or be affected by actions taken by Parent, the Surviving Corporation and/or their respective Subsidiaries or Affiliates;

(xix)    involves any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest-rate , commodity price, equity value or foreign currency protection contract;

(xx)    contains a put, call or similar right pursuant to which the Company or any Scheduled Subsidiary could be required to purchase or sell, as applicable, any Equity Interests of any Person or assets; or

(xxi)    otherwise required to be filed as an exhibit to an Annual Report on Form 10-K, as provided by Rule 601 of Regulation S-K promulgated under the Exchange Act. Each contract of the type described in the immediately preceding sentence is referred to herein as a “Company Material Contract.” The Company has heretofore provided to Parent a complete and correct copy of each Company Material Contract, including any amendments or modifications thereto.

(b)    Except as would not have a Company Material Adverse Effect, (i) each Company Material Contract is valid and binding on the Company or its Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, and is enforceable against the Company in accordance with its terms and, to the Knowledge of the Company, against each other party thereto (in each case, subject to the Bankruptcy and Equity Exception) and (ii) the Company and each of its Subsidiaries have performed in all material respects all obligations required to be performed by them to date under each Company Material Contract and, to the Knowledge of the Company, each other party to each Company Material Contract has performed in all material respects all obligations required to be performed by it to date under such Company Material Contract. Neither the Company nor any of its Subsidiaries has Knowledge of, or has received written notice of, any violation or default under (or any condition that with the passage of time or the giving of notice, or both, would cause such a violation of or default under) any Company Material Contract, except for violations or defaults that would not have a Company Material Adverse Effect.

(c)    To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time), would, other than as a result of the Merger, reasonably be expected to: (i) result in a material violation or breach of any provision of any Company Material Contract; (ii) give any Person the right to declare a default or exercise any remedy under any Company Material Contract; (iii) give any person the right to receive or require a material rebate, chargeback, penalty or change in delivery schedule (excluding discounts) under any Company Material Contract, other than distribution agreements on the Company’s standard form of distribution agreement as provided to Parent; (iv) give any Person the right to accelerate the maturity or performance of any Company Material Contract; or (v) give any Person the right to cancel, terminate or modify any Company Material Contract, other than by such Company Material Contract’s natural expiration or a termination for convenience on less than ninety days prior notice, in each case, in a manner that would have a Company Material Adverse Effect.

Section 3.16    Intellectual Property.

(a)    The Company or each of its Subsidiaries owns exclusively, or is licensed under, or otherwise possesses sufficient rights under, the Intellectual Property used in or necessary for the conduct of the business of the Company or its Subsidiaries as currently conducted and for the Products Under Development, except where any such failure to own or possess a license or other rights to use would not reasonably be expected to have a Company Material Adverse Effect.

(b)    Section 3.16(b) of the Company Disclosure Letter sets forth a complete and correct list of: (i) all patented or registered Intellectual Property owned by the Company or one of its Subsidiaries; (ii) all pending patent applications, all trademark applications, or other applications for registration of Intellectual Property owned by the Company or one of its Subsidiaries; and (iii) all trade names and service marks, all registered copyrights, and all domain names included in the Company Intellectual Property, including, to the extent applicable, the jurisdictions in which each such Company Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed. All necessary registration, maintenance and renewal fees in connection with the foregoing have been paid and all necessary documents and certificates in connection with the foregoing have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting, prosecuting, and maintaining the foregoing. There are no actions that are required to be taken by Company or any of its Subsidiaries within 120 days of the date of this Agreement with respect to any of the foregoing, except as set out in Section 3.16(b) of the Company Disclosure Letter.

(c)    Section 3.16(c) of the Company Disclosure Letter lists all licenses for any

Software (other than Open Source Software) licensed to the Company or any of its Subsidiaries (and the associated Software license agreement identifying the applicable licensor) that is embedded into, incorporated into, bundled with, combined with, distributed with or otherwise made available with the Company’s or its Subsidiaries’ products or that is used to provide the Company’s or its Subsidiaries’ products on a software-as-a-service, web-based application, or service basis, including any Software (or portions thereof) (other than Open Source Software) from which the Company’s or its Subsidiaries’ products inherit, link, or otherwise call functionality (including libraries or other shared-source repositories). Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any Third Party, is in material violation of any license, sublicense or agreement listed in Section 3.16(c) of the Company Disclosure Letter. Except as otherwise set forth in Section 3.16(c) of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger will not: (i) cause the Company or any of its Subsidiaries to be in material violation or material default under any such license, sublicense or agreement; (ii) result in the termination or modification of, or entitle any other party to, any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement; (iii) entitle any Third Party to claim any right to use or practice under any Merger Sub’s, Parent’s or any of their respective Affiliates’ Intellectual Property; or (iv) cause the Company or any of its Subsidiaries to grant, or be obligated to grant, to any Third Party any additional or new rights or licenses to any Company Intellectual Property, including any products of the Company or its Subsidiaries. The Company or one of its Subsidiaries is the owner of all right, title and interest in and to the Company Intellectual Property free and clear of all Encumbrances and, has sole and exclusive rights to the use thereof or the material covered thereby in connection with the services or products in respect of which such Company Intellectual Property is being used by the Company or any of its Subsidiaries, subject to any license agreements to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries licenses others to use any such Company Intellectual Property in the ordinary course of business.

(d)    To the Knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property by any Third Party, including any employee or former employee of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification obligations arising in the ordinary course of business or under the terms of Company’s standard form distributor agreement or other standard form Software license agreement for the distribution of the Company’s or its Subsidiaries’ products or provision of such products on a software-as-a-service, web-based application, or other service basis, which forms have been provided to Parent.

(e)    To the Knowledge of the Company, all patents, registered trademarks and service marks, and registered copyrights held by the Company or any of its Subsidiaries are valid, enforceable and existing, and there is no loss or termination of any of the Company Intellectual Property threatened, pending or reasonably foreseeable. There is no assertion or claim pending challenging the ownership, use, validity or enforceability of any Company Intellectual Property; and, except as set forth in Section 3.16(e) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any suit, action or proceeding that involves a claim of infringement or misappropriation by the Company or any of its Subsidiaries of any Intellectual Property of any Third Party nor has any such suit, action or proceeding been threatened against the Company or any of its Subsidiaries nor has Company or any of its Subsidiaries received between January 1, 2004 and the date of this Agreement any written demands or unsolicited written offers to license any Intellectual Property from any Third Party. Neither the conduct of the business of the Company and each of its Subsidiaries nor the development, manufacture, sale, licensing or use of any of the products of the Company or any of its Subsidiaries or the provision of services by the Company or any of its Subsidiaries has infringed or misappropriated or is infringing or misappropriating any Intellectual Property of any Third Party in a manner likely to result in a Company Material Adverse Effect. No Third Party has notified the Company between January 1, 2004 and the date of this Agreement, that it is challenging the ownership by the Company or any of its Subsidiaries, or the validity of, any of the Company Intellectual Property. Neither the Company nor any of its Subsidiaries is party to or currently intends to bring any action, suit or proceeding for infringement or misappropriation of the Company Intellectual Property or breach of any license restriction involving Company Intellectual Property against any Third Party. There are no pending or threatened interference, re-examinations, or oppositions involving any patents, patent applications, or trademarks of the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries has received any written opinion of counsel with respect to any Intellectual Property owned by any Third Party.

(f)    The Company or its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all trade secrets and material confidential information of the Company or its Subsidiaries. Without limiting the foregoing, each of the Company and its Subsidiaries have instituted policies requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially in the form of Company’s standard forms, which forms have been provided to Parent.

(g)    Except as set forth in Section 3.16(g) of the Company Disclosure Letter, the Software owned by the Company or any of its Subsidiaries was: (i) developed by employees of the Company or its Subsidiaries within the scope of their employment; (ii) developed by independent contractors who have assigned their rights (including Intellectual Property) to the Company or its Subsidiaries pursuant to written agreements; or (iii) otherwise acquired by the Company or its Subsidiaries from a Third Party pursuant to written agreements that include appropriate representations, warranties or indemnities from such Third Party relating to title to such Software.

(h)    Neither the Company nor any of its Subsidiaries use or have used Open Source Software (i) in a manner (whether by embedding, incorporating, bundling, combining, distributing or otherwise making available, Open Source Software with or into the Company’s or its Subsidiaries’ products or for providing the Company’s or its Subsidiaries’ products on a software-as-a-service, web-based application or service basis, including using Open Source Software (or portions thereof) from which the Company’s or its Subsidiaries’ products inherit, link, or otherwise call functionality (including libraries or other shared-source repositories)) that would create obligations for the Company or its Subsidiaries with respect to any Third Party or grant or purport to grant to any Third Party any rights to or immunities under any Company Intellectual Property, or (ii) under any license requiring the Company or any of its Subsidiaries to disclose source code to any of the Company’s or its Subsidiaries’ products, grant rights to redistribute the Company’s or its Subsidiaries’ products, grant patent non-asserts or patent licenses, or otherwise grant any rights not specifically granted in the Company’s or any of its Subsidiary’s license agreements with customers. Any modifications to Open Source Software made by or on behalf of the Company or any of its Subsidiaries have been to the Open Source Software itself (e.g., patches or other bug fixes) (such modifications hereinafter the “OSS Modifications”), and the Company and its Subsidiaries have complied with all obligations to disclose such OSS Modifications. Neither the Company nor any of its Subsidiaries use or have used the OSS Modifications (A) in a manner (whether by embedding, incorporating, bundling, combining, distributing or otherwise making available, the OSS Modifications with or into the Company’s or its Subsidiaries’ products or for providing the Company’s or its Subsidiaries’ products on a software-as-a-service, web-based application or service basis, including using the OSS Modifications (or portions thereof) from which the Company’s or its Subsidiaries’ products inherit, link, or otherwise call functionality (including libraries or other shared-source repositories)) that would create obligations for the Company or its Subsidiaries with respect to any Third Party or grant or purport to grant to any Third Party any rights to or immunities under any Company Intellectual Property, or (B) under any license requiring the Company or any of its Subsidiaries to disclose source code to any of the Company’s or its Subsidiaries’ products, grant rights to redistribute the Company’s or its Subsidiaries’ products, grant patent non-asserts or patent licenses, or otherwise grant any rights not specifically granted in the Company’s or any of its Subsidiary’s license agreements with customers. Except for requests for the foregoing OSS Modifications which have been fulfilled, neither the Company nor any of its Subsidiaries has received any requests from a Third Party for disclosure of the source code to any of the Company’s or its Subsidiaries’ products. Where the Company or any of its Subsidiaries has distributed Open Source Software or the OSS Modifications, the Company or such Subsidiary, as applicable, has complied with the attribution and license requirements applicable to such distribution of Open Source Software or the OSS Modifications.

(i)    The Company and its Subsidiaries use commercially available antivirus software and use commercially reasonable efforts to protect the Company’s and its Subsidiaries’ products and Software used internally by the Company or its Subsidiaries from becoming infected by viruses and other harmful code.

(j)    No Third Party that has licensed Intellectual Property to the Company or any of its Subsidiaries under a license agreement listed, or required to be listed, in Section 3.16(c) of the Company Disclosure Letter has ownership rights or exclusive license rights to improvements or derivative works made by the Company or any of its Subsidiaries in such Intellectual Property (other than those aspects of such improvements or derivative works that are protected by such licensed Intellectual Property).

(k)    Except as set forth in Section 3.16(k) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has disclosed or delivered to any Third Party, agreed to disclose or deliver to any Third Party, or permitted the disclosure or delivery to any escrow agent of, any source code that is Company Intellectual Property and the confidentiality of which is material to the Company or any of its Subsidiaries. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in a requirement that any such source code be disclosed or delivered to any Third Party by the Company, any of its Subsidiaries or any person acting on their behalf.

(l)    Except for license keys or similar mechanisms used in conjunction therewith, all products of the Company and its Subsidiaries are free of any disabling codes or instructions, timer, copy protection device, clock, counter or other limiting design or routing and any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other similar programs, software routines or hardware components that permit unauthorized access or the unauthorized disablement or erasure of such Company’s or its Subsidiary’s product (or any part thereof) or data or other Software of users or otherwise cause them to be incapable of being used in the full manner for which they were designed.

(m)    Each product or service currently offered for license by the Company or any of its Subsidiaries to Third Parties is capable of performing in accordance with its User Documentation in all material respects when properly installed (or accessed) and used.

(n)    The Company has not received any unresolved, written claims from Third Parties, and to its Knowledge is not aware of any unwritten claims from Third Parties, that any installation services, programming services, integration services, repair services, maintenance services, support services, training services, upgrade services or other services that have been performed by the Company or any Subsidiary for such Third Parties were in any material respect performed improperly or not in conformity with the terms and requirements of all applicable warranties and other contracts and with all applicable laws and regulations.

(o)    The computer Software, computer firmware, computer hardware (whether general purpose or special purpose), electronic data processing, information, record keeping, communications, telecommunications, third party Software, networks, peripherals and computer systems, including any outsourced systems and processes, and other similar or related items of automated, computerized and/or Software systems that are used or relied on by the Company and its Subsidiaries (collectively, “Information Systems”) are, to the Knowledge of the Company, adequate for the operation of its business as currently conducted, and the Company and its Subsidiaries have purchased a sufficient number of license seats for all Software used by the Company and its Subsidiaries in such operations.

(p)    With respect to the Information Systems: (i) the Company and its Subsidiaries have a commercially reasonable disaster recovery plan in place and have reasonably tested such disaster recovery plan for effectiveness; (ii) there have to Company’s Knowledge been no successful unauthorized intrusions or breaches of the security of the Information Systems; (iii) there has not been any material malfunction that has not been remedied or replaced in all material respects, or any unplanned downtime or service interruption; (iv) the Company and its Subsidiaries have implemented or are in the process of implementing (or in the exercise of reasonable business judgment have determined that implementation is not yet in the best interest of the Company and its Subsidiaries) in a timely manner any and all security patches or security upgrades that are generally available for the Company’s and its Subsidiaries’ Information Systems; and (v) no Third Party providing services to the Company and its Subsidiaries currently is failing to meet any service obligations.

(q)    Except as set forth in Section 3.16(q) of the Company Disclosure Letter, no government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Intellectual Property owned or used by the Company or its Subsidiaries and no governmental entity, university, college, other educational institution or research center has any claim or right in or to such Intellectual Property. To the Knowledge of the Company, no current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries who was involved in, or who contributed to, the creation or Intellectual Property owned or used by the Company or its Subsidiaries, has performed services for the government, a university, college or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries.

(r)    The Company has complied in all material respects with, and is presently in material compliance with, the Payment Card Industry Data Security Standard and all regulations of the credit card industry and its member banks regarding the collection, storage, processing and disposal of credit card data.

(s)    Except for prior versions of the Company’s or its Subsidiaries’ Software where there is no commonality in the source code between such prior versions and the current version of such same Software, the Company and its Subsidiaries are in possession of the source code and object code for all versions of Software owned by the Company or any of its Subsidiaries that are used in or for the Company’s or its Subsidiaries’ current products.

Section 3.17    Insurance Policies. Section 3.17 of the Company Disclosure Letter sets forth a list of all material insurance policies maintained by the Company or any of its Subsidiaries. The Company and each of its Subsidiaries have all material policies of insurance covering the Company, its Subsidiaries or any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is in a form and amount that is customarily carried by persons conducting business similar to that of the Company and which the Company believes is adequate for the operation of its business. All such insurance policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, except for such defaults that would not have, individually or in the aggregate, a Company Material Adverse Effect. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and there has been no threatened (in writing) termination of, or material premium increase with respect to, any such policies.

Section 3.18    Brokers. Other than the Company Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, its Subsidiaries or any of their respective directors, officers or employees.

Section 3.19    Company Financial Advisor Opinion. The Company Financial Advisor has delivered to the Company Board of Directors its opinion to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders (other than Parent and its Affiliates) of shares of Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders. The Company shall provide a complete and correct signed copy of such opinion to Parent solely for informational purposes as soon as practicable after the date of this Agreement.

Section 3.20    Anti-Takeover Provisions. The Company Board of Directors has taken all necessary action so that no takeover, anti-takeover, moratorium, “fair price,” “control share,” or similar Law applicable to the Company will apply to this Agreement, the Merger or the other transactions contemplated hereby.

Section 3.21    Environmental Matters. Except for such matters that individually and in the aggregate would not have a Company Material Adverse Effect: (a) each of the Company and its Subsidiaries is and has been in compliance with all applicable Environmental Laws and possesses and is and has been in compliance with all required Environmental Permits; (b) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries; (c) to the Knowledge of the Company, none of the Company or any of its Subsidiaries or any of their predecessors has caused any releases or threatened release of Hazardous Materials at any property currently or formerly owned or operated by the Company or any of its Subsidiaries or any of their predecessors, or at any offsite disposal location in connection with the current or past operations of the Company or any of its Subsidiaries or their predecessors, which in either case would reasonably be expected to result in an Environmental Claim; (d) there has been no exposure of any Hazardous Material, pollutant or contaminant in connection with the current or former properties, operations and activities of the Company or any of its Subsidiaries; and (e) since January 1, 2008, neither the Company nor any of its Subsidiaries has received any written claim or written notice of violation from any Governmental Entity alleging that the Company or any of its Subsidiaries is in violation of, or liable under, any Environmental Law, or regarding any Hazardous Materials. All material environmental reports, assessments, audits, and other similar documents in the possession or control of the Company or any Company or any of its Subsidiaries have been provided to Parent.

Section 3.22    Information Supplied. Neither the written information supplied, or to be supplied, by or on behalf of the Company for inclusion in the Proxy Statement or any other documents to be filed by Parent, Merger Sub or the Company with the SEC or any other Governmental Entity in connection with the Merger and the other transactions contemplated hereby will, on the date of its filing or, in the case of the Proxy Statement, at the date it is first mailed to the Company Common Shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time after the filing of the Proxy Statement and prior to the Company Common Shareholder Meeting any event with respect to the Company or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the Company Common Shareholders. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub or any affiliate, partner, member or shareholder of Parent or Merger Sub that is contained in any of the foregoing documents.

Section 3.23    Product Warranties. There are no pending or, to the Company’s Knowledge, threatened material Actions in writing against either the Company or any of its Subsidiaries in respect of any warranty, or for injury to person or property of its employees or any third parties, arising from or relating to the sale of any product or performance of any service by the Company or any of its Subsidiaries, including claims arising out of the defective or unsafe nature of its products or services.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Subject to such exceptions as are disclosed in the Parent Disclosure Schedule, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1    Organization and Good Standing. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of, respectively, the State of Delaware and the State of California, and has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to be in good standing would not, individually or in the aggregate prevent or materially delay the consummation of the Merger or the ability of Parent or Merger Sub to fully perform its covenants and obligations under this Agreement. Merger Sub has delivered to the Company complete and correct copies of its Articles of Incorporation and Bylaws, as amended to date. Merger Sub is not in violation of its Articles of Incorporation or Bylaws.

Section 4.2    Authority for Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by Parent and Merger Sub of this

Agreement, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub, and no other votes or approvals of any class or series of capital stock of Parent or Merger Sub, are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject the Bankruptcy and Equity Exception.

Section 4.3    No Conflict; Required Filings and Consents.

(a)    The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate Parent’s Amended and Restated Certificate of Incorporation or Parent Bylaws, or the equivalent charter documents of Merger Sub, (ii) conflict with or violate any Law applicable to Parent or its Subsidiaries or by which any material property or asset of Parent or any of its Subsidiaries is bound or affected, or (iii) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations, or result (immediately or with notice or lapse of time or both) in the creation of an Encumbrance on any material property or asset of Parent or its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries, or any material property or asset of Parent or any of its Subsidiaries, is bound or affected, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Parent Material Adverse Effect.

(b)    The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, or registration or qualification with, any Governmental Entity, except for applicable requirements, if any, of the Securities Act, the Exchange Act, or state securities laws or “blue sky” laws and the HSR Act and any applicable filings and approvals under any other Antitrust Law.

Section 4.4    Litigation. As of the date of this Agreement, there are no Actions pending or threatened in writing against the Parent or Merger Sub, or any current or former supervisory employee of Parent or Merger Sub with respect to any acts or omissions in connection with their employment with Parent or Merger Sub, or any properties or assets of Parent or Merger Sub in each case that would reasonably be expected to result in a material Liability to Parent and Merger Sub taken as a whole. As of the date of this Agreement, neither Parent nor Merger Sub is subject to any material outstanding Order that would reasonably be expected to result in a material Liability to Parent and Merger Sub taken as a whole. As of the date of the Agreement, there is not currently any internal investigation or inquiry being conducted by Parent, Parent’s Board of Directors or any third party or Governmental Entity at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

Section 4.5    Availability of Funds. Parent has provided the Company with true and complete copies of (a) the executed commitment letter, dated as of the date hereof, among Parent, Merger Sub and Lender (together with Lender’s Affiliates and the officers, directors, employees, affiliates, partners, controlling parties, advisors, agents and representatives of the Lender and such Affiliates, the “Lender Parties”) (the “Debt Financing Commitment”), regarding the amounts set forth therein for the purposes of financing the Merger and the other transactions contemplated by this Agreement and related fees and expenses (the “Debt Financing”) and (b) the executed equity commitment letters, dated as of the date of this Agreement, among Parent, Merger Sub and the Sponsors (the “Equity Financing Commitments” and together with the Debt Financing Commitment, the “Financing Commitments”), regarding the proposed cash investments set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”). The Financing Commitments are in full force and effect as of the date hereof and are the legal, valid and binding obligations of Parent and Merger Sub and, to the Knowledge of Parent, of the other parties thereto, in accordance with the terms and conditions thereof, subject to the Bankruptcy and Equity Exception. Notwithstanding anything in this Agreement to the contrary, one or more Debt Financing Commitment may, in accordance with the provisions of this Agreement, be superseded after the date of this Agreement but prior to the Effective Time by instruments (the “Alternative Financing Commitments”) replacing the existing Debt Financing Commitment, provided that any Alternative Financing Commitment shall be on terms that are not materially less favorable, in the aggregate, to Parent and the Company (as determined in the reasonable judgment of Parent, and with such determination based in part of the relevant closing conditions) than the terms of the Debt Financing Commitment such Alternative Financing Commitment is replacing. In such event, (x) the term “Financing Commitments” as used herein shall be deemed to include the Financing Commitments that are not so superseded at the time in question and the Alternative Financing Commitments to the extent then in effect, and (y) the term “Debt Financing” as used herein shall mean the debt financing contemplated by the Financing Commitments as modified pursuant to the foregoing clause (x). None of the Financing Commitments has been amended or modified prior to the date of this Agreement, and, as of the date hereof, the respective commitments contained in the Financing Commitments have not been withdrawn, terminated or rescinded in any respect. There are no conditions precedent or other conditions, side agreements or other arrangements or understandings relating to the funding of the Financing or the terms thereof, other than the terms thereof set forth in the Financing Commitments and except for fee letters with respect to fees, market flex and related arrangements with respect to the Debt Financing (which documents do not relate to the aggregate amount of, conditionality of, or contain any conditions precedent to, the funding of the Debt Financing). Assuming the Financing Commitments are funded, Parent and Merger Sub will have at and after the Closing funds sufficient to pay the aggregate Merger Consideration and to pay all of fees and expenses relating to the consummation of the Merger and the other transactions contemplated hereby. As of the date hereof, no event has occurred which would result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) by the Parent or Merger Sub under the Financing Commitments, and either Parent nor Merger Sub has any reason to believe that any of the conditions to the

Financing Commitments will not be satisfied or that the Financing Commitments will not be available to Parent and Merger Sub on the date of the Closing. Parent has fully paid any and all commitment and other fees that have been incurred and are due and payable on or prior to the date hereof in connection with the Financing Commitments and has otherwise satisfied all of the other terms and conditions required to be satisfied pursuant to the terms of the Financing Commitments on or prior to the date hereof, and Parent will pay when due all other commitment fees arising under the Financing Commitments as and when they become payable. Parent’s obligation to consummate the transactions contemplated hereby is not contingent on Parent’s ability to obtain any financing prior to consummating the Merger.

Section 4.6    Limited Guarantees. Parent has provided to the Company a true and complete copy of the Limited Guarantees.

Section 4.7    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub or any of their respective directors, officers or employees, for which the Company may become liable.

Section 4.8    Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and, prior to the Effective Time, Merger Sub will have engaged in no business and have no Liabilities or obligations other than in connection with the transactions contemplated by this Agreement.

Section 4.9    Solvency. As of the Effective Time and immediately after giving effect to all of the transactions contemplated by this Agreement, including the Merger and all payments contemplated by this Agreement in connection with the Merger (including payment of all amounts payable under Article I of this Agreement in connection with or as a result of the Merger) and payment of all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith and assuming the accuracy as of the Effective Time in all material respects of those representations and warranties of the Company set forth in Article III that relate to the subject matter of clauses (a) through (c) of this Section 4.9 (including Section 3.8): (a) the amount of the “fair saleable value” of the assets of each of the Surviving Corporation and its Subsidiaries will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries, including contingent and other liabilities, and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and such Subsidiaries on their existing debts as such debts become absolute and matured, (b) each of the Surviving Corporation and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged, and (c) each of the Surviving Corporation and its Subsidiaries will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

Section 4.10    Information Supplied. Neither the written information supplied, or to be supplied, by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement or any other documents to be filed by Parent, Merger Sub or the Company with the SEC or any other Governmental Entity in connection with the Merger and the other transactions contemplated hereby, will, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to Company Common Shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to Parent or Merger Sub shall occur which is required to be described in the Proxy Statement, Parent shall promptly disclose such event to the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company that is contained in any of the foregoing documents.

Section 4.11    Shareholder and Management Arrangements. Except as expressly authorized by the Company, as of the date of this Agreement, neither Parent or Merger Sub, or any of their respective Affiliates, is a party to any Contracts, or has made or entered into any formal or informal arrangements or other understandings (whether or not binding), with any shareholder, director, officer or other Affiliate of the Company or any of its Subsidiaries relating to this Agreement, the Merger or any other transactions contemplated by this Agreement, or the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time.

Section 4.12    No Other Company Representations or Warranties. In entering into this Agreement, Parent acknowledges that, except for the specific representations and warranties of the Company contained in Section 2, neither the Company nor any of its Affiliates, Representatives or employees makes or has made any representation or warranty, either express or implied, as to, (a) the business, operations, technology, assets, liabilities, results of operations, financial condition or prospects of the Company, or (b) the accuracy or completeness of any of the information provided to Parent or any of its Affiliates, Representatives or employees.

Section 4.13    Ownership of Common Stock. None of Parent or Merger Sub or any of their Affiliates owns (directly or indirectly, beneficially or of record), or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Agreement).

ARTICLE V

COVENANTS

Section 5.1    Conduct of Business by the Company Pending the Merger.

(a)    The Company covenants and agrees that during the period between the date of this Agreement and the earlier of the termination of this Agreement pursuant to Article VII hereof and the Effective Time (the “Pre-Closing Period”), unless Parent shall otherwise agree in writing and except as set forth in Section 5.1 of the Company

Disclosure Letter or as otherwise expressly contemplated, permitted or required by this Agreement, the Company shall use commercially reasonable efforts to, and shall use commercially reasonably efforts to cause each of its Subsidiaries to, (i) maintain its existence in good standing under applicable Law, (ii) subject to the restrictions and exceptions set forth in Section 5.1(b) or elsewhere in this Agreement, conduct its business and operations, in all material respects, in the ordinary and usual course of business and in a manner consistent with prior practice, and (iii) (A) preserve intact its assets, including the Company Intellectual Property, properties, contracts or other legally binding understandings, licenses and business organizations, (B) keep available the services of its current officers and key employees and (C) preserve, in all material respects, the current relationships of the Company and its Subsidiaries with customers, suppliers, distributors, lessors, licensors, licensees, creditors, employees, contractors and other Persons with which the Company or any of its Subsidiaries has material business relations.

(b)    Without limiting the foregoing, the Company covenants and agrees that during the Pre-Closing Period, the Company shall not and shall cause each of its Subsidiaries not to (except as expressly contemplated, permitted or required by this Agreement, as set forth on the applicable subsection of Schedule 5.1(b) of the Company Disclosure Letter or with the prior written approval of Parent (such prior written approval not to be unreasonably withheld, conditioned or delayed in the case of (vii), (viii), (ix), (xiv), (xvi), (xviii), (xix), (xx), (xxvi), and (xxx)): (i) declare, set aside, establish a record date for, make or pay any dividends or other distributions (whether in cash, stock or property) in respect of any of its capital stock or enter into any agreement with respect to the voting of its capital stock or that of its Subsidiaries; (ii) adjust, split, combine or reclassify any of its capital stock or that of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iii) repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or that of its Subsidiaries (except pursuant to restricted stock award agreements outstanding on the date hereof); (iv) issue, deliver or sell, pledge or encumber any shares of its or its Subsidiaries’ capital stock, or any Company Common Stock Rights (other than the issuance of shares of Company Common Stock upon the exercise of Company Common Stock Options, RSUs, or pursuant to the ESPP); (v) other than subject to the terms hereof with respect to Acquisition Proposals and Superior Proposals, take any action that would reasonably be expected to and that are intended to result in any of the conditions set forth in Article VI not being satisfied or that would impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation (other than, to the extent arising out of or relating to disputes among the parties to this Agreement); (vi) amend the Company Articles of Incorporation or Company Bylaws or equivalent organizational documents of the Company’s Subsidiaries; (vii) incur, create, assume or otherwise become liable for any indebtedness for borrowed money or any other Indebtedness in excess of $250,000 or assume, guaranty, endorse or otherwise become liable or responsible for the Indebtedness of any other Person; (viii) make any loans, advances or capital contributions to or investments in any other Person, except for travel advances in the ordinary course of business consistent with past practices to employees of the Company or its Subsidiaries; (ix) sell, license, mortgage, lease, transfer, encumber or pledge any Company Intellectual Property, or create or suffer to exist any lien thereupon (other than Permitted Encumbrances or the sale or license of Company products in the ordinary course of business); (x) merge or consolidate with any other entity or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization or otherwise permit its corporate existence to be suspended, lapsed or revoked; (xi) change its material Tax accounting methods, principles or practices, except as required by GAAP or applicable Laws; (xii) alter, amend or create (A) any Change of Control Obligation or (B) other obligations with respect to compensation, severance, benefits or any other payments to present or former employees, directors or Affiliates of the Company, other than (solely with respect this clause (B)), alterations or amendments (x) made with respect to non-officers and non-directors in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, (y) as expressly contemplated by Section 1.7 of this Agreement or (z) required under applicable Laws; (xiii) hire any new employees other than non-officer employees in the ordinary course of business; (xiv) sell, license, mortgage, transfer, lease, pledge or otherwise subject to any Encumbrance (including by merger, consolidation, or sale of stock or assets) or otherwise dispose of any entity, business, rights, material properties or assets (including stock or other ownership interests of its Subsidiaries), other than other than Permitted Encumbrances or in the ordinary course of business consistent with prior practice; (xv) acquire any material business or securities; (xvi) make any material Tax election not consistent with prior practice or settle or compromise any income Tax Liability or fail to file any material Tax Return when due or fail to cause such Tax Returns when filed to be complete and accurate in all material respects or file any material amended Tax Return; (xvii) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith that individually or in the aggregate, are in excess of $500,000, except in the ordinary course of business consistent with past practices; (xviii) pay, discharge, settle, cancel, incur or satisfy any Liabilities, other than the payment, discharge or satisfaction of Liabilities in the ordinary course of business, consistent with past practice, as required by any applicable Law, as accrued for in the Company Financial Statements or as required by the terms of any contract of the Company as in effect on the date of this Agreement; (xix) waive, release, grant or transfer any right of material value, other than in the ordinary course of business, consistent with past practice, or waive any material benefits of, or agree to modify in any material adverse respect, or, subject to the terms hereof, fail to enforce, or consent to any material matter with respect to which its consent is required under, any material confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party; (xx) other than subject to the terms hereof with respect to Acquisition Proposals and Superior Proposals, enter into, modify, amend or terminate (A) any contract which if so entered into, modified, amended or terminated would be reasonably likely to (x) have a Company Material Adverse Effect, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) and is intended to prevent or materially delay the consummation of the transactions contemplated by this Agreement or (B) except in the ordinary course of business, any Company Material Contract; (xxi) terminate any officer or key employee of the Company or any of its Subsidiaries other than for good reason or for reasonable cause (or upon voluntary termination of any officer of key employee);

(xxii) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; (xxiii) except as required by GAAP, revalue any of its material assets or make any changes in accounting methods, principles or practices; (xxiv) enter into any transaction that would give rise to a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the regulations thereunder; (xxv) engage in any transaction with, or enter into any agreement, arrangement or understanding with any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated under the Exchange Act that would be required to be disclosed under such Item 404; (xxvi) compromise, release, waive or settle any Action directly relating to or affecting the Company’s Intellectual Property, having a value or in an amount in excess of $250,000; (xxvii) effectuate a “plant closing” or “mass layoff,” as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any of its Subsidiaries; (xxviii) grant any material refunds, credits, rebates or other allowances by the Company to any end user, customer, reseller or distributor, in each case, other than in the ordinary course of business; (xxix) enter into any new line of business outside of its existing business segments; (xxx) communicate with employees of the Company or any of its Subsidiaries regarding the compensation, benefits or other treatment that they will receive in connection with the Merger, unless any such communications are consistent with prior directives or documentation provided to the Company by Parent (in which case, the Company shall provide Parent with prior notice of and the opportunity to review and comment upon any such communications); (xxxi) abandon or allow to lapse or expire any registration or application for material Company Intellectual Property, other than pursuant to the exercise of reasonable business judgment and where such abandonment, lapse or expiration would not have a Company Material Adverse Effect; or (xxxii) knowingly commit, authorize, agree to take or enter into any letter of intent or similar agreement or arrangement with respect to any of the actions described in this Section 5.1(b).

(c)    Notwithstanding anything to the contrary in this Section 5.1, the Company hereby agrees (and Parent hereby expressly consents to) to use commercially reasonable efforts to perform the actions set forth on Schedule 5.1(c) of the Company Disclosure Letter. Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.2    Access to Information and Employees.

(a)    During the Pre-Closing Period, the Company shall, and shall use its reasonable best efforts to cause the Representatives of the Company to, afford the Representatives of Parent and Merger Sub and the Lender Parties (and counsel to the Lender Parties) reasonable access during normal business hours, on reasonable prior notice, to the officers, key personnel and outside accountants of the Company, and the properties, offices and other facilities, books and records of the Company that Parent may reasonably request in writing. Without limiting the generality of the foregoing, during the Pre-Closing Period and subject to applicable antitrust Laws, the Company and Parent shall promptly provide the other party with copies of any notice, report or other document filed with or sent to any Governmental Entity on behalf of the Company, Parent or Merger Sub, as applicable, in connection with the Merger or any of the other transactions contemplated by the Transaction Documents. The foregoing shall not require the parties to permit any inspection, or to disclose any information, that in the reasonable judgment of the respective party could reasonably be expected to result in (i) the disclosure of any trade secrets of third parties or the violation of any obligations of the Company with respect to confidentiality or non-disclosure, (ii) the waiver of any applicable attorney-client privilege or (iii) the violation of any applicable Law; provided that, the Company and Parent shall cooperate in good faith to design and implement alternative procedures to enable Parent to evaluate any such documents or information without causing a violation, loss of privilege, breach or default thereunder or giving any third party a right to terminate or accelerate the rights thereunder.

(b)    During the Pre-Closing Period, the Company shall, and shall cause each of its Subsidiaries to, furnish or otherwise make available (including via EDGAR, if applicable) to Parent (i) a copy of each report, schedule, form, statement and other document filed by it or received by it during such period pursuant to the requirements of federal or state securities Laws reasonably promptly following such filing or receipt, (ii) to the extent prepared by the Company in the ordinary course of business, as soon as practicable after the end of each month, a copy of the monthly internally prepared financial statements of the Company, including statements of financial condition, results of operations, and statements of cash flow, and all other information concerning its business, properties and personnel as Parent may reasonably request.

(c)    During the Pre-Closing Period, the Company shall provide, to Parent and to the Representatives of Parent, all cooperation that may be reasonably requested by Parent in connection with the Financing to be incurred by Parent in order to consummate the transactions contemplated hereby, including but not limited to using commercially reasonable efforts to cause its advisors to provide financial statements and comfort letters that may be reasonably requested and are otherwise customary for such Financing.

(d)    No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

(e)    The parties hereto acknowledges that, prior to the Effective Time, the parties hereto or their Representatives may make available to the other party or its Representatives and the Lender Parties (and counsel to the Lender Parties) certain information that is confidential, proprietary or otherwise not publicly available including analyses, forecasts, plans, summaries, studies and the content of discussions, proposals or negotiations between the parties or their Representatives (collectively, “Confidential Information”) and agrees that all Confidential Information given by or on behalf of the parties will not be disclosed, reproduced, disseminated, quoted or referred by the other party or any of its Subsidiaries or Representatives to any Third Party without the prior written consent of disclosing party and shall constitute “Confidential Information” under the Confidentiality Agreement.

Section 5.3    Reasonable Efforts; Notification.

(a)    Upon the terms and subject to the conditions set forth in this Agreement, during the Pre-Closing Period, each of Parent, Merger Sub and the Company agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Transaction Documents, including (i) the taking of all commercially reasonable acts necessary to cause the conditions set forth in Article VI to be satisfied, (ii) obtaining all necessary, proper or advisable actions or non-actions, waivers, consents, qualifications and approvals from Governmental Entities and making all necessary, proper or advisable registrations, filings and notices and taking all reasonable steps as may be necessary to obtain an approval, waiver or exemption from any Governmental Entity (including, without limitation, under the HSR Act); (iii) obtaining all necessary, proper or advisable consents, qualifications, approvals, waivers or exemptions from the non-governmental Third Parties set forth on Schedule 5.3(a) of the Company Disclosure Letter and with respect to the Material Contracts set forth on such Schedule; (iv) making all necessary filings with the U.S. Patent & Trademark Office and the U.S. Copyright Office (A) to update record owner title information for all U.S. registered Company Intellectual Property to be in either the name of the Company or one of its existing Subsidiaries, as appropriate, and (B) to release the security interests held by Wells Fargo Foothill, Inc. in certain U.S. trademark registrations and certain copyright registrations and by Comerica Bank in certain copyright registrations, where such registrations are owned by the Company or its Subsidiaries and constitute part of the Company Intellectual Property; and (v) executing and delivering any additional documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of, the Transaction Documents.

(b)    Without limiting the foregoing, (i) each of the Company, Parent and Merger Sub shall use its commercially reasonable efforts to make promptly (and in any event no later than the date that is ten (10) Business Days following the date hereof) any required submissions under the HSR Act and any other Antitrust Laws which the Company or Parent reasonably determines should be made, in each case with respect to the Merger and the transactions contemplated hereby and (ii) Parent, Merger Sub and the Company shall cooperate with one another (A) in promptly determining whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any other federal, state or foreign Law or regulation or whether any consents, approvals or waivers are required to be or should be obtained from other parties to loan agreements or other contracts or instruments material to the Company’s business in connection with the consummation of the transactions contemplated by this Agreement and (B) in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations, approvals or waivers. Each of the

Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any suit, claim, action, investigation or proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such suit, claim, action, investigation, proceeding or threat, (3) promptly inform the other party of any material communication concerning the HSR Act or other Antitrust Laws to or from any Governmental Entity regarding the Merger and (4) furnish to the other party such information and assistance as the other may reasonably request in connection with any filing or other act undertaken in compliance with the HSR Act and any other Antitrust Laws. Except as may be prohibited by any Governmental Entity, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any suit, claim, action, investigation or proceeding under or relating to the HSR Act or any other Antitrust Law. Each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such legal proceeding.

(c)    Each of the Company, on the one hand, and Parent and Merger Sub, on the other, shall promptly (and in any event within five (5) Business Days) notify the other party in writing if it believes that such party has breached any representation, warranty, covenant or agreement contained in this Agreement that would, individually or in the aggregate, likely result in a failure of a condition set forth in Section 6.2 or Section 6.3 if continuing on the Closing Date.

(d)    If any Antitakeover Laws are or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, the Company and Parent and the Company’s and Parent’s respective Board of Directors shall promptly grant such approvals and use commercially reasonable efforts to take such other lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Merger, as the case may be, and otherwise take such other commercially reasonable and lawful actions to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

Section 5.4    Proxy.

(a)    Proxy Statement. As promptly as practicable after the date hereof, the Company shall prepare the Proxy Statement and the Company shall cause the Proxy Statement to be filed with the SEC as soon as practicable after the date hereof, and in any event no later than June 11, 2010. Parent and Merger Sub shall furnish all information as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement. Subject to and without limiting the rights of the Company Board of Directors pursuant to Section 5.6, the Proxy Statement shall include the Company Recommendation. The Proxy Statement shall include all material disclosure relating to the Company Financial Advisor (including the amount of fees and other considerations the Company Financial Advisor will receive upon consummation of the Merger, and the conditions for the payment of such fees and other considerations), the opinion referred to in Section 3.19 and the basis for rendering such opinion.

(b)    SEC Comments. The Company, after consultation with Parent, will use its reasonable best efforts to respond as promptly as practicable to any comments made by the SEC with respect to the Proxy Statement. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will promptly supply Parent with copies of all correspondence between the Company or any of the Company Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. Prior to filing or mailing the Proxy Statement or filing any other required filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and shall include in such document or response comments reasonably proposed by Parent. As promptly as practicable after the clearance (which shall include upon expiration of the 10-day period after filing in the event the SEC does not review the Proxy Statement) of the Proxy Statement by the SEC (the “SEC Clearance Date”), the Company shall mail the Proxy Statement and all other proxy materials to the holders of shares of Company Common Stock and, if necessary in order to comply with applicable securities Laws, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, re-solicit proxies.

(c)    Information Supplied. Each of Parent and the Company agrees, as to it and its Affiliates, employees, or Representatives, that none of the information supplied or to be supplied by Parent or the Company, as applicable, expressly for inclusion or incorporation by reference in the Proxy Statement or any other documents filed or to be filed with the SEC in connection with the transactions contemplated hereby, will, as of the time such documents (or any amendment thereof or supplement thereto) are mailed to the holders of shares of Company Common Stock and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Merger Sub and the Company further agrees that all documents that such Party is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any other applicable Laws and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, any event or circumstance relating to Parent or Merger Sub, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Proxy Statement, Parent shall promptly inform the Company and, if requested by Parent, the Company shall amend or supplement the Proxy Statement promptly to disclose such event or circumstance. If at any time prior to the Effective Time, any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent and, if requested by Parent, the Company shall amend or supplement the Proxy Statement promptly to disclose such event or circumstance

Section 5.5    Company Shareholders Meeting.

(a)    Subject to the Company right to terminate this Agreement pursuant to Article VII, the Company shall set a record date for and duly call, give notice of and hold a meeting of its Shareholders (the “Company Shareholders Meeting”) as promptly as reasonably practicable following the date on which the Proxy Statement is mailed to the Company’s Shareholders; provided, that without the prior written consent of Parent, (i) the Company Shareholders Meeting shall not be held later than thirty five (35) calendar days after the SEC Clearance Date and (ii) the Company may not adjourn or postpone the Company Shareholders Meeting; provided, however, nothing herein shall prevent the Company from postponing or adjourning the Company Common Shareholder Meeting if (x) there are holders of insufficient shares of the Company Common Stock present or represented by a proxy at the Company Common Shareholder Meeting to constitute a quorum at the Company Common Shareholder Meeting or (y) the Company is required to postpone or adjourn the Company Common Shareholder Meeting by applicable law, court order, or a request from the SEC or its staff.

(b)    The Company shall establish a record date for purposes of determining Shareholders entitled to notice of and vote at the Company Shareholder Meeting (the “Record Date”). Once the Company has established the Record Date, the Company shall not change such Record Date or establish a different record date for the Company Shareholders Meeting without the prior written consent of Parent, unless required to do so by applicable law, or a court order. In the event that the date of the Shareholder Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing (such approval not to be unreasonably withheld, conditioned or delayed), it shall implement such adjournment or postponement or other delay in such a way that the Company does not establish a new Record Date for the Company Shareholders Meeting, as so adjourned, postponed or delayed, except as required by applicable law, or court order.

(c)    Subject to Section 5.6, at the Company Shareholders Meeting, the Company shall, through the Company Board of Directors, make the Company Recommendation and, unless there has been a Company Adverse Recommendation Change, the Company shall (x) take all reasonable lawful action to solicit the Company Required Vote, and (y) publicly reaffirm the Company Recommendation within five (5) Business Days after any written request by Parent. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement is validly terminated pursuant to, and in accordance with Article VII, this Agreement shall be submitted to the

Company’s Shareholders for the purpose of obtaining the Company Required Vote. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Company Shareholders Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Company Required Vote. Without the prior written consent of Parent, the approval of the principal terms of this Agreement and the Agreement of Merger and the transactions contemplated hereby (including the Merger) shall be the only matter (other than procedure matters) which the Company shall propose to be acted on by the Shareholders of the Company at the Company Shareholders Meeting.

Section 5.6    No Solicitation of Transactions.

(a)    Within one (1) Business Day of the date hereof the Company will deliver a written notice to each Person with which ongoing discussions with respect to a Third Party Acquisition Proposal are then pending, to the effect that the Company is ending all such discussions and negotiations with such Person with respect to any Acquisition Proposal and such notice shall also request such Person to promptly return or destroy all confidential information concerning the Company and its Subsidiaries (other than, for the avoidance of doubt, commercial contracts between the Company or any of its Subsidiaries and such Person, or other confidential information provided in connection with such commercial contracts). From the date hereof and during the Pre-Closing Period, the Company will not and will not authorize or permit any Subsidiary, or Representative to, directly or indirectly:

(i)    initiate, solicit, knowingly encourage (including by providing information in a manner designed to knowingly encourage) or take any action to knowingly facilitate any inquiries or the making, submission or announcement of any Acquisition Proposal or offer that constitutes, or may reasonably be expected to lead to an Acquisition Proposal;

(ii)    engage in, continue or otherwise participate in any discussions (other than to state that they are not permitted to have discussions) or negotiations regarding, or provide any information concerning the Company or any of its Subsidiaries to any Person relating to, any Acquisition Proposal;

(iii)    grant any waiver, amendment or release under any standstill or confidentiality agreement; or

(iv)    approve, endorse, recommend or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal or any proposal or offer that is intended to lead to an Acquisition Proposal or requires the Company to abandon this Agreement (other than an Acceptable Confidentiality Agreement).

(b)    Notwithstanding anything to the contrary contained in Section 5.6(a) at any time prior to, but not after, the receipt of the Company Required Vote, the Company may, subject to compliance with this Section 5.6:

(i)    provide information in response to a request therefor to a Person who has made an unsolicited bona fide written Acquisition Proposal after the date of this Agreement if and only if, prior to providing such information, the Company has received from the Person so requesting such information an executed Acceptable Confidentiality Agreement; provided that the Company shall promptly (and in any event within 24 hours) make available to Parent any material information concerning the Company and its Subsidiaries that is provided to any Person making such Acquisition Proposal that is given such access and that was not previously made available to Parent or the Parent Representatives; or

(ii)    engage or participate in any discussions or negotiations with any Person who has made such an unsolicited bona fide written Acquisition Proposal;

provided, that prior to taking any action described in Section 5.6(b)(i) or Section 5.6(b)(ii) above, (A) the Company Board of Directors shall have determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to violate its fiduciary duties to the Company Shareholders under applicable Laws and (B) the Company Board of Directors shall have determined in good faith, based on the information then available and after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal. Without modifying the generality of the foregoing, in making such determinations the Company Board of Directors shall take into consideration, among other factors: (x) whether such Third Party is reasonably likely to have adequate sources of financing or adequate funds to consummate such Acquisition Proposal and (y) whether such Third Party has given reasonable assurances that it will not propose obtaining financing as a condition to its obligation to consummate such Acquisition Proposal.

(c)    From the date hereof and during the Pre-Closing Period, the Company agrees that it will promptly (and, in any event, within 24 hours) notify Parent of if any proposals or offers with respect to an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives indicating, in connection with such notice, the identity of the Person or group of Persons making such offer or proposal, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a prompt basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

(d)    Except as expressly provided in Section 5.6(e), at any time after the date hereof, neither the Company Board of Directors nor any committee thereof nor any of the directors, whether acting in their individual capacity or as a director, shall:

(i)    (A) withhold, withdraw (or not continue to make), qualify or modify (or publicly propose or resolve to withhold, withdraw (or not continue to make),

qualify or modify), in a manner adverse to Parent or the Merger Sub, the Company Recommendation with respect to the Merger, (B) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal, (C) (x) fail to publicly recommend against any Acquisition Proposal or (y) fail to publicly reaffirm the Company Recommendation, in each case of (x) and (y) within five (5) Business Days after Parent so requests in writing, (D) fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Acquisition Proposal, or (E) fail to include the Company Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Adverse Recommendation Change”); or

(ii)    cause or permit the Company or any of its Subsidiaries to enter into any Acquisition Agreement relating to any Acquisition Proposal.

(e)    Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Required Vote, if the Company has received a bona fide written Acquisition Proposal from any Person that is not withdrawn and that the Company Board of Directors concludes in good faith constitutes a Superior Proposal, (i) the Company Board of Directors may effect a Company Adverse Recommendation Change with respect to such Superior Proposal, or (ii) the Company Board of Directors may authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, if and only if:

(i)    the Company Board of Directors determines in good faith, after consultation with independent financial advisor and outside legal counsel, that failure to do so would be reasonably likely to violate its fiduciary obligations under applicable Laws;

(ii)    the Company shall have complied with its obligations under this Section 5.6 with respect to such Superior Proposal;

(iii)    the Company shall have provided prior written notice to Parent at least four (4) Business Days in advance (the “Notice Period”), to the effect that the Company Board of Directors has received a bona fide written Acquisition Proposal that is not withdrawn and that the Company Board of Directors concludes in good faith constitutes a Superior Proposal and, absent any revision to the terms and conditions of this Agreement, the Company Board of Directors has resolved to effect a Company Adverse Recommendation Change and/or to terminate this Agreement pursuant to this Section 5.6(e), which notice shall include the identity of the party making the Superior Proposal and copies of the documentation setting forth the material terms and conditions of such Superior Proposal; and

(A)    prior to effecting such Company Adverse Recommendation Change or termination, the Company shall, and shall use its reasonable best efforts to cause their financial and legal advisors to, during the Notice Period, negotiate with Parent and the Parent Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that such Acquisition Proposal would cease to constitute a Superior Proposal; provided, that in the event of any material revisions to the Acquisition Proposal that the Company Board of Directors has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.6 (including this Section 5.6(e)) with respect to such new written notice; and

(B)    in the case of any action described in clause (y) of Section 5.6(e) above, the Company shall have validly terminated this Agreement in accordance with Section 7.1(d), including the payment of the Company Termination Fee in accordance with Section 7.2(b).

(f)    Nothing contained in this Section 5.6 shall be deemed to prohibit the Company or the Company Board of Directors from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to Shareholders) or (ii) making any “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; provided, however, the Company shall not effect, or disclose pursuant to such rules or otherwise a position which constitutes a Company Adverse Recommendation Change unless specifically permitted by this Section 5.6.

(g)    In addition, at any time prior to the time the Required Company Shareholder Vote has been obtained, the Company Board of Directors may, in response to a material development or change in material circumstances occurring or arising after the date hereof, the existence and material consequences of which were not known by the Company Board of Directors at or prior to the date hereof (and not relating to any Acquisition Proposal) (such material development or change in circumstances, an “Intervening Event”), make a Company Adverse Recommendation Change if the Company Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that, in light of such Intervening Event, the failure of the Company Board of Directors to effect such a Company Adverse Recommendation Change would be inconsistent with its fiduciary obligations to the Company Shareholders under applicable Laws; provided, that, the Company Board of Directors shall not be entitled to exercise its right to make a Company Adverse Recommendation Change pursuant to this sentence unless the Company has (i) provided to Parent at least three (3) Business Day prior written notice (unless the Intervening Event arises fewer than three (3) Business Days prior to the Company Shareholders Meeting in which case such notice shall be given as promptly as practicable) advising Parent that the Company Board of Directors intends to take such action and specifying the reasons therefor in reasonable detail and (ii) during such three (3) Business Day period, if requested by Parent, engaged in good faith negotiations with Parent to make such adjustments in the terms and conditions of this Agreement in such a manner that obviates the need for a Company Adverse Recommendation Change as a result of the Intervening Event.

(h)    The Company agrees that in the event any of its Representatives takes any action which, if taken by the Company, would constitute a breach of this Section 5.6, then the Company shall be deemed to be in breach of this Section 5.6.

Section 5.7    Confidentiality; Public Announcements.

(a)    The parties hereto acknowledge that Thoma Bravo, LLC and the Company have previously executed the Confidentiality Agreement which shall continue in effect in accordance with its terms.

(b)    The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by the Transaction Documents and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by Law or Order or the applicable rules of Nasdaq if it has used its commercially reasonable efforts to consult with the other party and to obtain such party’s consent but has been unable to do so prior to the time such press release or public statement is so required to be issued or made. Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company.

Section 5.8    Litigation. Each of Parent, Merger Sub and the Company agrees to use its commercially reasonable best efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging, or seeking damages or other relief as a result of, the Merger, this Agreement or the transactions contemplated by the Transaction Documents, including seeking to have any Order adversely affecting the ability of the parties to consummate the transactions contemplated by the Transaction Documents entered by any court or other Governmental Entity promptly vacated or reversed.

Section 5.9    Directors’ and Officers’ Indemnification and Insurance.

(a)    Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses existing as of the date of this Agreement in favor of the current or former directors, officers, employees or agents, as the case may be, of the Company or its Subsidiaries, including any person who becomes a director, officer, employee or agent of the Company or its Subsidiaries prior to the Effective Time (each, together with such person’s heirs, executor or administrators, an “Indemnified Person”), as provided in their respective articles of incorporation, bylaws or other organizational documents, or in any agreement between such Indemnified Person with the Company or any of its Subsidiaries, shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(b)    For a period of six years from and after the Effective Time, each of Parent and the Surviving Corporation shall indemnify, advance expenses to, and hold harmless all Indemnified Persons for all acts or omissions occurring at or prior to the Effective

Time (including for avoidance of doubt, this Agreement and the transactions contemplated by this Agreement) to the fullest extent such persons are indemnified and entitled to advancement of expenses as of the date of this Agreement pursuant to agreements between such Indemnified Persons and the Company and its Subsidiaries, pursuant to applicable Law, and pursuant to the Company’s or Subsidiaries’ Articles of Incorporation, bylaws or other organizational documents.

(c)    The Articles of Incorporation and the Bylaws of the Surviving Corporation will contain provisions with respect to exculpation, advancement and indemnification that are at least as favorable to the Indemnified Persons as those contained in the Company Articles of Incorporation and the Company Bylaws as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of not less than six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such a modification is required by Law.

(d)    From the Effective Time until the sixth anniversary of the Effective time, Parent and the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors, officers, employees or agents of the Company occurring prior to the Effective Time, the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement in the form delivered by the Company to Parent prior to the date of this Agreement (the “Existing D&O Policy”), to the extent that directors’ and officers’ liability insurance coverage is commercially available; provided, however, that: (i) Parent and the Surviving Corporation may substitute for the Existing D&O Policy a policy or policies of comparable coverage, including a “tail” insurance policy; and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing D&O Policy (or for any substitute or “tail” policies) in excess of $750,000 (the “Maximum Premium”). In the event any future annual premiums for the Existing D&O Policy (or any substitute policies) exceed the Maximum Premium, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing D&O Policy (or any substitute or “tail” policies) to the amount of coverage that can be obtained for a premium equal to the Maximum Premium.

(e)    The provisions of this Section 5.9 are intended to be in addition to, and Parent shall, and shall cause the Surviving Corporation to, enforce and honor, to the fullest extent permitted by law for a period of six (6) years from the Effective Time, the rights otherwise available to the current directors, officers, employees and agents of the Company and its Subsidiaries by Law, charter, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their Representatives.

(f)    In the event the Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, in each case, proper provision shall be made so that the successors and assigns of the Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.9.

Section 5.10    Conveyance Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

Section 5.11    Delisting. Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from Nasdaq and terminate registration under the Exchange Act, provided that such delisting and termination shall not be effective until after the Effective Time.

Section 5.12    Financing.

(a)    Parent shall use its commercially reasonable best efforts to: (i) negotiate definitive agreements with respect to the Debt Financing on the terms and conditions contemplated by the Financing Commitments or, to the extent the financing contemplated by the Financing Commitments is not available to Parent, on terms that are not materially less favorable, in the aggregate, to Parent and the Company (as determined in the reasonable judgment of Parent, and with such determination based in part of the relevant closing conditions) than the terms of the Debt Financing Commitment and subject to Section 5.12(b); (ii) satisfy on a timely basis all conditions set forth in such Debt Financing Commitments applicable to Parent and Merger Sub that are within their control; (iii) obtain, at or prior to the Closing Date the financing necessary such that Parent and Merger Sub, in either case, will have at and after the Closing funds sufficient to pay all of the amounts payable under Article I of this Agreement or otherwise in connection with the Merger and related fees and expenses of the parties associated therewith; (iv) fully enforcing the Lender’s obligations (and the rights of Parent and Merger Sub) under the Debt Financing Commitment; and (v) fully enforcing the Sponsors’ obligations (and the rights of Parent and Merger Sub) under the Equity Financing Commitment. If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitments, Parent shall use its commercially reasonable best efforts to arrange to obtain alternative financing from alternative sources on terms not materially less favorable, in the aggregate, to Parent (as determined in the reasonable judgment of Parent) as promptly as practicable following the occurrence of such event. Parent shall give the Company prompt notice of any material breach by any party to the Financing Commitments, of which Parent becomes aware, or any termination of the Financing Commitments.

(b)    The Company shall use commercially reasonable efforts to cooperate, and to cause its Subsidiaries and Representatives to cooperate, with Parent and Representatives of Parent in connection with the Financing, including by: (i) furnishing Parent and its financing sources as promptly as practicable with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested in writing by Parent, including all financial statements and projections and other pertinent information required by the Debt Financing Commitment and requested in writing by Parent (other than information for which the Company is dependent on information to be provided by Parent to the Company in order to prepare such financial statements and projections, unless such information is provided to the Company by Parent or the Lender or any of their respective Representatives at least five (5) Business Days prior to the date required to be delivered by the Company) (all such information in this clause (i), the “Required Information”); (ii) participating in meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies; (iii) assisting with the preparation of materials for rating agency presentations, confidential information memoranda and similar documents required in connection with the Financing; (iv) executing and delivering any pledge and security documents, currency or interest hedging arrangements, other definitive financing documents, or other certificates, legal opinions or documents as may be reasonably requested by Parent or otherwise reasonably facilitating the pledging of collateral (provided that such documents will not take effect until the Effective Time); provided, however, nothing herein shall require such assistance to the extent it would unreasonably interfere with the business or operations of the Company or its Subsidiaries; provided, further, that notwithstanding the foregoing, no obligations of the Company, its Subsidiaries or their respective Affiliates or Representatives under any agreement, document or instrument executed or delivered by the Company, its Subsidiaries or their respective Affiliates or Representatives pursuant to the Company’s obligations under this Section 5.12(b) shall be effective until the Effective Time; provided, further, that nothing herein shall require such assistance to the extent it would require the Company to pay (or to agree to pay) any fees, reimburse any expenses, incur any liability or give any indemnities prior to the Effective Time for which it is not reimbursed or indemnified; provided, further, that if the Company in good faith reasonably believes it has delivered the Required Information at the time the Marketing would commence (assuming the Required Information had been delivered), it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case receipt of such Required Information shall be deemed to have been satisfied on the date of such notice for purposes of the commencement of the Marketing Period unless Parent in good faith reasonably believes the Company has not completed delivery of the Required Information and, within three (3) Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with reasonable specificity which Required Information the Company has not delivered).

(c)    Neither Parent nor Merger Sub shall amend, modify, alter, waive, replace or agree to amend, modify, alter, waive or replace (in any case whether by action or inaction), any term of the Financing Commitments if such amendment, modification, waiver or replacement (x) reduces the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount of the Debt Financing unless the Equity Financing is increased by a corresponding amount) beyond what is contemplated under the Debt Financing Commitment (other than as a result of the exercise of any lender flex provisions contained in any fee letter entered into by Parent or Merger Sub in connection with such Debt Financing Commitment (provided that no such exercise shall result in a reduction of the aggregate committed amount of financing under the Debt Financing Commitment)) or (y) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the Financing in a manner that would reasonably be expected to (I) delay or prevent the Closing Date, (II) make the funding of the Financing (or satisfaction of the conditions to obtaining the Financing) less likely to occur or (III) adversely impact the ability of Parent or Merger Sub, as applicable, to enforce its rights against other parties to the Financing Letters or the definitive agreements with respect thereto, and shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange the Financing on the terms and conditions described in the Financing Commitments (including any lender flex provisions contained in any fee letter entered into by Parent or Merger Sub in connection with such Debt Financing Commitment), including using its reasonable best efforts to (i) maintain in effect the Financing Commitments, (ii) satisfy on a timely basis all conditions applicable to the Parent and Merger Sub to obtaining the Debt Financing at the Closing set forth therein that are within its control, (iii) enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Debt Financing Commitment (other than changes to such terms and conditions as a result of the exercise of any lender flex provisions contained in any fee letter or other changes that, in each case, do not reduce the aggregate committed amount of financing under, or the conditionality of, the Debt Financing Commitment) and provide copies of such definitive agreements to the Company; and (iv) upon satisfaction of the conditions set forth in the Financing Commitments, consummate the Financing at or prior to the Closing. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitment (including any lender flex provisions contained in any fee letter entered into by Parent or Merger Sub in connection with such Debt Financing Commitment and other that changes to such terms and conditions that, in each case, do not reduce the aggregate committed amount of financing under, or the conditionality of, the Debt Financing Commitment), the Parent shall promptly notify the Company (and in any event within one (1) Business Day thereof) and shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources on terms and conditions no less favorable to the Parent and Merger Sub and in an amount sufficient to consummate the transactions contemplated hereby promptly following the occurrence of such event.

(d)    Parent and the Surviving Corporation shall take any and all actions reasonably necessary to ensure that any distributions by the Surviving Corporation to the Company Shareholders in connection with this Agreement, if any, shall be made in compliance with the CCC and without any liability to the Indemnified Parties or the Company Shareholders under the CCC.

(e)    At the Closing, Parent shall provide to Fenwick & West LLP, counsel to the Company, Federal Reserve Wire Network reference numbers reflecting the funding to Parent of amounts dispersed to Parent (or one or more of Parent’s Subsidiaries) pursuant to the Financing.

Section 5.13    Section 16 Matters. Prior to the Effective Time, the Company shall, and shall be permitted to, take all such steps as may reasonably be necessary to cause the transactions contemplated by this Agreement, including any dispositions of shares of Company Common Stock (including any Company Common Stock Options or Company RSUs) by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.14    Employee Benefits.

(a)    During the one-year period commencing at the Effective Time, Parent shall provide to employees of the Company and its Subsidiaries who remain employed by the Company or its Subsidiaries in the United States (the “Continuing Employees”) compensation and benefits (but excluding any Change of Control Obligations or equity-based or non-qualified deferred compensation plans, programs, agreements or arrangements) that are in the aggregate, no less favorable than the compensation and benefits (but excluding any Change of Control Obligations or equity-based or non-qualified deferred compensation plans, programs, agreements or arrangements) being provided to Continuing Employees immediately prior to the Effective Time under the Company Benefit Plans. Each Continuing Employee shall, to the extent permitted by applicable law, receive full credit for purposes of eligibility and vesting. With respect to any health benefit plans maintained by Parent for the benefit of Continuing Employees located in the United States, subject to any applicable plan provisions, contractual requirements or applicable law, Parent shall: (A) use commercially reasonable efforts to cause to be waived any eligibility requirements or pre-existing condition limitations in the plan year in which the Effective Time occurs, to the extent satisfied or waived under a similar Company Benefit Plan as of the Effective Time; and (B) give effect, in determining any deductible maximum out-of-pocket limitations in the plan year in which the Effective Time occurs, to amounts paid by such Continuing Employees with respect to substantially similar plans maintained by the Company or its Subsidiaries during the plan year in which the Effective Time occurs.

(b)    No provision of this Agreement shall be deemed to (i) require or guarantee employment for any period of time for, or preclude the ability of Parent or the Surviving Corporation or any of their Affiliates to terminate, any Continuing Employee at any time and for any or no reason, (ii) require Parent or the Surviving Corporation to establish or continue any benefit or compensation plan, program, agreement or arrangement or prevent the amendment, modification or termination thereof at any time, or (iii) establish or amend any benefit or compensation plan, program, agreement or arrangement. The parties hereto acknowledge and agree that all provisions contained in this Section 5.14 are included for the sole benefit of the parties to this Agreement, and that nothing in this Section 5.14 or any other provision of this Agreement, whether express or implied, shall be construed to create any third-party beneficiary or other rights in any other Person, including any employees or former employees of the Company, any of its Subsidiaries or Affiliates or any Continuing Employee, or any dependent or beneficiary thereof, other than the parties to this Agreement.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1    Conditions to Each Party’s Obligation to Effect the Merger. The obligations of the parties to effect the Merger on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)    Company Common Shareholder Approval. The Company Required Vote shall have been obtained.

(b)    No Order. No Law or Order (whether temporary, preliminary or permanent) shall have been enacted, issued, promulgated, enforced or entered that is in effect or pending and that prevents or prohibits consummation of the Merger.

(c)    HSR Act or other Foreign Competition Law. The applicable waiting periods, together with any extensions thereof, under the HSR Act or any other applicable pre-clearance requirement of any foreign competition Law shall have expired or been terminated.

Section 6.2    Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger on the Closing Date are also subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)    Representations and Warranties. (i) Other than the representations and warranties set forth in Sections 3.1(a)(i) with respect to the Company (and not with respect to any Scheduled Subsidiary), 3.2, 3.3(a), and 3.20, the representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct which, individually or in the aggregate, have not and would not have a Company Material Adverse Effect, (ii) the representations and warranties set forth in Sections 3.1(a)(i) with respect to the Company (and not with respect to any Scheduled Subsidiary), 3.2, and 3.20, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date) and (iii) the representations and warranties set forth in Sections 3.3(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), except where the failure to be so true and correct would not result in the payment by Parent or the Surviving Corporation of an aggregate value of consideration in the Merger in excess of $1,000,000 or more over the aggregate value of the consideration that would have been payable by Parent or the

Surviving Corporation in the Merger in the absence of such failure to be true and correct. Parent shall have received a certificate of an executive officer of the Company on its behalf to the foregoing effect.

(b)    Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of an executive officer of the Company on its behalf to the foregoing effect.

(c)    FIRPTA. Parent shall have received a certificate from the Company, in the form attached hereto as Exhibit B, to the effect that the Company is not a U.S. real property holding company.

(d)    No Material Adverse Effect. Since the date of this Agreement there shall not have occurred and be continuing a Company Material Adverse Effect.

(e)    Company Reports. The Company shall have filed all Company Reports required to be filed with the SEC prior to the Effective Time and that are required to contain financial statements.

Section 6.3    Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger on the Closing Date is also subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct which, individually or in the aggregate, have not and would not prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under this Agreement. The Company shall have received a certificate signed by an executive officer of Parent on its behalf to the foregoing effect.

(b)    Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of an executive officer of Parent to that effect.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1    Termination. This Agreement may be terminated and the Merger (and the other transactions contemplated by the Transaction Documents) may be abandoned at any time prior to the Effective Time (notwithstanding if the Company Required Vote has been obtained):

(a)    by the mutual written consent of the Company and Parent, which consent shall have been approved by the action of their respective Boards of Directors;

(b)    by the Company or Parent, if any Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger, and such Order or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (b) shall not have initiated such proceeding or taken any action in support of such proceeding and such party shall have used its reasonable best efforts to prevent and oppose such Order or other action;

(c)    by either Parent or the Company, if at the Company Shareholders Meeting (giving effect to any adjournment or postponement thereof), the Company Required Vote shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 7.1(c) by the Company shall not be available to the Company where the failure to obtain such Company Required Vote is caused by a material breach of the Company’s obligations under Section 5.6;

(d)    by the Company in order to enter into an Acquisition Agreement for a Superior Proposal; provided, however, that this Agreement may not be so terminated unless (i) the Company Board of Directors shall have complied with the procedures set forth in Sections 5.6 and (ii) the payment required by Section 7.2(b) is made in full to Parent pursuant to the terms set forth in this Agreement;

(e)    by Parent if (i) there shall have been a Company Adverse Recommendation Change, (ii) the Company Board of Directors has failed to reaffirm the Company Recommendation within five (5) Business Days after Parent has requested in writing that it do so and continues to fail to reaffirm the Company Recommendation as of the date this Agreement is terminated pursuant to this Section 7.1(e), and (iii) any Third Party shall have commenced a tender or exchange offer or other transaction constituting or potentially constituting an Acquisition Proposal and the Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) Business Days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer;

(f)    by either Parent or the Company, if the Merger shall not have been consummated prior to the earlier to occur of (i)(A) 90 days from the date of this Agreement in the event the SEC does not perform a full review of the Proxy Statement or (B) 150 days from the date of this Agreement in the event the SEC elects to perform a full review of the Proxy Statement and (ii) that date that is five (5) calendar days after the date upon which the Company Shareholders’ Meeting is originally scheduled to be held pursuant to Section 5.5(a), provided, however, that (x) such date referred to clause (ii) may be extended on one or more occasions by either party (by written notice to the other party) up to and including the date that is 150 days from the date of this Agreement in the event that the conditions set forth in Section 6.1(b) and Section 6.1(c) (but in the case of Section 6.1(b), only if related to antitrust or competition matters) have not been satisfied by such dates and (y) such date referred to in clause (ii) shall not occur sooner than three Business Days after the final day of the Marketing Period (the applicable date, the “Outside Termination Date”); provided, further, that the right to terminate this Agreement under this Section 7.1(f) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Merger to occur on or before such date;

(g)    by Parent (if Parent and Merger Sub are not in material breach of their representations, warranties, covenants or agreements under this Agreement), if (i) there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that would, individually or in the aggregate, result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) if continuing on the Closing Date and (ii) such breach (A) shall not have been cured (or is not capable of being cured) before the Outside Termination Date, (B) such breach is not reasonably capable of being cured before the Outside Termination Date, or (C) the Company does not within thirty days after receipt of written notice thereof initiate and sustain commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(g) if such breach by the Company is so cured);

(h)    by the Company (if the Company is not in material breach of its representations, warranties, covenants or agreements under this Agreement), if (i) there has been a breach by Parent of any representation, warranty, covenant or agreement contained in this Agreement that would, individually or in the aggregate, result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) if continuing on the Closing Date (other than a breach of Section 5.12) and (ii) such breach (A) shall not have been cured before the Outside Termination Date, (B) such breach is not reasonably capable of being cured before the Outside Termination Date, or (C) Parent does not within thirty days after receipt of written notice thereof initiate and sustain commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 7.1(h) if such breach by Parent is so cured);

(i)    by the Company, if (i) all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), (ii) the Parent and Merger Sub fail to complete the Closing within two (2) Business Days following the date the Closing should have occurred pursuant to Section 1.2, and (iii) the Company stood ready and willing to consummate the Closing during such period; or

(j)    by Parent (if Parent and Merger Sub are not in material breach of their representations, warranties, covenants or agreements under this Agreement), if the Company shall have breached any of its obligations under Section 5.6(a) (No Solicitation of Transactions) (other than any immaterial or inadvertent breaches thereof not intended to result in an Acquisition Proposal).

The party desiring to terminate this Agreement pursuant to subsection (b), (c), (d), (e), (f), (g),

(h), (i) or (j) of this Section 7.1 shall give written notice of such termination to the other party in accordance with Section 8.2, specifying the provision or provisions hereof pursuant to which such termination is effected. The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, or any of their respective Affiliates or Representatives, whether prior to or after the execution of this Agreement.

Section 7.2    Expenses; Termination Fee

(a)    Expense Allocation. Except as otherwise agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with the Transaction Documents, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense.

(b)    Company Termination Fee.

(i)    If this Agreement is terminated: (A) by Parent pursuant to Section 7.1(e) (Adverse Recommendation); (B) by either party pursuant to Section 7.1(c) (No Vote) or by Parent pursuant to Section 7.1(j) (No Solicitation of Transactions) and, in either case, (x) prior to such termination an Acquisition Proposal (defined for the purpose of this clause (b) by replacing each reference to 20% in the definition of the term Acquisition Proposal with 60%) had been announced or otherwise made publicly known and not withdrawn, and within twelve (12) months following such termination, the Company enters into an Acquisition Agreement and thereafter consummates the transactions contemplated by such Acquisition Agreement; or (C) by the Company pursuant to Section 7.1(d) (Superior Proposal); then the Company shall pay Parent a fee equal to $25,000,000, less any Parent Expenses previously reimbursed pursuant to Section 7.2(d) (the “Company Termination Fee”).

(ii)    Such Company Termination Fee shall be paid in immediately available funds and shall be due and payable on the date that is (A) five (5) Business Days after the date of termination in the event of a termination by Parent pursuant to Section 7.1(e) (Adverse Recommendation), (B) upon the consummation of the transaction contemplated by the applicable Acquisition Agreement in the event of a termination pursuant to Section 7.1(c) (No Vote) or Section 7.1(j) (No Solicitation of Transactions), or (C) the date on which a termination occurs pursuant to Section 7.1(d) (Superior Proposal) (or the next Business Day, if on a date that is not a Business Day).

(iii)    The parties hereto acknowledge and agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than provision of this Agreement, at the same or at different times and the occurrence of different events.

(iv)    If the Company becomes obligated to pay the Company Termination Fee pursuant to this Section 7.2(b), Parent and Merger Sub agree that, other than in the case of fraud, its right to receive the Company Termination Fee from the

Company shall be its sole and exclusive remedy as set forth in Section 8.8(a).

(c)    Parent Termination Fee.

(i)    If this Agreement is terminated by the Company pursuant to (x) Section 7.1(h) (Parent Breach) or (y) Section 7.1(i) (Failure to Close), then Parent shall promptly pay or cause to be paid a fee equal to $60,000,000 (the “Parent Termination Fee”) to the Company promptly, and in any event within two (2) Business Days following such termination, by wire transfer of same day funds to one or more accounts designated by the Company.

(ii)    The parties hereto acknowledge and agree that in no event shall the Parent be required to pay the Parent Termination Fee on more than one occasion, whether or not the Parent Termination Fee may be payable under more than provision of this Agreement, at the same or at different times and the occurrence of different events.

(iii)    If Parent becomes obligated to pay the Parent Termination Fee pursuant to this Section 7.2(c), the Company agrees that, other than in the case of fraud, its right to receive the Parent Termination Fee from Parent or from the Sponsors pursuant to the Limited Guarantees shall be its sole and exclusive remedy as set forth in Section 8.8(b).

(d)    Expense Reimbursement. In the event this Agreement is terminated (i) pursuant to Section 7.1(c) (No Vote) under circumstances in which the Company Termination Fee is not then payable pursuant to Section 7.2(b) and prior to the time of such termination by Parent, Parent and Merger Sub were not in breach of their representations, warranties, covenants or agreements under this Agreement, or (ii) under Section 7.1(g) (Company Breach) and due to a willful breach by the Company, then the Company shall, following receipt of an invoice therefor, promptly (in any event within two (2) Business Days) pay up to $2,000,000 of Parent’s reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (including the Financing) (the “Parent Expenses”), by wire transfer of same day funds to one or more accounts designated by Parent; provided, that the existence of circumstances which could require the Company Termination Fee to become subsequently payable by the Company pursuant to Section 7.2(b) shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 7.2(d); provided, further, that the payment by the Company of Parent Expenses pursuant to this Section 7.2(d) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 7.2(b) except to the extent indicated in Section 7.2(b).

(e)    Acknowledgment. The parties acknowledges that (i) the agreements contained in this Section 7.2 are an integral part of the transactions contemplated in this Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 7.2(b) or Section 7.2(c) are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, and (iii) without the agreements contained in this Section 7.2, the parties would not have entered into this Agreement.

Section 7.3    Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent and Merger Sub or the Company, except that the provisions of Section 5.7(a), Section 7.1, Section 7.2, this Section 7.3 and Article VIII shall survive such termination.

Section 7.4    Amendment. This Agreement may be amended by the parties in writing by action of their respective Boards of Directors at any time before or after the Company Required Vote has been obtained and prior to the filing of the Agreement of Merger with the California Secretary; provided, however, that, after the Company Required Vote shall have been obtained, no such amendment, modification or supplement shall be made which by Law requires the further approval of the Company Common Shareholders without such further approval. This Agreement may not be amended, changed or supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties.

Section 7.5    Extension; Waiver. At any time prior to the Effective Time, each of the Company, Parent and Merger Sub may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the provisions of Section 7.4, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1    Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties in this Agreement that by its terms contemplates performance after the Effective Time.

Section 8.2    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and made orally if so required pursuant to any section of this Agreement) and shall be deemed given (and duly received) if delivered personally, sent by overnight courier (providing proof of delivery and confirmation of receipt by telephonic notice to the applicable contact person) to the parties or sent by fax (providing proof of transmission and confirmation of transmission by telephonic notice to the applicable contact person) at the following addresses or fax numbers (or at such other address or fax number for a party as shall be specified by like notice):

if to Parent, to

c/o Thoma Bravo, LLC

600 Montgomery Street, 32nd Floor

San Francisco, CA 94111

Attn:  Orlando Bravo

          Seth Boro

Phone: (415) 263-3660

Fax:     (415) 392-6480

with a copy to:

Kirkland & Ellis LLP

300 N. LaSalle Street

Chicago, Illinois 60654

Attn:    Gerald T. Nowak, P.C.

            Jared G. Jensen

Phone: (312) 862-2000

Fax:     (312) 862-2200

if to the Company, to

SonicWALL, Inc.

2001 Logic Drive

San Jose, CA 95124

Attn: Matthew T. Medeiros

Phone: (408) 745-9600

Fax: (408) 745-9300

with a copy to:

Fenwick & West LLP

Silicon Valley Center

801 California St.

Mountain View, CA 94041

Attn:    Richard L. Dickson

            Kris S. Withrow

Phone: (650) 988-8500

Fax:     (650) 938-5200

Section 8.3    Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents, headings and index of defined terms contained in this

Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereby” refer to this Agreement. The Company Disclosure Letter, as well as any schedules thereto and any exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. The words “provided to Parent” means provided to Parent or any of Parent’s Representatives.

Section 8.4    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.5    Entire Agreement; Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein, including the Confidentiality Agreement) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement. This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder other than the parties hereto and their respective successors and permitted assigns, except (a) as set forth in or contemplated by the terms and provisions of Section 5.9, and (b) from and after the Effective Time, the rights of holders of shares of the Company Common Stock to receive the merger consideration set forth in Article I and the rights of the holders of Company Common Stock Options and Company RSUs to receive the amounts set forth in Article I, who, in all cases, shall have the right to enforce such provisions directly. Notwithstanding anything herein to the contrary, the Lender Parties are third-party beneficiaries of Sections 7.2(c)(iii), 8.8(b)(v), 8.8(d), 8.10 and 8.11 of this Agreement with rights of enforcement against all parties hereto under the provisions of such Sections and each Lender Party is entitled to rely upon the terms and provisions of such Sections. Sections 7.2(c)(iii), 8.8(b)(v), 8.8(d), 8.10 and 8.11 of this Agreement (and the related definitions and other provisions of this Agreement to the extent a modification or waiver or termination would serve to modify the substance or provisions of such Sections) may not be modified, waived or terminated in a manner that impacts or is adverse in any respect to the Lender Parties without the prior written consent of the Lender Parties and shall survive any termination of this Agreement.

Section 8.6    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 8.7    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties hereto; provided, however, that prior to the Closing, Parent and Merger Sub may assign this Agreement (in whole but not in part) to Parent or any of its Affiliates and/or to any parties providing the Financing pursuant to the terms thereof (including for purposes of creating a security interest herein or otherwise assign as collateral in respect of such Financing). No assignment by any party hereto shall relieve such party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 8.8    Enforcement.

(a)    Remedies of Parent and Merger Sub.

(i)    Specific Performance. Prior to the valid termination of this Agreement pursuant to Article VII, Parent and Merger Sub shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions hereof, including the Company’s obligation to consummate the Merger.

(ii)    Company Termination Fee. Parent shall be entitled to payment of the Company Termination Fee if and when payable under Section 7.2(b) hereof.

(iii)    Parent Expenses. Parent shall be entitled to reimbursement of Parent Expenses if and when payable under Section 7.2(d) hereof.

(iv)    Termination. Parent and Merger Sub shall be entitled to terminate this Agreement in accordance with Article VII hereof.

(v)    Damages. Other than in the case of fraud, in no event shall Parent, Merger Sub or any of their respective equityholders, officers, directors, employees, agents, controlling persons, assignees or Affiliates of any of the foregoing have the right to seek or obtain money damages from the Company under this Agreement (whether at law or in equity, in contract, in tort or otherwise) other than the right of Parent and Merger Sub to payment of the Company Termination Fee or Parent Expenses as set forth in Sections 8.8(a)(ii) and (a)(iii) above.

(b)    Remedies of the Company.

(i)    Specific Performance -- Closing. Prior to a valid termination of this Agreement pursuant to Article VII hereof, the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable remedies to enforce Parent’s and Merger Sub’s obligations to cause the Equity Financing to be funded and to consummate the Merger only in the event that each of the following conditions has been satisfied: (i) all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), and Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, (ii) the Debt Financing (or, if alternative financing is being used in accordance with Section 5.12, such alternative financing) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, and (iii) the Company has irrevocably confirmed in a written notice delivered to Parent and Parent’s sources of Debt

Financing that if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Closing will occur. For the avoidance of doubt, in no event shall the Company be entitled to enforce or seek to enforce specifically the Parent’s right to cause the Equity Financing to be funded or to complete the Merger if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing). In no event shall the Company be entitled to seek the remedy of specific performance of this Agreement other than solely under the specific circumstances and as specifically set forth in this Section 8.8(b). For the avoidance of doubt, while the Company may pursue both a grant of specific performance and the payment of the Parent Termination Fee, under no circumstances shall the Company be entitled to receive both a grant of specific performance and payment of the Parent Termination Fee.

(ii)    Specific Performance--Other Covenants. Prior to the valid termination of this Agreement pursuant to Article VII and other than as it relates to the right to cause the Equity Financing to be funded and to consummate the Merger (which are governed by the provisions of Section 8.8(b)(i)), the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by Parent and Merger Sub and to enforce specifically the terms and provisions hereof (including, but not limited to demanding Parent and Merger Sub to use commercially reasonable best efforts to secure the Debt Financing).

(iii)    Parent Termination Fee. The Company shall be entitled to payment of the Parent Termination Fee if and when payable under Section 7.2(c) hereof.

(iv)    Termination. The Company shall be entitled to terminate this Agreement in accordance with Article VII hereof.

(v)    Damages; Expenses. Other than in the case of fraud, in no event shall the Company or any of its Subsidiaries or any of their respective equityholders, officers, directors, employees, agents, controlling persons, assignees or Affiliates of any of the foregoing have the right to seek or obtain money damages or expense reimbursement (whether at law or in equity, in contract, in tort or otherwise) from Parent or Merger Sub under this Agreement other than the right of the Company to payment of the Parent Termination Fee as set forth in Section 8.8(b)(iii) above. In addition, notwithstanding anything in this Agreement to the contrary, in no event shall the Lender Parties have any liability or obligation to the Company or any of its Subsidiaries or any of their respective equityholders, officers, directors, employees, agents, controlling persons or assignees or Affiliates of any of the foregoing relating to or arising out of this Agreement or the transactions contemplated hereby; provided that, notwithstanding the foregoing, nothing in this Section 8.8(b)(v) shall in any way limit or modify the rights and obligations of Parent, Merger Sub or the Lender

Parties under the Debt Financing Commitment or Parent’s or Merger Sub’s obligations under this Agreement.

(c)    Money Damages Not Adequate. The parties agree that irreparable damage would occur in the event that any of the provisions under this Agreement to which the right of specific performance is applicable were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Each party hereby agrees, solely to the extent specific performance is available to it under this Section 8.8, not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 8.8. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction sought in accordance with the terms of this Section 8.8.

(d)    Sole Remedy. The parties hereto acknowledge and agree that the remedies provided for in this Section 8.8 shall be the parties’ sole and exclusive remedies for any breaches this Agreement or any claims relating to the transactions contemplated hereby. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted by applicable law, any and all other rights, claims and causes of action, known or unknown, foreseen or unforeseen, which exist or may arise in the future, that such party may have against the other party or any of its Representatives arising under or based upon any federal, state or local law (including any securities law, common law or otherwise) for any breach of the representations and warranties or covenants contained in this Agreement.

Section 8.9    Severability. Any term or provision of this Agreement that is invalid or unenforceable shall not affect the validity or enforceability of the remaining terms and provision hereof. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid, illegal or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid, illegal or unenforceable term or provision with a valid, legal and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable term.

Section 8.10    Consent to Jurisdiction; Venue.

(a)    Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any action, proceeding, claim, controversy or dispute

(whether at law, in equity, in contract, in tort or otherwise) arising out of or relating to this Agreement and the Confidentiality Agreement (including any such action, proceeding, claim, controversy or dispute involving any Lender Party), and each of the parties hereto irrevocably agrees that all claims in respect of such action, proceeding, claim, controversy or dispute (whether at law, in equity, in contract, in tort or otherwise) shall be heard and determined exclusively in any Delaware state or federal court sitting in the State of Delaware. Each of the parties hereto agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)    Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 8.10 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

Section 8.11    Waiver of Trial by Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING ANY MATTERS RELATING TO THE LENDER PARTIES). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11 AND SUCH WAIVERS SHALL EXTEND TO AND BENEFIT THE LENDER PARTIES.

ARTICLE IX

CERTAIN DEFINITIONS

“Acceptable Confidentiality Agreement” shall mean an agreement that is either (i) in effect as of the execution and delivery of this Agreement or (ii) executed, delivered and effective after the execution, delivery and effectiveness of this Agreement, in either case containing provisions that require any counter-party(ies) thereto (and any of its(their) representatives named therein) that receive material non-public information of or with respect to the Company to (x) keep such information confidential and (y) with standstill provisions that are no less restrictive in the aggregate to such counter-party(ies) (and any of its(their) representatives named therein) than the terms of the Confidentiality Agreement.

“Acquisition Agreement” shall mean any agreement in principle, merger agreement,

stock purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement relating to an Acquisition Proposal.

“Acquisition Proposal” shall mean any proposal or offer relating to (i) the acquisition of twenty (20) percent or more of the Equity Interests in the Company by any Third Party (by vote or by value), (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction which would result in any Third Party acquiring assets (including capital stock of or interest in any Subsidiary or Affiliate of the Company) representing, directly or indirectly, twenty (20) percent or more of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such transaction), or (iii) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any Third Party beneficially owning twenty (20) percent or more of the outstanding shares of Company Common Stock and any other voting securities of the Company, or (iv) any combination of the foregoing.

“ADA” shall mean the Americans with Disabilities Act.

“ADEA” shall mean the Age Discrimination in Employment Act.

“Affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement of Merger” shall mean the Agreement of Merger with respect to the Merger, containing the provisions required by, and executed in accordance with, the CCC.

“Antitakeover Laws” shall mean any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other antitakeover laws and regulations of any state or other jurisdiction, including the provisions of any statute or regulation under the CCC.

“Antitrust Laws” shall mean any other antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control Laws under any applicable jurisdictions, whether federal, state, local or foreign.

“Associate” of any Person shall have the meaning assigned thereto by Rule 12b-2 under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in San Francisco, California are authorized or obligated by Law or executive order to be closed.

“California Secretary” shall mean the Secretary of State of the State of California.

“Certificate” shall mean each certificate representing one or more shares of Company Common Stock or, in the case of uncertificated shares of Company Common Stock, each entry in the books of the Company representing uncertificated shares of Company Common Stock.

“Change of Control Obligation” means any change of control payment, special bonus, stay bonus, retention bonus, severance payment, or similar compensation that the Company or any of its Subsidiaries has agreed to pay to any of their respective employees, officers or directors and that becomes due and payable as a result of the consummation of the Merger or the other transactions contemplated hereby, whether due and payable prior to, at or after the Closing (including obligations that are contingent upon both the consummation of the Merger and the occurrence of another event or the passage of time).

“Closing” shall mean the closing of the Merger, as contemplated by Section 1.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Articles of Incorporation” shall mean the Company’s Articles of Incorporation as in effect as of the date hereof.

“Company Benefit Plan” shall mean each “employee benefit plan,” as defined in Section 3(3) of ERISA, and each other benefit or compensation plan, policy, program, arrangement or agreement sponsored, maintained or contributed or required to be contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any Liability.

“Company Bylaws” shall mean the Bylaws of the Company, as in effect as of the date hereof, including any amendments.

“Company Common Stock-Based Award” shall mean each right of any kind to receive shares of Company Common Stock or benefits measured by the value of a number of shares of Company Common Stock, and each award of any kind consisting of shares of Company Common Stock, granted under Company Equity Plans (including stock appreciation rights, restricted stock, restricted stock units, deferred stock units and dividend equivalents), other than Company Common Stock Options.

“Company Common Stock Option” shall mean each outstanding option to purchase shares of Company Common Stock under the Company Equity Plans.

“Company Common Stock Rights” shall mean any options, warrants, convertible securities, subscriptions, stock appreciation rights, voting interest, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or which would otherwise alter the capitalization of the Company.

“Company Disclosure Letter” shall mean the Company Disclosure Schedule dated the date hereof and delivered by the Company to Parent on or prior to the execution of this Agreement.

“Company Employee” shall mean any employees of the Company or any of its Subsidiaries.

“Company Financial Advisor” shall mean Centerview Partners LLC.

“Company Financial Statements” shall mean all of the financial statements of the Company and its Subsidiaries included in the Company Reports.

“Company Intellectual Property” shall mean Intellectual Property that is used in the business of the Company or any of its Subsidiaries as currently conducted by the Company or any of its Subsidiaries and to which the Company or any of its Subsidiaries claims rights by virtue of ownership of title to such Intellectual Property.

“Company Knowledge Person” shall mean the Persons set forth on Schedule 9.1 to the Company Disclosure Letter.

“Company Material Adverse Effect” shall mean, with respect to the Company, any effect, change, event, occurrence, circumstance or development (each an “Effect”) that is or would reasonably be expected to become materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, or any Effect resulting directly or indirectly from any of the following, be deemed to constitute a Company Material Adverse Effect: (i) changes in the Company’s stock price or trading volume, in and of itself; (ii) any failure by the Company to meet published revenue, earnings or other financial projections or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in and of itself (provided, however, that the exception in this clause and in clause (i) above shall not in any way prevent or otherwise affect a determination that any change, event, circumstance, development or effect underlying such changes or failures has resulted in, or contributed to, a Material Adverse Effect); (iii) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (to the extent such changes in each case do not disproportionately affect the Company relative to other companies in its industry); (iv) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world; (v) changes in conditions in the industries in which the Company and its Subsidiaries conduct business, including changes in conditions in the software industry generally or the information security industry generally (to the extent such changes in each case do not disproportionately affect the Company relative to other companies in its industry); (vi) changes in political conditions in the United States or any other country or region in the world; (vii) acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (to the extent such acts in each case do not disproportionately affect the Company); (viii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions in the United States or any other country or region in the world (to the extent such events in each case do not disproportionately affect the Company); (ix) the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby; (x) compliance with the terms of, or the taking of any action required by, this Agreement, or the failure to take any action prohibited by this Agreement; (xi) any actions taken, or failure to take action, in each case, to which Parent has in writing expressly approved, consented to or requested; (xii) changes in law, regulation or other legal or regulatory conditions (or the interpretation thereof) (to the extent such changes do not disproportionately affect the Company relative to other companies in its industry); (xiii) changes in GAAP or other accounting standards (or the interpretation thereof); (xiv) the availability or cost of equity, debt or other financing to Parent or Merger Sub; and (xv) any matters expressly set forth in the Company Disclosure Letter; provided, however, that for purposes of this clause (xv) the mere inclusion of a list of items such as contracts, option grants, customers, suppliers or intellectual property shall not be deemed to be disclosure of any issues under or liabilities with respect to the items on such list.

“Company Equity Plans” shall mean each compensatory stock option plan, program, arrangement or agreement of the Company, collectively, including the Company 2008 Equity Incentive Plan, the Company 2008 Inducement Plan, the Company 1998 Stock Option Plan and (if approved by the Company’s shareholders entitled to vote thereon) the Company 2010 Equity Incentive Plan.

“Company Permits” shall mean all authorizations, licenses, permits, certificates, approvals and orders of all Governmental Entities necessary for the lawful conduct of the businesses of the Company and its Subsidiaries.

“Company Reports” shall mean all forms, reports, statements, information and other documents (as supplemented and amended since the time of filing) filed or required to be filed by the Company with the SEC since December 31, 2008.

“Company Required Vote” shall mean the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the approval of this Agreement.

“Company 10-K” shall mean the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

“Confidentiality Agreement” shall mean that certain letter agreement between the Company and Thoma Bravo, LLC dated February 9, 2010.

“Dissenter Shares” shall mean shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by Dissenting Shareholders.

“Dissenting Shareholder” means any holder of shares of Company Common Stock who has not voted such shares in favor of the Merger and who is entitled to assert and properly asserts appraisal rights with respect to such shares pursuant to, and who complies in all respects with, the provisions of Section 13 of the CCC, and who has not effectively withdrawn or lost the right to assert appraisal rights under the provisions of Section 13 of the CCC.

“Effective Time” shall mean the effective time of the Merger, which shall be the time the Agreement of Merger is duly filed with the California Secretary, or at such later time as the parties hereto agree shall be specified in such Agreement of Merger.

“Employment Agreements” shall mean any employment, severance, retention, transaction bonus, change in control, material consulting, or other similar material contract between (including any contract pursuant to which the Company has incurred any Change of Control Obligation to any Company Employee): (i) the Company or any of its Subsidiaries or any current Company Affiliate; and (ii) any Company Employee (including any contract pursuant to which the Company has incurred any Change of Control Obligation to any Company Employee), other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable law) without any material obligation on the part of the Company or any of its Subsidiaries or any Company Affiliate to make any severance, termination, change in control or similar payment or to provide any benefit, other than severance payments required to be made by the Company or any of its Subsidiaries under applicable foreign law.

“Encumbrance” shall mean any lien, mortgage, pledge, deed of trust, security interest, charge, encumbrance or other adverse claim or interest, other than any Permitted Encumbrances.

“Environmental Claims” shall mean any and all actions, Orders, suits, demands, directives, claims, Encumbrances, investigations, proceedings or notices of violation by any Governmental Entity or other Person alleging potential responsibility or liability arising out of, based on or related to (i) the presence, release or threatened release of, or exposure to, any Hazardous Materials at any location or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law.

“Environmental Laws” shall mean all Laws relating to pollution or protection of the environment or human health.

“Environmental Permits” shall mean all Permits required to be obtained by the Company in connection with its business under applicable Environmental Laws.

“Equity Interest” shall mean any share, capital stock, partnership, member or similar interest in any entity and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument or right the value of which is based on any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FLSA” shall mean the Fair Labor Standards Act.

“FMLA” shall mean the Family and Medical Leave Act.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Entity” shall mean any United States federal, state or local or any foreign government or any court of competent jurisdiction, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

“Hazardous Materials” shall mean all hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Indebtedness” shall mean any of the following Liabilities: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith), (ii) Liabilities evidenced by bonds, debentures, notes, or other similar instruments or debt securities, (iii) Liabilities under or in connection with letters of credit or bankers’ acceptances or similar items (in each case whether or not drawn, contingent or otherwise), (iv) Liabilities related to the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business or deferred revenue (including deferred purchase price, “earn-out”, or similar Liabilities related to prior acquisitions), (v) Liabilities arising from cash/book overdrafts, (vi) Liabilities under capitalized leases, (vii) Liabilities with respect to advances (other than advances to employees made in the ordinary course of business consistent with past practice), (viii) Liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates and (ix) Indebtedness of others guaranteed by the Company or its Subsidiaries or secured by any Encumbrance on the assets of the Company or its Subsidiaries.

“Intellectual Property” shall mean all common law and statutory rights in the following in any jurisdiction throughout the world: (i) all trademarks, trademark registrations, trademark rights and renewals thereof, trade names, trade name rights, trade dress, corporate names, logos, slogans, all service marks, service mark registrations and renewals thereof, service mark rights, and all applications to register any of the foregoing, together with the goodwill associated with each of the foregoing; (ii) all issued patents, patent rights, patent disclosures and inventions and patent applications; (iii) all registered and unregistered copyrights, copyrightable works, copyright registrations, renewals thereof, and applications to register the same; (iv) all Software; (v) all Internet domain names and Internet websites and the content thereof; (vi) all trade secrets, know-how and other confidential proprietary information; and (vii) all other intellectual property.

“IRS” shall mean the Internal Revenue Service.

“Knowledge,” or any similar expression used with respect to the Company, shall mean the actual knowledge after due inquiry of any Company Knowledge Person.

“Labor Laws” shall mean ERISA, the Immigration Reform and Control Act of 1986, the National Labor Relations Act, the Civil Rights Acts of 1866 and 1964, the Equal Pay Act, ADEA, ADA, FMLA, WARN, the Occupational Safety and Health Act, the Davis-Bacon Act, the Walsh-Healy Act, the Service Contract Act, Executive Order 11246, FLSA and the Rehabilitation Act of 1973, and all regulations under such acts.

“Law” shall mean any federal, state, local or foreign statute, law, regulation, requirement, interpretation, permit, license, approval, authorization, rule, ordinance, code, policy or rule of common law of any Governmental Entity, including any judicial or administrative interpretation thereof.

“Lender” shall mean Credit Suisse AG and Credit Suisse Securities (USA) LLC.

“Liabilities” shall mean any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, those arising under any contract, agreement, commitment, instrument, permit, license, franchise or undertaking and those arising as a result of any act or omission.

“Marketing Period” means the first period of twenty (20) consecutive Business Days commencing after the date hereof during which (i) Parent and the Lender shall have the Required Information and (ii) the definitive Proxy Statement shall have been mailed to holders of Company Common Stock; provided that (x) the Marketing Period shall end on any earlier date that is the date on which the Debt Financing is obtained, (y) if the mailing of the definitive Proxy Statement (the date of such mailing, the “Proxy Mailing Date”) occurs (A) on or before July 23, 2010, the Marketing Period shall commence no later than the Proxy Mailing Date (or if such date is not a Business Day, the immediately succeeding Business Day) if Parent and the Lender have the Required Information throughout the Marketing Period, or (B) after July 23, 2010, the Marketing Period shall commence on the later to occur of (1) the Proxy Mailing Date (or if such date is not a Business Day, the immediately succeeding Business Day) and (2) September 7, 2010) if Parent and the Lender have the Required Information throughout the Marketing Period; provided, further that Parent shall promptly notify Company of the date on which the Debt Financing is obtained. For the avoidance of doubt, after the Marketing Period has commenced, furnishing Parent and/or the Lender with updates to the Required Information (including updates to the financial statements and projections) as required by the Debt Financing Commitment shall not be deemed to terminate the twenty (20) consecutive Business Day period then in effect.

“Nasdaq” shall mean The Nasdaq Global Select Market.

“NLRB” shall mean the United States National Labor Relations Board.

“Open Source Software” shall mean any Software that is subject to the GNU General Public License (GPL), the Lesser GNU Public License (LGPL), any “copyleft” license or any other license that requires as a condition of use, modification or distribution of such Software that such Software or other Software combined or distributed with it be (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making derivative works; (iii) redistributable at no charge; or (iv) licensed subject to a patent non-assert or royalty-free patent license.

“Order” shall mean any writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Entity.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, including, without limitation, all electrical,

mechanical, plumbing and other building systems; fire protection, security and surveillance systems; telecommunications, computer, wiring and cable installations; utility installations; water distribution systems; and landscaping and all easements and other rights and interests appurtenant thereto, including, without limitation, air, oil, gas, mineral and water rights currently owned by the Company or any of its Subsidiaries, or owned by the Company or any of its Subsidiaries at any time in the previous 10 years.

“Parent Bylaws” shall mean Parent’s Bylaws as in effect as of the date hereof.

“Parent Group” shall mean, collectively, Parent, the Sponsors or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, Shareholders, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, Shareholder, Affiliate or assignee of any of the foregoing.

“Parent Material Adverse Effect” shall mean, with respect to Parent, any Effect that, individually or taken together with all other Effects, is or would be reasonably likely to prevent or materially delay the performance by Parent of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by the Transaction Documents.

“Permitted Encumbrances” shall mean any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings; (iv) liens imposed by applicable law (other than Tax law); (v) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vii) non-exclusive licenses by the Company or a Subsidiary in the ordinary course of its business consistent with past practice on its standard form of customer agreement as provided to Parent; and (viii) statutory, common law or contractual liens (or other encumbrances of any type) of landlords or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries.

“Person” shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government, or any political subdivision, agency or instrumentality thereof.

“Proxy Statement” shall mean a definitive proxy statement, including the related preliminary proxy statement and any amendment or supplement thereto, relating to the Merger and this Agreement to be mailed to the Company Common Shareholders in connection with the Company Shareholders Meeting.

“Products Under Development” shall mean the products of the Company or any of its Subsidiaries currently under development by the Company or such Subsidiary that are scheduled for commercial release by the Company or such Subsidiary during calendar year 2010, in their current state of development as of the Closing Date.

“Representatives” shall mean officers, directors, auditors, attorneys and financial advisors retained by such party (including the Company Financial Advisor).

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Software” shall mean any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (iv) all documentation, including User Documentation, user manuals and training materials, relating to any of the foregoing.

“Subsidiary” of any Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock or value of such corporation, partnership, limited liability company, joint venture or other legal entity.

“Subsidiary Stock Rights” shall mean any options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company or any Subsidiary of the Company relating to the issued or unissued capital stock of the Subsidiaries of the Company or obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, any Subsidiary of the Company.

“Superior Proposal” shall mean any bona fide written Acquisition Proposal on terms that the Company Board of Directors shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) and taking into consideration, among other things, all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such Acquisition Proposal and this Agreement (in each case taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination), including financing, regulatory approvals, shareholder litigation, identity of the Person or group making the Acquisition Proposal, breakup fee and expense reimbursement provisions and other events or circumstances beyond the control of the Company, would be, if consummated, more favorable to the Company Shareholders (in their capacity as such) than the terms of the Merger; provided, however, that for purposes of the reference to an “Acquisition Proposal” in this definition of a “Superior Proposal,” all references to “twenty percent (20%)” in the definition of “Acquisition Proposal” shall be references to “sixty percent (60%).”

“Surviving Corporation” shall mean the corporation surviving the Merger.

“Tax” (and, with correlative meaning, “Taxes”) shall mean any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity.

“Tax Return” shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Third Party” shall mean any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Company, Parent, Merger Sub or any Affiliates thereof.

“Transaction Documents” shall mean this Agreement, the Voting Agreements and all other agreements, instruments and documents to be executed by Parent, Merger Sub and the Company in connection with the transactions contemplated by such agreements.

“User Documentation” shall mean explanatory and informational materials concerning the Company products, in printed or electronic format, which the Company or any Subsidiary has released for distribution to end users with such Company products, which may include manuals, descriptions, user and/or installation instructions, diagrams, printouts, listings, flow-charts and training materials, contained on visual media such as paper or photographic film, or on other physical storage media in machine readable form.

“WARN” shall mean the United States Worker Adjustment and Retraining Notification Act.

Index of Terms Defined Elsewhere

Defined Term	Location

Action	Section 3.7(a)

Agreement	Preamble

Alternative Financing Commitments	Section 4.5

Bankruptcy and Equity Exception	Section 3.2

Book-Entry Shares	Section 1.4(a)

CCC	Recitals

Certificates	Section 2.2

Certifications	Section 3.8(b)

Index of Terms Defined Elsewhere

Defined Term	Location

Closing Date	Section 1.2

Company	Preamble

Company Adverse Recommendation Change	Section 5.6(d)(i)

Company Board of Directors	Recitals

Company Common Shareholders	Recitals

Company Common Stock	Recitals

Company Material Contract	Section 3.15(a)(xxi)

Company Real Property	Section 3.11(b)

Company Recommendation	Section 3.5(c)

Company Shareholders Meeting	Section 5.5(a)

Company Termination Fee	Section 7.2(b)(i)

Confidential Information	Section 5.2(e)

Continuing Employees	Section 5.14(a)

Debt Financing	Section 4.5

Debt Financing Commitment	Section 4.5

Equity Financing	Section 4.5

Equity Financing Commitments	Section 4.5

ESPP	Section 1.7(c)

Exchange Fund	Section 2.1

Existing D&O Policy	Section 5.9(d)

Export Approvals	Section 3.6(c)

FCPA	Section 3.6(b)

Final Offering	Section 1.7(c)

Financing	Section 4.5

Financing Commitments	Section 4.5

Indemnified Persons	Section 5.9(a)

Information Systems	Section 3.16(o)

Index of Terms Defined Elsewhere

Defined Term	Location

Intervening Event	Section 5.6(g)

Leases	Section 3.11(b)

Leased Real Property	Section 3.11(b)

Limited Guarantees	Recitals

Maximum Premium	Section 5.9(d)

Merger	Recitals

Merger Consideration	Section 1.4(a)

Merger Sub	Preamble

Notice Period	Section 5.6(e)(iii)

Outside Termination Date	Section 7.1(f)

Parent	Preamble

Parent Expenses	Section 7.2(d)

Paying Agent	Section 2.1

Parent Termination Fee	Section 7.2(c)(i)

Pre-Closing Period	Section 5.1(a)

Right	Recitals

Rights Plan	Recitals

Required Information	Section 5.12(b)

RSU	Section 1.7(d)

Scheduled Subsidiary(ies)	Section 3.1(a)

SEC Clearance Date	Section 5.4(b)

Sponsors	Recitals

Voting Agreements	Recitals

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

PSM HOLDINGS 2, INC.

By:	/s/ Seth Boro
Name:	Seth Boro
Title:	Vice President & Secretary

PSM MERGER SUB, INC.

By:	/s/ Seth Boro
Name:	Seth Boro
Title:	Vice President & Secretary

SONICWALL, INC.

By:	/s/ Matthew T. Medeiros
Name:	Matthew T. Medeiros
Title:	President & Chief Executive Officer

Signature Page to Agreement and Plan of Merger

ANNEX B

AGREEMENT OF MERGER

OF

PSM MERGER SUB, INC.

INTO SONICWALL, INC.

THIS AGREEMENT OF MERGER (this “Agreement”) is made and entered into this [      ] day of [                    ], 2010, by and between SonicWALL, Inc., a California corporation (the “Company”), and PSM Merger Sub, Inc., a California corporation (“Merger Sub”).

WITNESSETH

WHEREAS, Merger Sub is a wholly owned subsidiary of PSM Holdings 2, Inc., a Delaware corporation (“Parent”);

WHEREAS, the Company, Parent, and Merger Sub have entered into an Agreement and Plan of Merger, dated as of June 2, 2010 (the “Merger Agreement”); and

WHEREAS, the Boards of Directors of each of the Company and Merger Sub have determined that it is advisable, fair to and in the best interests of the Company and Merger Sub, respectively, and in the best interests of the shareholders of each of the Company and Merger Sub, respectively, that Merger Sub merge with and into the Company (the “Merger”) with the Company as the surviving corporation of the Merger, pursuant to which each outstanding share of common stock, no par value per share, of the Company (the “Company Common Stock”) shall be converted into the right to receive cash, all upon the terms and subject to the conditions of this Agreement.

NOW THEREFORE, in consideration of the promises and the mutual covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

AGREEMENT

1.    Merger. Upon the Effective Time, as defined below, Merger Sub shall be merged with and into the Company in accordance with the provisions of the California Corporations Code section 1100 et seq. (the “Law”).

2.    Surviving Corporation. For purposes of the Law and this Agreement, the Company shall be the surviving corporation (the “Surviving Corporation”), and the separate corporate existence of Merger Sub shall cease. The name of the Surviving Corporation shall be SonicWALL, Inc.

3.    Effective Time. The Merger shall become effective at such time as this Agreement and the officers’ certificates of Merger Sub and the Company are filed with and accepted by the Secretary of State of the State of California pursuant to Section 1103 of the Law (the “Effective Time”).

4.    Compliance with the Law. The parties shall take such steps as may be necessary under the Law or otherwise to give effect to this Agreement, including the filing of a copy of this Agreement in the offices of the Secretary of State of the State of California, together with the certificates required by section 1103 of the Law.

5.    Articles of Incorporation. At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended and restated as set forth in Annex A attached hereto.

6.    Board of Directors. The directors of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors of Merger Sub immediately prior to the Effective Time.

7.    Officers. The officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are officers of Merger Sub immediately prior to the Effective Time.

8.    Conversion of the Shares.

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of the following securities:

(a)    Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding Company Common Stock held by Dissenting Shareholders) shall be canceled and shall by virtue of the Merger and without any action on the part of the holder thereof be converted automatically into the right to receive $11.50 in cash, without interest (the “Merger Consideration”), upon surrender of the certificate representing such share of Company Common Stock or in adherence with the applicable procedures set forth in the letter of transmittal or equivalent document for uncertificated shares of Company Common Stock represented by book-entry (“Book-Entry Shares”), as provided in Article II of the Merger Agreement. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or Book-Entry Shares theretofore representing such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration into which such shares of Company Common Stock have been converted, as provided herein or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required).

(b)    Company Common Stock Owned by the Company. Each share of Company Common Stock that is owned by the Company (or any subsidiary of the Company) as treasury stock or otherwise and each share of Company Common Stock owned by Parent shall be canceled and retired and cease to exist and no payment or distribution shall be made with respect thereto.

(c)    Common Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

9.    Company Options and Company RSUs.

(a)    Company Common Stock Options. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each a “Company Common Stock Option”), whether vested or unvested, shall be cancelled and (i) in the case of a Company Common Stock Option having a per share exercise price less than the Merger Consideration, for the right to receive from the Surviving Corporation for each share of Company Common Stock subject to such Company Common Stock Option immediately prior to the Effective Time an amount (subject to any applicable withholding tax) in cash equal to the product of (A) the number of shares of Company Common Stock subject to such Company Common Stock Option immediately prior to the Effective Time and (B) the amount by which the Merger Consideration exceeds the per share exercise price of such Company Common Stock Option, or (ii) in the case of any Company Common Stock Option having a per share exercise price equal to or greater than the Merger Consideration, without the payment of cash or issuance of other securities in respect thereof.

(b)    Company RSUs. At the Effective Time, pursuant to Section 1.7(d) of the Merger Agreement, each Company Restricted Stock Unit (each, an “RSU”), whether vested or unvested, that is outstanding immediately prior thereto shall become fully vested and shall be converted automatically into the right to receive at the Effective Time an amount in cash in U.S. dollars equal to the product of (i) the total number of such shares of Company Stock subject to such RSU and (ii) the Merger Consideration.

10.    Dissenter Shares. Notwithstanding anything herein to the contrary, if any holder of shares of Company Common Stock who has not voted such shares in favor of the Merger and who is entitled to assert and properly asserts appraisal rights with respect to such shares pursuant to, and who complies in all respects, the provisions of Chapter 13 of the California Corporations Code and who has not effectively withdrawn or lost the right to assert appraisal rights under the provisions of Chapter 13 of the California Corporations Code (each a “Dissenting Shareholder”) shall demand to be paid the “fair market value” of its Company Common Stock, as provided in Chapter 13 of the California Corporations Code, such Company Common Stock shall not be converted into or exchangeable for the right to receive the Merger Consideration (except as provided in this Section 10) and shall entitle such Dissenting Shareholder only to payment of the fair market value of such Company Common Stock, in accordance with Chapter 13 of the California Corporations Code, unless and until such Dissenting Shareholder withdraws (in accordance with Chapter 13 of the California Corporations Code) or effectively loses the right to dissent. The Company shall not, except with the prior written consent of Parent, voluntarily make (or cause or permit to be made on its behalf) any payment with respect to, or settle or offer to settle, any such demand for payment of fair market value of Company Common Stock prior to the Effective Time. If any Dissenting Shareholder shall have effectively withdrawn (in accordance with Chapter 13 of the California Corporations Code) or lost the right to dissent, then as of the later of the Effective Time or the occurrence of such event, the Dissenter Shares held by such Dissenting Shareholder shall be cancelled and converted into and represent the right to receive the Merger Consideration pursuant to Section 8(a).

11.    Effect of Merger. The effect of the Merger shall be as set forth in the Law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and obligations of the Company and Merger Sub shall become the debts, liabilities and obligations of the Surviving Corporation.

12.    Further Assurances. The Company shall, from time to time, take all such actions, and execute and deliver, or cause to be executed and delivered, all such instruments and documents, as Parent may reasonably deem necessary or advisable to carry out the intent and purpose of the Merger.

13.    Miscellaneous.

(a)    Headings. The headings and subheadings used in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

(b)    Counterpart Execution. This Agreement may be executed in multiple counterparts with the same effect as if all parties hereto had signed the same document.

(c)    Severability. In the event any provision, or portion thereof, of this Agreement is held by a court having proper jurisdiction to be unenforceable in any jurisdiction, then such portion or provision shall be deemed to be severable as to such jurisdiction (but, to the extent permitted by law, not elsewhere) and shall not affect the remainder of this Agreement, which shall continue in full force and effect.

(d)    Amendments. This Agreement may not be amended except by an instrument in writing, specifying such amendment, alteration or modification, signed by each of the parties hereto; provided that no amendment shall be made which by law requires the further approval of either the shareholders of the Company or Merger Sub without obtaining such shareholders’ approval. Such amendment must occur prior to the Effective Time.

(f)    Conflict. The Merger Agreement and this Agreement are intended to be construed together in order to effectuate their purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of [                    ], 2010.

PSM MERGER SUB, INC.

By:

Name: Seth Boro

Its: Vice President & Secretary

By:

Name: Seth Boro

Its: Vice President & Secretary

SONICWALL, INC.

By:

Name: Matthew Medeiros

Its: Chief Executive Officer

By:

Name: Frederick Gonzalez

Its: Secretary

[Signature Page to Agreement of Merger]

ANNEX A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SURVIVING CORPORATION

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SONICWALL, INC.

I

The name of the corporation (hereinafter called the “corporation”) is SonicWALL, Inc.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The corporation is authorized to issue only one class of stock, designated “Common Stock,” and the total number of shares which the corporation is authorized to issue is one thousand (1,000), no par value per share.

IV

(a)    Limitation of Directors’ Liability. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(b)    Indemnification. The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

(c)    Changes in California Law. If, after the effective date of this Article, California law is amended in a manner which permits a company to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article IV to “California law” shall to that extent be deemed to refer to California law as so amended.

(d)    Amendment, Repeal or Modification. Any amendment, repeal or modification of the foregoing provisions of this Article IV shall not adversely affect any right or protection of an agent of the corporation relating to acts or omissions occurring prior to such amendment, repeal or modification.

CERTIFICATE OF APPROVAL

OF

AGREEMENT OF MERGER

OF

PSM MERGER SUB, INC.

(a California corporation)

We, Orlando Bravo and Seth Boro, do hereby certify:

1.    That we are the duly elected and acting President & Assistant Secretary and Vice President & Secretary, respectively, of PSM Merger Sub, Inc., a California corporation (the “Corporation”);

2.    That the Agreement of Merger in the form attached was duly approved by the board of directors of the Corporation;

3.    That the principal terms of the Agreement of Merger in the form attached were approved by the holder of 100% of the outstanding shares of the Corporation;

4.    That, as of the date hereof, there is only one class of shares of the Corporation and the number of shares outstanding is 1,000; and

5.     That no vote of the stockholders of PSM Holdings 2, Inc., a Delaware corporation, was required.

[Remainder of Page Intentionally Left Blank]

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATED: [                    ], 2010

Orlando Bravo

Seth Boro

[Signature Page to Certificate of Approval of Merger of PSM Merger Sub, Inc.]

CERTIFICATE OF APPROVAL

OF

AGREEMENT OF MERGER

OF

SONICWALL, INC.

(a California corporation)

We, Matthew Medeiros and Frederick Gonzalez, do hereby certify:

1.    That we are the duly elected and acting Chief Executive Officer and Secretary, respectively, of SonicWALL, Inc., a California corporation (the “Corporation”);

2.    That the Agreement of Merger in the form attached was duly approved by the board of directors of the Corporation;

3.    That the principal terms of the Agreement of Merger in the form attached were approved by the holders of [•] of the outstanding shares of the Corporation, representing [•]% of the outstanding shares of the Corporation; and

4.    That, as of the date hereof, there are two classes of capital stock of the Corporation, designated, respectively, Common Stock and Preferred Stock. As of the date hereof: (A) the issued and outstanding capital stock of the Corporation consists solely of (i) no shares of Preferred Stock, and (ii) [54,577,511] shares of Common Stock, (B) the percentage vote required for approval was holders of a majority of all shares of Common Stock, and (C) that the number of shares voting in favor of the Agreement of Merger equaled or exceeded the vote required.

[Remainder of Page Intentionally Left Blank]

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATED: [                    ], 2010

Matthew Medeiros

Chief Executive Officer

Frederick Gonzalez

Secretary

[Signature Page to Certificate of Approval of Merger of SonicWALL, Inc.]

ANNEX C

CONFIDENTIAL

June 2, 2010

Board of Directors

SonicWall, Inc.

2001 Logic Drive

San Jose, CA

95124-3452

Members of the Board of Directors:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than PSM Holdings 2, Inc. (“Acquirer”)) of the outstanding shares of common stock, no par value (the “Shares”), of SonicWall, Inc. (the “Company”) of the $11.50 per Share in cash to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of June 2, 2010 (the “Agreement”), by and among the Company, the Acquirer and PSM Merger Sub, Inc., a wholly owned subsidiary of the Acquirer.

We have acted as your financial advisor in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the “Transaction”). We will receive a fee for our services in connection with the Transaction, a significant portion of which is contingent upon the consummation of the Transaction, and the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. In the ordinary course of business, we, our successors and affiliates may trade securities of the Company, the Acquirer and their respective affiliates in the future for our own account and the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

We are a securities firm engaged in a number of merchant banking and investment banking activities. In the past, we have provided investment banking and other services to the Company.

In connection with this opinion, we have reviewed, among other things, (i) the Agreement; (ii) annual reports to shareholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2009; (iii) certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its shareholders; and (vi) certain internal information relating to the projections, business, operations, earnings, cash flow, assets and liabilities of the Company furnished to us by the Company (the “Internal Data”). We have conducted discussions with members of the senior management and representatives of the Company and Acquirer regarding their assessment of the Internal Data, prospects of the Company and the strategic rationale for the Transaction. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared them with those of certain other companies in lines of business that we deemed relevant. We compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have not assumed any responsibility for independent verification of any of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed with your consent that the Internal Data has been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. In addition, at your direction we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due, and our opinion does not address any legal, regulatory, tax or accounting matters.

Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company. This opinion addresses only the fairness from a financial point of view, as of the date hereof, of the $11.50 per Share in cash to be paid to the holders (other than the Acquirer,) of the Shares pursuant to the Agreement. At your direction, we have not been asked to, nor do we, express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction, including, without limitation, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons in connection with the Transaction, whether relative to the $11.50 per share in cash to be paid to the holders (other than the Acquirer) of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter, nor does it constitute legal, tax or accounting advice.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction. This opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $11.50 per Share in cash to be paid to the holders (other than the Acquirer) of the Shares pursuant to the Agreement is fair from a financial point of view to such shareholders.

Very truly yours,

/s/ CENTERVIEW PARTNERS LLC

ANNEX D

CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW

§ 1300.

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions:

(1) Which were not immediately prior to the reorganization or short-form merger listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

(2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

§ 1301.

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what that shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

§ 1302.

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§ 1303.

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

§ 1304.

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

§ 1305.

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

PRELIMINARY COPIES

DETACH HERE

SONICWALL, INC.

PROXY

Special Meeting of Shareholders – July 23, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. Matthew Medeiros, our President and Chief Executive Officer, and Mr. Frederick M. Gonzalez, our Vice President, General Counsel and Corporate Secretary, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of SonicWALL, Inc. held of record by the undersigned on June 21, 2010 at the Special Meeting of Shareholders of SonicWALL, Inc., to be held at the corporate headquarters of SonicWALL, Inc. located at 2001 Logic Drive, San Jose, California, on July 23, 2010 at 7:00 a.m., and at any and all adjournments or postponements thereof, as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the proxy statement dated June 22, 2010, receipt of which is hereby acknowledged.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR PROPOSAL 1 AND, IF NECESSARY OR APPROPRIATE, FOR PROPOSAL 2.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

SONICWALL, INC.

July 23, 2010

Please, date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑
1.	To consider and vote on a proposal to approve the principal terms of the Agreement and Plan of Merger, dated as of June 2, 2010, as may be amended from time to time, pursuant to which PSM Merger Sub, Inc., a wholly owned subsidiary of PSM Holdings 2, Inc., will merge with and into the Company and the Company will be acquired by PSM Holdings 2, Inc., the merger and the Agreement of Merger to be filed with the California Secretary of State to complete the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐	2.	To vote to adjourn the special meeting if necessary or appropriate.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.